UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.                 )

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(as permitted by Rule 14a-6(e)(2))

☐   Definitive Proxy Statement

☐  Definitive Additional Materials

☐  Soliciting Material Pursuant to §240.14a-12

Crown Castle International Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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April [ ], 2022
Dear Stockholder:
It is our pleasure to invite you to attend the 2022 Annual Meeting of Stockholders ("Annual Meeting") of Crown Castle International Corp. ("Company"). The meeting will be held on Thursday, May 19, 2022 at 9:00 a.m. Central Time at our offices located at 8020 Katy Freeway, Houston, Texas 77024. The Notice of Annual Meeting and Proxy Statement ("Proxy Statement") accompanying this letter describe the business to be conducted at the Annual Meeting.
The Board of Directors welcomes this opportunity to have a dialogue with our stockholders and looks forward to your comments and questions regarding the Company. You can find information about the Company and its strategy to create long-term stockholder value in "Item I. Business—Strategy" of our Annual Report on Form 10-K for the year ended December 31, 2021 ("2021 Form 10-K").
We have elected to furnish proxy materials and our 2021 Form 10-K to many of our stockholders over the Internet pursuant to Securities and Exchange Commission rules, which allows us to reduce costs associated with the Annual Meeting. On or about April [ ], 2022, we intend to send most of our stockholders a Notice of Internet Availability of Proxy Materials ("Proxy Materials Notice") containing instructions on how to access our Proxy Statement and 2021 Form 10-K and how to submit proxies. Those who do not receive a Proxy Materials Notice will receive a copy of the Proxy Statement and 2021 Form 10-K by mail, unless they have previously requested delivery of materials electronically. The Proxy Materials Notice also contains instructions on how you can elect to receive a printed copy of the Proxy Statement and 2021 Form 10-K, if you only received a Proxy Materials Notice.
It is important that your shares be represented at the Annual Meeting, regardless of the number you may hold. Whether or not you plan to attend, please promptly submit your proxy in one of the ways outlined in the following Proxy Statement in order to have your shares voted at the Annual Meeting.
We look forward to seeing you on May 19, 2022.
Kind Regards,
J. Landis Martin
Chair of the Board

P. Robert Bartolo
Incoming Chair of the Board

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Thursday, May 19, 2022
9:00 a.m. (Central Time)
8020 Katy Freeway
Houston, Texas 77024
April [ ], 2022
Dear Stockholder:
You are invited to the 2022 Annual Meeting of Stockholders ("Annual Meeting") of Crown Castle International Corp. The Annual Meeting will be held at the time and place noted above. At the Annual Meeting, stockholders will be asked to consider and vote upon the following matters:
•    the election of 10 director nominees for a one-year term;
•    the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accountants for fiscal year 2022;
•    a proposal to approve our 2022 Long-Term Incentive Plan;
•    an amendment to our Restated Certificate of Incorporation ("Charter") to increase the number of authorized shares of Common Stock;
•    a non-binding, advisory vote to approve the compensation of our named executive officers; and
•    such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
Only stockholders at the close of business on March 21, 2022 ("Record Date") will be entitled to vote at the Annual Meeting, and, unless a new record date is set, any adjournment or postponement of the meeting. You may submit your proxy in any of the following ways:
•    if you received a printed proxy card or voting instruction form, mark, sign, date and return the proxy card or voting instruction form (see instructions on the Notice of Internet Availability of Proxy Materials ("Proxy Materials Notice") on how to request a printed proxy card or voting instruction form);
•    call the toll-free telephone number shown at the website address listed on your Proxy Materials Notice or on your proxy card or voting instruction form; or
•    visit the website shown on your Proxy Materials Notice or the proxy card or voting instruction form to submit a proxy via the Internet.
Have your Proxy Materials Notice or proxy card in front of you when submitting a proxy by telephone or the Internet; it contains important information that is required to access the system. Alternatively, you may vote your shares at the Annual Meeting, subject to the applicable voting deadlines.
Although we currently plan to hold the Annual Meeting in person, we are monitoring public health and safety concerns relating to COVID-19. If we determine that it is not possible or advisable to hold the Annual Meeting in person, we will announce alternative arrangements, including any changes to the format, date or time of the Annual Meeting, through a press release posted on our investor relations website at investor.crowncastle.com and additional proxy materials filed with the Securities and Exchange Commission. If the Annual Meeting occurs in person, attendees will be required to follow health and safety protocols consistent with then applicable procedures, guidelines, mandates or recommendations. For important information regarding attending and voting at the Annual Meeting, see "II. Information About the Annual Meeting."
Your vote is important. To be sure your vote counts and to assure a quorum, please submit your proxy in one of the ways outlined above whether or not you plan to attend the Annual Meeting.
By Order of the Board of Directors,
Donald J. Reid
Corporate Secretary

TABLE OF CONTENTS

		Page			Page
I.	Proxy Statement Summary	1	VIII.	Executive Compensation	45
II.	Information About the Annual Meeting	8		Compensation Discussion and Analysis	45
III.	Proposals	12		Compensation Committee 2021 Report	57
	1.Election of Directors	12		Summary Compensation Table	58
	2.Ratification of Appointment of Independent Registered Public Accountants	13		All Other Compensation Table	59
	3.Proposal to Approve Our 2022 Long-Term Incentive Plan	14		Grants of Plan-Based Awards in 2021	60
	4.Amendment to Our Charter to Increase the Number of Authorized Shares of Common Stock	25		Outstanding Equity Awards at 2021 Fiscal Year-End	61
	5.Non-binding, Advisory Vote on the Compensation of Our Named Executive Officers	27		Option Exercises and Stock Vested in 2021	63
IV.	Board of Directors	28		Potential Payments Upon Termination of Employment	64
	Nominees for Director—For a Term Expiring in 2023	28		CEO Pay Ratio	66
V.	Information About the Board of Directors	33	IX.	Audit Committee Matters	67
	Board Matrix	33		Audit Committee 2021 Report	67
	Board Leadership Structure	34	X.	Other Matters	69
	Meetings	34		Delinquent Section 16(a) Reports	69
	Risk Oversight	34		Stockholder Recommendation of Director Candidates	69
	Board Committees	36		Stockholder Nominations and Proposals for 2023 Annual Meeting	69
	Board Independence	39		Expenses Relating to this Proxy Solicitation	70
	Compensation Committee Interlocks and Insider Participation	39		Available Information	70
	Board Compensation	39		Householding of Proxy Materials	70
	Director Compensation Table for 2021	40		Stockholder Communications	71
	Certain Relationships and Related Transactions	41		Appendix A, 2022 Long-Term Incentive Plan	A - 1
VI.	Executive Officers	42		Appendix B, Independence Categorical Standards	B - 1
VII.	Beneficial Ownership of Common Stock	43		Appendix C, Non-GAAP Financial Measures	C - 1

CROWN CASTLE INTERNATIONAL CORP.	2022 PROXY STATEMENT

2022 Proxy Statement Summary
I.    PROXY STATEMENT SUMMARY
This Proxy Statement Summary highlights information contained elsewhere in the proxy statement ("Proxy Statement"). This summary does not contain all of the information you should consider, so please read the entire Proxy Statement carefully before voting. For additional information regarding our 2021 performance, see the Company's Annual Report on Form 10-K for the year ended December 31, 2021 ("2021 Form 10-K").

2022 Annual Meeting of Stockholders
You are invited to attend the 2022 Annual Meeting of Stockholders ("Annual Meeting"). The following provides an overview of the information about the Annual Meeting:
For additional information about the Annual Meeting, see "II. Information About the Annual Meeting."

Voting Matters and Board Recommendations
The following table summarizes the five proposals to be voted on at the Annual Meeting and the voting recommendation of our Board of Directors ("Board") for each proposal. We will also act on other business that may be properly raised before the Annual Meeting.
How to Vote
Your vote is very important. We encourage you to vote or submit your proxy by one of the methods shown below. For detailed voting instructions, see "II. Information About the Annual Meeting."

CROWN CASTLE INTERNATIONAL CORP.	2022 PROXY STATEMENT

2022 Proxy Statement Summary
Snapshot of Director Nominees
The following tables provide summary information about our director nominees. Additional information about our director nominees can be found beginning on page 28.

CROWN CASTLE INTERNATIONAL CORP.	2022 PROXY STATEMENT

2022 Proxy Statement Summary
Corporate Governance Highlights

We recognize the importance of a robust corporate governance framework to promote the interests of our stockholders. Our corporate governance highlights include:

✓ Annual election of directors by majority vote	✓ Stock ownership and retention guidelines
✓ 8 out of 10 independent director nominees	✓ Annual Board and committee evaluations
✓ Range of director nominee tenures	✓ One-share, one-vote standard
✓ Separate Board Chair and CEO	✓ Mandatory retirement age (72 years of age)(a)
✓ Regular Board executive sessions	✓ Proxy access
✓ Board diversity	✓ No poison pill

(a)    Subject to the Board-approved transition plan. For additional information on the retirement policy and the transition plan, see "V. Information About the Board of Directors—Board Committees—Nominating, Environmental, Social and Governance Committee—Consideration of Director Nominees."

2021 Business Performance Highlights

We delivered another strong year of results for 2021, adding to our long history of consistently delivering attractive growth. We continue to believe our ability to offer towers, small cells and fiber solutions, which are all integral components of communications networks and are shared among multiple tenants, provides us the best opportunity to generate significant growth while delivering high returns for our stockholders.

CROWN CASTLE INTERNATIONAL CORP.	2022 PROXY STATEMENT

2022 Proxy Statement Summary
2021 Environmental, Social and Governance Highlights
We consider the environmental, social and governance ("ESG") impact of our business and integrate ESG into our business practices and decision-making. For over 25 years, we have met the increased need for data and connectivity through a shared infrastructure model. We build once and use our infrastructure for multiple tenants, resulting in the use of fewer resources – including water, energy, metals and other materials – than would otherwise be needed to construct and maintain communications infrastructure.
Environmental
We are not resting on our strong foundation and have set goals aligned with our commitment to continue to reduce the impact from our assets and operations on the environment and the communities in which we operate.
Social
In 2021, we established a supplier diversity goal and have taken steps toward realizing our vision to build an inclusive and diverse community.
Governance
We have continued to build upon our strong corporate governance framework by expanding the diversity, expertise and oversight responsibilities of our Board and continuing to safeguard our corporate network and the data it stores.
Additional information regarding our sustainability initiatives and progress is available through the investor section of our website at crowncastle.com/investors/corporate-sustainability. The information on our website, including our most recent ESG Report, is not, and shall not be deemed to be, incorporated by reference into this Proxy Statement or any other filings with the Securities and Exchange Commission ("SEC") unless expressly noted in any such other filings.

CROWN CASTLE INTERNATIONAL CORP.	2022 PROXY STATEMENT

2022 Proxy Statement Summary
Pay-for-Performance
Rewarding improvement in our financial and operating results and the creation of stockholder value are key characteristics of our compensation philosophy, which serves as the foundation of our executive compensation program. To align the interests of our executives with those of our stockholders, the focus of our executive compensation program is on incentive compensation that emphasizes "pay-for-performance," rewarding our executives for performance against pre-established financial goals and total stockholder return ("TSR"). Our executive compensation program is discussed in detail in section "VIII. Executive Compensation" starting on page 45.
Alignment of Pay and Performance
We seek to align the interests of our named executive officers ("NEOs"), including our chief executive officer ("CEO"), with the interests of our stockholders. Our executive compensation program aligns a significant portion of our NEOs' compensation with the total return experienced by our stockholders. The graph below illustrates the alignment between our CEO's compensation and the returns experienced by our stockholders over the last three years.

$200
$150
$100
$50
$0
Value of $100 invested in CCI on 1/1/19
$20
$15
$10
$5
$0
CEO Total Compensation ($millions)
$12.6
$18.0
$14.6
2019
2020
2021
Indexed Total Stockholder Return(a)
CEO Total Compensation(b)

(a) Illustrates the total stockholder return on our common stock during the period from January 1, 2019 through December 31, 2021, assuming $100 was invested on January 1, 2019 and assuming reinvestment of dividends.

(b) For more information regarding the make-up of the annual total compensation for each year ended December 31, 2021, 2020 and 2019, see "VIII. Executive Compensation—Summary Compensation Table."

CROWN CASTLE INTERNATIONAL CORP.	2022 PROXY STATEMENT

2022 Proxy Statement Summary
Say-on-Pay
Our stockholders have historically approved our say-on-pay proposal at a high rate, with approximately 97% of votes cast in favor of our executive compensation program at our 2021 annual meeting of stockholders. For the past five years, the average stockholder approval of our executive compensation program exceeded 98%.

2021 Pay Components

As part of our executive compensation program, we provide our NEOs with base salary, short-term incentives and long-term incentives. We allocate compensation among these components based on our belief that the majority of executive compensation should be paid in the form of performance-based, variable compensation, with a greater emphasis on "at risk" pay for senior executives who have greater responsibility for the business.

As illustrated below, the compensation pay mix for our CEO and our other NEOs during 2021 reflects our objectives of linking pay to performance and aligning executives' interests with those of our stockholders. The compensation pay mix for "All Other NEOs" reflects the average compensation for all of our NEOs as a group, excluding the CEO, for 2021. For an individual breakdown of the compensation allocation for each of our NEOs, see "VIII. Executive Compensation—Compensation Disclosure and Analysis—Elements of Executive Compensation and Benefits" starting on page 48.

CROWN CASTLE INTERNATIONAL CORP.	2022 PROXY STATEMENT

2022 Proxy Statement Summary
The following illustrates the make-up of, and performance metrics attributable to, the short-term and long-term incentives awarded to our NEOs. For additional information on the short-term and long-term incentives, see "VIII. Executive Compensation—Compensation Discussion and Analysis—Elements of Executive Compensation and Benefits."

CROWN CASTLE INTERNATIONAL CORP.	2022 PROXY STATEMENT

Unless this Proxy Statement indicates otherwise or the context otherwise requires, the terms, "we," "our," "our Company," "the Company" or "us" as used in this Proxy Statement refer to Crown Castle International Corp. and its predecessor (organized in 1995), as applicable, each a Delaware corporation (together, "Crown Castle International Corp.").

II.    INFORMATION ABOUT THE ANNUAL MEETING
Who Is Soliciting Proxies?
The Board of Crown Castle International Corp. is soliciting proxies for use at our Annual Meeting and any adjournments or postponements of the Annual Meeting. This Proxy Statement, the form of proxy and our 2021 Form 10-K are being distributed or made available via the Internet to our stockholders on or about April [ ], 2022.
Why Did I Receive a "Notice of Internet Availability of Proxy Materials"?
Pursuant to SEC rules regarding the electronic distribution of proxy materials, we have elected to provide access to our proxy materials on the Internet, instead of mailing the full set of printed proxy materials, which allows us to reduce costs associated with the Annual Meeting. On or about April [ ], 2022, we intend to send to most of our stockholders a Notice of Internet Availability of Proxy Materials ("Proxy Materials Notice") containing instructions on how to access our Proxy Statement and 2021 Form 10-K and how to submit a proxy. If you receive a Proxy Materials Notice, you will not receive a printed copy of the proxy materials in the mail unless you request it. If you would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Proxy Materials Notice.
What are the Agenda Items for Consideration at the Annual Meeting?
The agenda for the Annual Meeting is to consider and vote upon the following matters:
•    the election of 10 director nominees for a one-year term;
•    the ratification of the appointment of PricewaterhouseCoopers LLP ("PwC") as our independent registered public accountants for fiscal year 2022;
•    a proposal to approve our 2022 Long-Term Incentive Plan ("2022 LTIP");
•    an amendment to our Restated Certificate of Incorporation ("Charter") to increase the number of authorized shares of Common Stock;
•    a non-binding, advisory vote to approve the compensation of our named executive officers; and
•    such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
How Can I Attend the Annual Meeting?
The Annual Meeting will be held on Thursday, May 19, 2022 at 9:00 a.m. Central Time at our offices located at 8020 Katy Freeway, Houston, Texas 77024. Although we currently intend to hold the Annual Meeting in person, we are monitoring public health and safety concerns relating to COVID-19. If we determine that it is not possible or advisable to hold the Annual Meeting in person, we will announce alternative arrangements, including any changes to the format, date or time of the Annual Meeting, through a press release posted on our investor relations website at investor.crowncastle.com and additional proxy materials filed with the SEC.

To support the health and well-being of our stockholders, employees, directors and other meeting attendees, attendees will be required to follow health and safety protocols consistent with then applicable procedures, guidelines, mandates or recommendations. These protocols may include the use of face coverings, providing proof of vaccination and maintaining appropriate social distances, which we will outline on our investor relations website at investor.crowncastle.com in advance of the Annual Meeting. In advance of the Annual Meeting, attendees will be required to complete a health self-assessment form located at visitoraccess.crowncastle.com. We reserve the right to refuse entry to any attendees who fail to follow these required protocols.

CROWN CASTLE INTERNATIONAL CORP.	2022 PROXY STATEMENT

You may attend and participate at the Annual Meeting if you are (1) a stockholder of record as of the close of business on March 21, 2022 ("Record Date"), (2) a legal proxy for a stockholder of record as of the Record Date or (3) a beneficial owner with evidence of ownership as of the Record Date (such as a letter from the bank, broker or other nominee through which you hold your shares confirming your ownership or a bank or brokerage firm account statement). If you are a stockholder of record who plans to attend the Annual Meeting, please mark the appropriate box on your proxy card (or note your intention to attend when prompted via Internet or telephone proxy submission). For all attendees, a valid picture identification must be presented in order to attend the meeting.
If you are a beneficial owner and plan to attend the Annual Meeting, please send written notification in advance of the Annual Meeting to our Corporate Secretary at Crown Castle International Corp., 8020 Katy Freeway, Houston, Texas 77024, and enclose a copy of (1) evidence of your ownership as of the Record Date or (2) a legal proxy, executed in your favor, from the institution through which you hold your shares.
Even if you plan to attend the Annual Meeting, we encourage you to vote your shares in advance of the Annual Meeting by one of the ways identified in "II. Information About the Annual Meeting—How to Do I Vote?" below. If you are a participant in the Crown Castle International Corp. 401(k) Plan ("401(k) Plan"), you must vote by the applicable deadline prior to the Annual Meeting. For further information on how to vote as a participant of the 401(k) Plan and the applicable deadline for voting, see "II. Information About the Annual Meeting—How Do I Vote as a Participant in the Crown Castle International Corp. 401(k) Plan?".
Who Is Entitled to Vote at the Annual Meeting?
You can vote at the Annual Meeting if you are, on the Record Date, a holder of record of our common stock, par value of $0.01 per share ("Common Stock"). In addition, if you are a beneficial owner of our Common Stock, you may vote your shares at the Annual Meeting if you obtain a legal proxy, executed in your favor, from the bank, broker or other nominee through which you hold your shares and present it at the Annual Meeting. To request a legal proxy, please follow the instructions at the website listed on the Proxy Materials Notice.
Holders of Common Stock will have one vote for each share of Common Stock owned of record as of the Record Date. As of the close of business on the Record Date, there were 433,029,630 shares of Common Stock outstanding.
Is There a List of Stockholders Entitled to Vote at the Annual Meeting?
A complete list of the stockholders of record entitled to vote at the meeting will be available for examination, during ordinary business hours, by any stockholder of record at our offices located at 8020 Katy Freeway, Houston, Texas 77024 for a period of 10 days prior to the Annual Meeting. The list will also be available for examination by any stockholder of record present at the Annual Meeting.
How Do I Vote?
You may submit your proxy for your shares in any of the following ways:
•Mail. If you receive a printed proxy card or voting instruction form, mark, sign, date and return the proxy card or voting instruction form (see instructions on the Proxy Materials Notice on how to request a printed proxy card or voting instruction form).
•Phone. Call 1-800-690-6903 to submit a proxy by telephone.
•Internet. Prior to the Annual Meeting, you can vote by visiting www.proxyvote.com.
Alternatively, you may vote in person at the Annual Meeting. As noted above in "II. Information About the Annual Meeting—Who is Entitled to Vote at the Annual Meeting?," if you are a beneficial owner whose shares are held in the name of a bank, broker or other nominee, you must obtain a legal proxy, executed in your favor, from the stockholder of record (that is, your bank, broker or nominee) to be able to vote at the Annual Meeting.
Have your Proxy Materials Notice, proxy card or voting instruction form in front of you when submitting a proxy by telephone or the Internet. It contains important information that is required to access the system. You must submit your proxy by 11:59 p.m. Eastern Time on May 18, 2022. As always, we encourage you to vote your shares prior to the Annual Meeting.

CROWN CASTLE INTERNATIONAL CORP.	2022 PROXY STATEMENT

How Do I Vote as a Participant in the Crown Castle International Corp. 401(k) Plan?
If you are a participant in the 401(k) Plan, your proxy card, or a proxy submitted by telephone or through the Internet, will also serve as voting instructions to Charles Schwab Bank, as trustee for the 401(k) Plan ("Trustee"), with respect to shares of Common Stock allocable to your 401(k) Plan account as of the Record Date.
If you provide voting instructions with respect to shares of Common Stock allocable to your 401(k) Plan account, the Trustee will vote those shares in the manner specified. If you fail to provide timely instructions, the independent fiduciary for the 401(k) Plan will instruct the Trustee to vote such shares of Common Stock in the same proportion as shares of Common Stock for which voting instructions have been timely and properly received from other 401(k) Plan participants, unless required by applicable law to exercise discretion in voting such shares.
To allow sufficient time for the Trustee to vote your shares, voting instructions from 401(k) Plan participants must be received by 11:59 p.m. Eastern Time on May 16, 2022.
How Will My Shares Be Voted at the Annual Meeting?
 All proxies that have been timely and properly submitted – whether by Internet, telephone or mail – and not revoked will be voted at the Annual Meeting in accordance with your instructions. If you sign your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board. The Board recommends the following vote for each of the proposals to be considered and voted upon at the Annual Meeting:
•    FOR the election of each of the director nominees named in this Proxy Statement (Proposal 1);
•    FOR the ratification of the appointment of PwC as our independent registered public accountants for fiscal year 2022 (Proposal 2);
•    FOR the proposal to approve our 2022 LTIP (Proposal 3);
•    FOR an amendment to our Charter to increase the number of authorized shares of Common Stock (Proposal 4); and
•    FOR the non-binding, advisory vote to approve the compensation of our named executive officers (Proposal 5).
If any other matters are properly presented at the Annual Meeting for consideration and if you have submitted a proxy for your shares by Internet, telephone or mail, the persons named as proxies in the proxy card will have the discretion to vote on those matters in their judgment for you. As of the date we filed this Proxy Statement with the SEC, we do not know of any other matters to be raised at the Annual Meeting.
What Can I Do If I Change My Mind After I Vote?
You may change your vote by revoking your proxy at any time before it is exercised. If you are a stockholder of record, you can revoke your proxy by:
•    delivering a timely written notice of revocation to our Corporate Secretary, Crown Castle International Corp., 8020 Katy Freeway, Houston, Texas 77024;
•    submitting a timely, later-dated proxy by Internet, telephone or mail (see instructions on your Proxy Materials Notice, proxy card or voting instruction form); or
•    attending the Annual Meeting and voting. Attendance at the meeting alone will not constitute a revocation of a proxy.
If you are a beneficial owner whose shares are held in the name of a bank, broker or other nominee, you may revoke your voting instructions by submitting new voting instructions to your bank, broker or other nominee before the applicable deadline indicated in "II. Information About the Annual Meeting—How Do I Vote?". Alternatively, if you have obtained a legal proxy from your bank, broker or other nominee giving you the right to vote your shares, you may change your vote by attending the Annual Meeting and voting in person.
If you are a participant in the 401(k) Plan, you may revoke your voting instructions by submitting new voting instructions to the Trustee on or before the applicable deadline indicated in "II. Information About the Annual Meeting—How Do I Vote as a Participant in the Crown Castle International Corp. 401(k) Plan?".

CROWN CASTLE INTERNATIONAL CORP.	2022 PROXY STATEMENT

What Is a Quorum for the Annual Meeting?
A quorum of stockholders is needed to hold a valid Annual Meeting. A quorum will exist to hold a valid Annual Meeting if the holders of at least a majority in voting power of the outstanding shares of Common Stock entitled to vote at the Annual Meeting attend the Annual Meeting in person or are represented by proxy. Abstentions and broker non-votes are counted as present for the purpose of establishing a quorum.
What Are the Voting Requirements for Each Proposal?
Each director shall be elected (Proposal 1) by a majority of the votes cast by the holders of shares of Common Stock entitled to vote and present in person or represented by proxy (a majority of the votes cast means that, to be elected, the number of votes cast "for" a nominee must exceed the number of votes cast "against" the nominee). The affirmative vote of the holders of a majority of the voting power of the shares of Common Stock present in person or represented by proxy at the annual meeting and entitled to vote on such matter is required to approve each of (1) the ratification of PwC as our independent registered public accountants for fiscal year 2022 (Proposal 2) and (2) the non-binding, advisory resolution to approve the compensation of our named executive officers (Proposal 5). The proposal to approve our 2022 LTIP shall be approved by a majority of the votes cast (Proposal 3). The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required to approve the amendment to our Charter to increase the number of authorized shares of Common Stock (Proposal 4).
With respect to all proposals other than (1) the election of directors (Proposal 1), (2) the approval of the 2022 LTIP (Proposal 3) and (3) the amendment to our Charter to increase the number of authorized shares of Common Stock (Proposal 4), abstentions have the same effect as votes against, and broker non-votes have no effect. With respect to the election of directors, abstentions and broker non-votes are not counted as a vote cast "for" or "against" a nominee. With respect to the proposal to approve our 2022 LTIP, abstentions and broker non-votes are not counted as votes "for" or "against" the proposal and therefore have no effect on the vote. With respect to the proposal to amend our Charter to increase the number of authorized shares of Common Stock, abstentions and broker non-votes have the same effect as a vote "against."

CROWN CASTLE INTERNATIONAL CORP.	2022 PROXY STATEMENT

III.    PROPOSALS
1.  Election of Directors
Pursuant to our Charter, all directors of the Board (other than any director who may be elected by the holders of any series of preferred stock) hold office for a term expiring at the first succeeding annual meeting of stockholders after their election, with each such director holding office until his or her successor shall have been duly elected and qualified ("Annual Term").
The Board is currently comprised of 12 directors. As previously announced, Lee W. Hogan and J. Landis Martin (our current independent Board Chair) will retire from the Board effective upon the expiration of their respective current terms as directors at the Annual Meeting. The Board has appointed P. Robert Bartolo to be our new independent Board Chair, effective immediately prior to the Annual Meeting. The Board has also approved a reduction in the size of the Board, effective upon the election of directors at the Annual Meeting, to 10 directors.
The nominees for director at the Annual Meeting are: P. Robert Bartolo, Jay A. Brown, Cindy Christy, Ari Q. Fitzgerald, Andrea J. Goldsmith, Tammy K. Jones, Anthony J. Melone, W. Benjamin Moreland, Kevin A. Stephens and Matthew Thornton, III. Each of these nominees is currently a member of the Board. If elected at the Annual Meeting, each of the nominees shall hold office as a director for an Annual Term.
In accordance with our Amended and Restated By-laws ("By-Laws"), each incumbent director nominee has tendered an irrevocable resignation that will be effective upon (1) failure to receive the required vote for election at the Annual Meeting and (2) the Board's subsequent acceptance of such resignation. If an incumbent director nominee fails to receive the required vote for re-election, the Nominating, Environmental, Social and Governance Committee ("NESG Committee") and the Board should act to determine whether to accept or reject the resignation, or whether other action should be taken.
Each nominee has consented to be nominated and has expressed his or her intention to serve if elected. The Board expects that each of the nominees for director will be able and willing to serve as a director. If any nominee is not available, the proxies may be voted for another person nominated by the current Board, or the size of the Board may be reduced. Information about the nominees and the Board is contained in the next two sections of this Proxy Statement (see "IV. Board of Directors" and "V. Information About the Board of Directors").
The Board recommends a vote FOR the election of each of the 10 nominees named herein as directors.

CROWN CASTLE INTERNATIONAL CORP.	2022 PROXY STATEMENT

2.  Ratification of Appointment of Independent Registered Public Accountants
The Audit Committee of the Board ("Audit Committee") has appointed PwC to continue to serve as our independent registered public accountants for fiscal year 2022. In the event the stockholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee. Approval of the resolution will in no way limit the Audit Committee's authority to terminate or otherwise change the engagement of PwC for fiscal year 2022.
We were billed for professional services provided with respect to fiscal years 2021 and 2020 by PwC in the amounts set forth in the following table:

Services Provided	2021	2020
Audit Fees (a)	$3,560,000	$3,330,281
Audit-Related Fees (b)	954	900
Tax Fees (c)	35,948	211,857
All Other Fees (d)	40,000	—
Total	$3,636,902	$3,543,038

(a)    Represents the aggregate fees billed for professional services rendered by PwC for the audit of our annual financial statements, review of financial statements included in our quarterly reports on Form 10-Q, services related to the audit of internal control over financial reporting, and other services normally provided by our independent auditor in connection with statutory and regulatory filings or engagements.
(b)    Represents the aggregate fees billed for assurance and related services by PwC that are reasonably related to the performance of the audit or review of our financial statements not reported as "Audit Fees."
(c)    Represents the aggregate fees billed for professional services rendered by PwC for tax compliance, tax advice and tax planning.
(d)    Represents the aggregate fees billed for products and service provided by PwC other than those reported as audit, audit-related or tax fees above, including fees related to limited assurance services pertaining to 2021 sustainability metrics with respect to our senior unsecured credit facility.
We expect a representative of PwC to attend the Annual Meeting. The representative will have an opportunity to make a statement if he or she desires and also will be available to respond to appropriate questions.
The Board recommends a vote FOR ratification of the appointment of PwC as our independent registered public accountants for fiscal year 2022.

CROWN CASTLE INTERNATIONAL CORP.	2022 PROXY STATEMENT

3. Proposal to Approve Our 2022 Long-Term Incentive Plan
At the Annual Meeting, the stockholders will be asked to approve the adoption of our 2022 Long-Term Incentive Plan ("2022 LTIP"), a copy of which is attached hereto as Appendix A. The 2022 LTIP is a broad-based incentive plan that provides for the granting of awards to our employees, directors and consultants.
The 2022 LTIP is intended to replace our 2013 Long-Term Incentive Plan, as amended ("2013 LTIP"), as the term for granting awards under the 2013 LTIP currently expires in February 2023. While the 2022 LTIP, like the 2013 LTIP, is a broad-based incentive plan providing for the grant of a variety of awards, the only types of awards we have ever issued pursuant to the 2013 LTIP are RSU Awards, Restricted Stock, and Stock Awards (each defined below). The 2022 LTIP is generally consistent in substance with the 2013 LTIP.
Stockholder approval of the 2022 LTIP is required under the rules of the New York Stock Exchange ("NYSE"). The Company is also asking our stockholders to approve the 2022 LTIP for purposes of Section 421 of the Internal Revenue Code of 1986, as amended ("Code").
Purpose and Background
The 2022 LTIP is proposed to enable us to provide a means to continue to attract able directors, employees, and consultants and to provide a means whereby those individuals upon whom the responsibilities rest for our successful administration and management, and whose present and potential contributions are of importance, can acquire and maintain Common Stock ownership, thereby strengthening their concern for our welfare. A further purpose of the 2022 LTIP is to provide such individuals with additional incentive and reward opportunities designed to enhance our profitable growth. Accordingly, the 2022 LTIP provides for the following:
•discretionary grants to our (or our affiliates') employees and consultants and our directors of (a) shares of Common Stock that are subject to restrictions on disposition and forfeiture to us under certain circumstances ("Restricted Stock"), (b) restricted stock unit awards ("RSU Awards" or "RSUs"), (c) shares of Common Stock, without satisfaction of any performance criteria or objectives ("Stock Awards"), (d) stock options that do not constitute Incentive Stock Options ("Non-statutory Stock Options"), (e) stock appreciation rights ("Stock Appreciation Rights" or "SARs"), (f) shares of Common Stock, cash payments, or a combination thereof that may be earned based on the satisfaction of various performance measures ("Performance Awards"), and (g) the right to receive the value of shares of Common Stock, cash payments or a combination thereof which vest over a period of time ("Phantom Stock Awards"); and
•discretionary grants to our employees or the employees of our subsidiary corporations of stock options that constitute incentive stock options as defined in Section 422 of the Code ("Incentive Stock Options").
The Board adopted the 2022 LTIP on February 17, 2022, subject to stockholder approval at the Annual Meeting. If the 2022 LTIP is not approved by our stockholders at the Annual Meeting, then no awards will be granted under the 2022 LTIP. If the 2022 LTIP is approved by our stockholders at the Annual Meeting, pursuant to an amendment to our 2013 LTIP approved by the Board on February 17, 2022, we will not issue any new awards under our 2013 LTIP on or after the date of such stockholder approval; provided, that the 2013 LTIP and the applicable award agreements will continue to govern any outstanding awards previously issued under the 2013 LTIP. The 2013 LTIP is our only other existing compensatory plan under which equity awards relating to shares of Common Stock can currently be granted.
No awards have been made under the 2022 LTIP, and the amount of any benefits cannot be determined at this time.
Reasons the Board Recommends Voting For Approval of the 2022 LTIP
The Board believes that adopting the 2022 LTIP is in the best interest of the stockholders as the Board believes that granting equity-based compensation will incentivize our employees, directors and consultants to work to achieve stock price appreciation and dividend growth and will better enable us to attract, motivate and retain talented, qualified employees and consultants. The Board also believes that encouraging our employees, directors and consultants to own shares of our Common Stock fosters broad alignment between the interests of employees, directors and consultants and the interests of our stockholders.

CROWN CASTLE INTERNATIONAL CORP.	2022 PROXY STATEMENT

Not only do long-term incentives foster an ownership culture that aligns the interests of employees with those of our stockholders, but they also represent a significant component of the overall compensation package for our leadership. The Company has exercised responsible use of long-term incentives in the recent past, as our burn rate and overhang (discussed below) demonstrate, and we intend to continue such practices going forward under the 2022 LTIP.
The 2022 LTIP also contains many stockholder-friendly features, such as restrictions on repricing stock options or stock appreciation rights, prohibitions on the payment of dividends and dividend equivalents unless the underlying awards become earned and vested, and express annual limits on the value of director equity retainer awards.
Matters Considered by the Board
In determining to adopt the 2022 LTIP (including the number of shares issuable thereunder) and to recommend it to our stockholders for approval, in addition to the reasons noted above, the Board considered a number of factors, including the following:
•Duration that shares available for issuance under the Plan are expected to last. Based on (i) the requested number of shares to be reserved under the 2022 LTIP (including shares to be transferred from the 2013 LTIP to the 2022 LTIP), (ii) our three-year average burn rate (as provided below) and (iii) our current long-term incentive granting practices and the current economics of our share price, we expect that the share reserve will cover awards for approximately 10 years, which represents the full granting term of the proposed plan (no awards may be granted under the 2022 LTIP after the tenth anniversary of the date the plan is approved by stockholders of the Company). As a result, we believe the expected life of the share reserve is reasonable and will ensure sufficient funding for equity awards for a significant number of years.
•Expected potential dilution. The potential dilution (sometimes referred to as overhang) under our 2013 LTIP was, as of December 31, 2021, approximately 1.5%. The 2022 LTIP will increase our potential dilution to approximately 3.9%. The Board believes the expected potential dilution that will result from the 2022 LTIP is (i) reasonable for a Company of our size in our industry and (ii) below the median of our peer group.
We define potential dilution as the sum of the total number of (i) outstanding full value share grants and (ii) shares of Common Stock available for future grants under the Plan, expressed as a percentage of the fully diluted weighted average common shares outstanding.
•Other considerations. In approving the 2022 LTIP and the number of shares reserved for issuance thereunder, the Board also considered our long-term incentive pay strategy of emphasizing equity grants to executives and directors to align their interests to those of our stockholders.
Burn Rate
The following table sets forth information regarding time-vested and performance-based, stock-settled equity awards granted over each of the last three fiscal years. These awards were all made under the 2013 LTIP:

	2021	2020	2019	Three-Year Average
Stock Options/SARs Granted	0	0	0
Time-Vested RSUs Granted	658,511	582,959	782,636
Performance RSUs Granted	279,658	403,097	455,169
Total Shares Granted	938,169	986,056	1,237,805
Weighted-Average Basic Common Stock Shares Outstanding (as of December 31)	432,075,225	422,719,397	415,630,837
Burn Rate	0.22%	0.23%	0.30%	0.25%

CROWN CASTLE INTERNATIONAL CORP.	2022 PROXY STATEMENT

Information on Equity Compensation Plans as of December 31, 2021
The following is information regarding all existing equity compensation plans as of December 31, 2021 (except as noted):

Number of Shares
Total number of stock options and SARs outstanding(a)	0
Total number of full value awards outstanding (includes time-based RSUs and performance RSUs)(a)	2,191,230
Shares available for grant under the 2013 LTIP(b)	4,401,331
Total shares of Common Stock outstanding as of the Record Date	433,029,630

(a)    The number of shares of outstanding performance RSUs assumes performance at the target performance level.
(b)    The number of shares remaining available for future grant under the 2013 LTIP reflects performance RSUs at target payout. Only the number of shares remaining available for future grant under the 2013 LTIP on the date the 2022 LTIP becomes effective, as well as any outstanding awards under the 2013 LTIP that later become forfeited, will be transferred to the 2022 LTIP.
Below is a summary of the terms of the 2022 LTIP that is qualified in its entirety by reference to the full text of the 2022 LTIP which is attached to this Proxy Statement as Appendix A.
Administration
The 2022 LTIP will be administered by a committee (for purposes of this Proposal 3, "Committee") appointed by the Board that will be comprised solely of two or more non-employee directors who qualify as "Non-Employee Directors" as defined in Rule 16b-3 of the Securities Exchange Act of 1934, as amended ("Exchange Act"). The Board has appointed the Compensation Committee to initially administer the 2022 LTIP.
The Committee will have full authority, subject to the terms of the 2022 LTIP, to establish rules and regulations for the proper administration of the 2022 LTIP, to select the employees, directors and consultants to whom awards are granted, and to set the dates of grants, the types of awards that shall be made and the other terms of the awards. When granting awards, the Committee will consider such factors as an individual's duties and present and potential contributions to our success and such other factors as the Committee in its discretion shall deem relevant. The Committee may also correct any defect or supply any omission or reconcile any inconsistency in the 2022 LTIP or in any agreement relating to an award in the manner and to the extent it shall deem expedient to carry it into effect. The Committee may, in its discretion and as of a date determined by the Committee, fully vest any award, in whole or in part.
The Committee in its sole discretion, and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the 2022 LTIP to one or more members of the Board and/or officers of the Company; provided, however, that the Committee may not delegate its authority or power with respect to (i) the selection for participation in the 2022 LTIP of an officer or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such an officer or person; or (ii) any awards to a director.
Number of Shares Subject to the 2022 LTIP; Award Limits
10,500,000 shares of Common Stock will be available for awards under the 2022 LTIP, representing 2.4% of the Company's outstanding shares as of the Record Date, which amount shall be increased by (i) the number of shares which remain available for issuance under the 2013 LTIP on the date the 2022 LTIP becomes effective and (ii) any shares issued under the 2013 LTIP that are the subject of outstanding awards and are subsequently forfeited or terminated, expire unexercised, are settled in cash in lieu of shares of Common Stock or in a manner such that all or some of the shares covered by such award are not issued to the award holder or are exchanged for awards that do not involve shares (provided, for purposes of this clause (ii), any shares withheld from payment of an award to satisfy tax obligations shall be treated as issued).
Any shares of Common Stock that are the subject of awards under the 2022 LTIP which are forfeited or terminated, expire unexercised, are settled in cash in lieu of shares of Common Stock or in a manner such that all or some of the shares covered by such award are not issued to the award holder or are exchanged for awards that do not involve shares will again immediately become available to be issued pursuant to awards granted under

CROWN CASTLE INTERNATIONAL CORP.	2022 PROXY STATEMENT

the 2022 LTIP. If shares of Common Stock are withheld from payment of an award to satisfy tax obligations with respect to an award, other than a stock option award, those shares will be added back to the number of shares available for issuance under the 2022 LTIP. If shares of Common Stock are tendered in payment of an option price of an option or the exercise price of a SAR, those shares will not be available for issuance under the 2022 LTIP.
The 2022 LTIP will allow the Committee to grant awards in substitution for stock and stock based awards held by service providers of another corporation in connection with (i) a merger or consolidation of the service recipient corporation with the Company or an affiliate or (ii) the acquisition by the Company or an affiliate of property or stock of the service recipient corporation. Provided the substitute awards granted under the 2022 LTIP satisfy certain terms and conditions, they will not reduce the number of shares available for issuance under the 2022 LTIP's terms. If substitute award shares are forfeited, those shares will not become available for issuance under the 2022 LTIP.
The aggregate number of shares of Common Stock with respect to which Incentive Stock Options may be granted under the 2022 LTIP is 1,000,000 shares. This limitation may be adjusted upon a subdivision or consolidation of shares of Common Stock or other capital readjustment, the payment of a stock dividend on Common Stock, or other increase or reduction in the number of shares of Common Stock outstanding without receipt of consideration by our Company.
The maximum value of any award of equity to a non-employee director during a calendar year, which are generally issued as Stock Awards, shall be determined by the Committee and shall not exceed $850,000 per calendar year.
Eligibility
All of our (and our affiliates') employees and consultants and our directors are eligible to participate in the 2022 LTIP. The selection of those employees, directors and consultants, from among those eligible, who will receive Incentive Stock Options, Non-statutory Stock Options, Stock Awards, Restricted Stock awards, Performance Awards, Phantom Stock Awards, Stock Appreciation Rights, RSU Awards or any combination thereof is within the discretion of the Committee. However, Incentive Stock Options may be granted only to our employees and employees of our subsidiary corporations. We currently have 11 non-employee directors, 8 executive officers and approximately 2,200 other employees who would be eligible to participate in the 2022 LTIP.
Provisions Related to Awards; Dividend and Dividend Equivalents
Except with respect to certain Stock Awards and as otherwise set forth in the 2022 LTIP, an award under the 2022 LTIP shall generally be evidenced by an award agreement which shall designate (i) the type of award being issued; (ii) the vesting conditions or forfeiture provisions applicable to the award, including any applicable performance goals; (iii) transferability restrictions; (iv) any applicable rules regarding delivery of shares under the award; and (v) any additional matters as the Committee may determine to be appropriate.
The Committee may provide in an award agreement that an award under the 2022 LTIP shall earn dividends or dividend equivalents; provided, however, that the payment of such dividends or dividend equivalents shall be subject to the same vesting conditions as apply to the underlying award. No portion of any dividends or dividend equivalents will be paid prior to vesting or during a forfeiture restriction period. Prior to payment, any dividends or dividend equivalents will be credited to an account maintained on the books of the Company and will be subject to such terms, conditions, limitations and restrictions as the Committee may establish, from time to time, including reinvestment in additional shares of Common Stock or common share equivalents. No dividends or dividend equivalents will be paid on options or Stock Appreciation Rights.
Term of 2022 LTIP
The 2022 LTIP will be effective as of May 19, 2022, the date the 2022 LTIP is approved by our stockholders at the Annual Meeting. No further awards may be granted under the 2022 LTIP after May 19, 2032, and the 2022 LTIP will terminate thereafter once all awards have been satisfied, exercised or expire. The Board in its discretion may terminate the 2022 LTIP at any time with respect to any shares of Common Stock for which awards have not theretofore been granted.

CROWN CASTLE INTERNATIONAL CORP.	2022 PROXY STATEMENT

Restricted Stock
a. Transfer Restrictions and Forfeiture Obligations. Pursuant to a Restricted Stock award, shares of Common Stock will be issued or delivered to the employee, director or consultant at the time the award is made without any payment to us (other than for any payment amount determined by the Committee in its discretion), but such shares will be subject to certain restrictions on the disposition thereof and certain obligations to forfeit and surrender such shares to us as may be determined in the discretion of the Committee. The Committee may provide that the restrictions on disposition and the obligations to forfeit the shares will lapse based on (i) the attainment of one or more performance measures established by the Committee, (ii) the continued employment or service with us or our affiliates for a specified period or (iii) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole discretion. Upon the issuance of shares of Common Stock pursuant to a Restricted Stock award, except for the foregoing restrictions and unless otherwise provided in the award agreement or the 2022 LTIP (which, for the avoidance of doubt, shall include the restrictions described above regarding dividends and dividend equivalents), the recipient of the award will generally have all the rights of a stockholder with respect to such shares, including the right to vote such shares.
b. Other Terms and Conditions. The Committee may, in its sole discretion, prescribe additional terms, conditions, or restrictions relating to Restricted Stock awards, including rules pertaining to the effect of the termination of employment or service as a director or consultant of a recipient of Restricted Stock (by reason of retirement, disability, death or otherwise) prior to the lapse of any applicable restrictions.
Restricted Stock Unit Awards
a. RSU Awards. An RSU Award will be similar in nature to a Restricted Stock award except that no shares of Common Stock or cash will be transferred to the holder of the award until the applicable vesting restrictions lapse or performance conditions have been satisfied. The amount of, and the vesting and the transferability restrictions applicable to, any RSU Award will be determined by the Committee in its sole discretion. The Committee will maintain a bookkeeping ledger account that reflects the number of restricted stock units credited under the 2022 LTIP for the benefit of a holder.
b. Form of Payment Under RSU Award. Payment under an RSU Award will be made in cash or shares of Common Stock as specified in the applicable award agreement.
c. Time of Payment Under RSU Award. Payment to a holder under an RSU Award shall be made at the time specified in the applicable award agreement. The award agreement will specify that the payment will be made (i) by a date that is no later than the date that is two and one-half months after the end of the fiscal year in which the RSU Award payment is no longer subject to a substantial risk of forfeiture or (ii) at a time that is permissible under Section 409A of the Code ("Section 409A").
Stock Awards
a. Award. Stock Awards are rights to receive shares of Common Stock, which vest immediately, without satisfaction of any performance criteria or objectives.
b. Payment. A Stock Award entitles the recipient to receive immediate payment of such award in Common Stock. The Committee may, in its discretion, require payment, partial payment or other conditions of the recipient relating to any Stock Award.
c. Other Terms and Conditions. The Committee may establish other terms and conditions for Stock Awards under the 2022 LTIP.
Stock Options
a. Term of Option. The term of each option will be as specified by the Committee at the date of grant but shall not be exercisable more than ten years after the date of grant. The effect of the termination of an optionee's employment, consulting relationship or membership on the Board will be specified in the award agreement that evidences each option grant.
b. Option Price. The option price will be determined by the Committee and may not be less than the fair market value of a share of Common Stock on the date that the option is granted.

CROWN CASTLE INTERNATIONAL CORP.	2022 PROXY STATEMENT

c. Repricing Restrictions. Except for adjustments for certain changes in the Common Stock, the Committee may not, without the approval of our stockholders, amend any outstanding award agreement that evidences an option grant to lower the option price (or cancel and replace any outstanding award agreement for an option with a new award agreement having a lower option price) or cancel any outstanding “underwater” options in exchange for cash. In addition, the Committee may not lower the option price (or cancel and replace any outstanding award agreement for an option with a new award agreement having a lower option price) to the extent that doing so would subject the holder to additional taxes under Section 409A.
d. Special Rules for Certain Stockholders. If an Incentive Stock Option is granted to an employee who then owns, directly or by attribution under the Code, stock possessing more than 10% of the total combined voting power of all classes of our stock or the stock of a subsidiary of ours, then the term of the option may not exceed five years, and the option price will be at least 110% of the fair market value of the shares on the date that the option is granted.
e. Size of Grant. The number of shares for which an option is granted to an employee, director or consultant will be determined by the Committee.
f. Status of Options. The status of each option granted to an employee as either an Incentive Stock Option or a Non-statutory Stock Option will be designated by the Committee at the time of grant. Unless an option is specifically characterized by the Committee as an Incentive Stock Option, it will be a Non-statutory Stock Option. If, however, the aggregate fair market value (determined as of the date of grant) of shares with respect to which Incentive Stock Options become exercisable for the first time by an employee exceeds $100,000 in any calendar year, the options with respect to the excess shares will be Non-statutory Stock Options. All options granted to any non-employee directors and consultants will be Non-statutory Stock Options.
g. Payment. The option price upon exercise may be paid by an optionee in any combination of the following: (i) cash, certified check, bank draft or postal or express money order for an amount equal to the option price under the option, (ii) an election to make a cashless exercise through a registered broker-dealer (if approved in advance by the Committee) or (iii) any other form of payment which is acceptable to the Committee.
Stock Appreciation Rights
a. Term of Stock Appreciation Right. The term of each Stock Appreciation Right will be as specified by the Committee at the date of grant but shall not be exercisable more than ten years after the date of grant.
b. Calculation of Payments. Unless otherwise provided in an award agreement for Stock Appreciation Rights, upon the exercise of a Stock Appreciation Right, a holder will be entitled to receive payment from us in an amount determined by multiplying (i) the difference between the value of a share of Common Stock on the date of exercise over the grant price by (ii) the number of shares of Common Stock with respect to which the Stock Appreciation Right is exercised. The per share grant price for a Stock Appreciation Right will be established on the date of grant of the Stock Appreciation Right. At the discretion of the Committee, the payment made to a holder upon the exercise of a Stock Appreciation Right may be in cash, in shares of Common Stock or in some combination of cash and Common Stock.
c. Repricing Restrictions. Except for adjustments for certain changes in the Common Stock, the Committee may not, without the approval of our stockholders, amend any outstanding award agreement to lower the Stock Appreciation Right grant price (or cancel and replace any outstanding Stock Appreciation Right with a new Stock Appreciation Right having a lower Stock Appreciation Right grant price) or cancel any outstanding "underwater" Stock Appreciation Rights in exchange for cash. In addition, the Committee may not lower the Stock Appreciation Right grant price (or cancel and replace any outstanding Stock Appreciation Right with a new award agreement having a lower Stock Appreciation Right grant price) to the extent that doing so would subject the holder to additional taxes under Section 409A.
Performance Awards
a. Grant of Performance Awards. The Committee, at any time, may grant Performance Awards under the 2022 LTIP to eligible persons in such amounts and upon such terms as the Committee may determine. The amount of, the vesting and the transferability restrictions applicable to any Performance Award will generally be based upon the attainment of performance goals as the Committee may determine.

CROWN CASTLE INTERNATIONAL CORP.	2022 PROXY STATEMENT

b. Performance Goals. The 2022 LTIP provides that a performance goal may be based on one or more business criteria that apply to the holder, one or more of our business units, or us as a whole, including, but not limited to, one or more of the following: stock price (including adjustments for dividends), funds from operations, adjusted funds from operations, earnings or adjusted earnings before or after interest, taxes, depletion, depreciation or amortization, earnings per share, earnings per share growth, total stockholder return, economic value added, cash return on capitalization, increased revenue, revenue ratios (per employee or per customer), net income (before or after taxes), market share, return on equity, return on assets, return on capital, return on capital compared to cost of capital, return on capital employed, return on invested capital, return on investment, return on sales, operating or profit margins, stockholder value, net cash flow, operating income, cash flow, cash flow from operations, cost reductions or cost savings, cost ratios (per employee or per customer), expense control, sales, proceeds from dispositions, project completion time, budget goals, net cash flow before financing activities, customer growth, total capitalization, debt to total capitalization ratio, credit quality or debt ratings, dividend payout, dividend growth, production volumes or safety results, or such other events or matters as the Committee determines in its sole discretion. Performance goals may also be based on performance relative to a peer group or index of companies. A performance goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). The Committee, in its discretion, may adjust or modify the calculation of the performance goals for a performance period in order to prevent the dilution or enlargement of the rights of the holders (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development; (ii) in the event of, or in connection with, any acquisition or divestiture of a portion of the Company's business or operations; or (iii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.
c. Payment. Payment under a Performance Award may be made in cash or shares of Common Stock, as specified in the holder's award agreement. Unless a Performance Award is structured as a current transfer of shares of Common Stock subject to a risk of forfeiture in the event performance goals are not achieved, a holder's payment under a Performance Award will be made at the time specified in the applicable award agreement. The award agreement will specify that any payment will be made (i) by a date that is no later than the date that is two and one-half months after the end of the calendar year in which the Performance Award payment is no longer subject to a substantial risk of forfeiture or (ii) at a time that is permissible under Section 409A.
Phantom Stock Awards
a. Forfeiture. Phantom Stock Awards under the 2022 LTIP are awards of rights to receive the value of shares of Common Stock. Such awards vest over a period of time established by the Committee, without satisfaction of any performance criteria or objectives. The Committee may, in its discretion, require payment or other conditions of the recipient of a Phantom Stock Award. A Phantom Stock Award will terminate if the recipient's employment or service as a director or consultant with us and our affiliates terminates during the applicable vesting period, except as otherwise determined by the Committee.
b. Payment. Following the end of the vesting period for a Phantom Stock Award (or at such other time as may be provided in a Phantom Stock Award agreement), the holder of a Phantom Stock Award will be entitled to receive payment of an amount not exceeding the maximum value of the Phantom Stock Award, based on the then vested value of the award. Payment of a Phantom Stock Award may be made in cash, Common Stock, or a combination thereof.
c. Other Terms and Conditions. The Committee may establish other terms and conditions for Phantom Stock Awards under the 2022 LTIP.
Corporate Change and Other Adjustments
The 2022 LTIP provides that, upon a Corporate Change (as defined below), the Committee generally may accelerate the vesting of options and Stock Appreciation Rights, cancel options and Stock Appreciation Rights and cause us to make payments in respect thereof in cash, or adjust the outstanding options and Stock Appreciation Rights as appropriate to reflect such Corporate Change (including, subject to certain conditions, having some or all of the then outstanding options and Stock Appreciation Rights (whether vested or unvested)

CROWN CASTLE INTERNATIONAL CORP.	2022 PROXY STATEMENT

assumed or having a new award of a similar nature substituted for some or all of their then outstanding options and Stock Appreciation Rights under the 2022 LTIP (whether vested or unvested) by an entity which is a party to the transaction resulting in such Corporate Change).
In addition, upon a Corporate Change, the Committee may cause any award (whether vested or unvested) to be assumed or have a new award of a similar nature substituted for the award by an entity which is a party to the transaction resulting in the Corporate Change and which is then (or will be upon completion of the Corporate Change transaction) employing the holder or which is (or will be upon completion of the Corporate Change transaction) affiliated or associated with the holder in the same or a substantially similar manner as the Company prior to the Corporate Change, or a parent or subsidiary of such entity, provided that (i) such assumption or substitution is on a basis where the aggregate fair market value of the Common Stock subject to the award immediately after the assumption or substitution is equal to the aggregate fair market value of all Common Stock subject to the award immediately before such assumption or substitution and (ii) the assumed rights under such existing award or the substituted rights under such new award, as the case may be, will have substantially the same terms and conditions as the rights under the existing award assumed or substituted for, as the case may be.
Finally, upon a Corporate Change, the Committee may, acting in its sole discretion without the consent or approval of any holder, require the mandatory surrender to the Company by any holder of some or all of the outstanding awards, as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such awards and the Company shall pay (or cause to be paid) to the holder an amount of cash equal to the maximum value of the award which, in the event the applicable performance or vesting period set forth in such award has not been completed, shall be multiplied by a fraction, the numerator of which is the number of days during the period beginning on the first day of the applicable performance or vesting period and ending on the date of the surrender, and the denominator of which is the aggregate number of days in the applicable performance or vesting period.
The 2022 LTIP provides that a "Corporate Change" occurs if (i) we are not the surviving entity in any merger or consolidation or other reorganization (or we survive only as a subsidiary of an entity other than an entity that was directly or indirectly wholly owned by us immediately prior to such merger, consolidation or other reorganization), (ii) we sell, lease or exchange all or substantially all of our assets to any other person (other than an entity that is directly or indirectly wholly owned by us), (iii) we are to be dissolved, (iv) any person or group acquires or gains ownership or control of more than 50% of the outstanding shares of our voting stock, (v) as a result of a contested election of directors, the persons who were our directors before the election cease to constitute a majority of our Board or (vi) we are party to any other corporate transaction (as defined under section 424(a) of the Code and applicable Department of Treasury regulations) that is not described in clauses (i), (ii), (iii), (iv) or (v).
The maximum number of shares that may be issued under the 2022 LTIP, as well as the number and price of shares of Common Stock or other consideration subject to an award under the 2022 LTIP, will be appropriately adjusted by the Committee in the event of changes in the outstanding Common Stock by reason of stock dividends, recapitalizations, mergers, consolidations, combinations, split, spin-offs, extraordinary dividend, exchanges of shares or other relevant changes in capitalization or distributions to the holders of Common Stock occurring after an award is granted.
Transferability
An Incentive Stock Option is not transferable other than by will or the laws of descent and distribution and may be exercised during the employee's lifetime only by the employee or such employee's guardian or legal representative. All other awards under the 2022 LTIP are not transferable other than by will or the laws of descent and distribution, pursuant to a qualified domestic relations order, or with the consent of the Committee (as to certain family transfers, or otherwise). No award shall be transferred for value without stockholder approval.
Amendments
The Board may from time to time amend the 2022 LTIP; however, any change that would impair the rights of a participant with respect to an award theretofore granted will require the participant's consent. Further, without the prior approval of our stockholders, the Board may not amend the 2022 LTIP to change the class of eligible individuals, increase the number of shares of Common Stock that may be issued under the 2022 LTIP or amend or delete the provisions of the 2022 LTIP that prevent the Committee from amending any outstanding option or Stock Appreciation Right agreement to lower the option price or Stock Appreciation Right grant price (or cancel

CROWN CASTLE INTERNATIONAL CORP.	2022 PROXY STATEMENT

and replace any outstanding award agreement for an option with a new award agreement having a lower option price or cancel and replace any outstanding Stock Appreciation Right with a new Stock Appreciation Right having a lower grant price).
Recoupments in Restatement Situations
All awards granted under the 2022 LTIP will be subject to recoupment in accordance with any recoupment policy that the Company has adopted or adopts (i) pursuant to the requirements of the listing standards of any national securities exchange or association on which the Company's securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law or (ii) that otherwise imposes recoupment provisions in the event of (1) a restatement by the Company of its financial statements, or (2) misconduct that causes financial or reputational harm to the Company.
Federal Income Tax Aspects of the 2022 LTIP
The following discussion summarizes certain material U.S. Federal income tax consequences to us and U.S. holders with respect to the acquisition, ownership, exercise or disposition of awards which may be granted under the 2022 LTIP. The discussion is based upon the provisions of the Code and the regulations and rulings promulgated thereunder, all of which are subject to change (possibly with retroactive effect) or different interpretations. Options and Stock Appreciation Rights with exercise prices less than the fair market value of Common Stock on the dates of grant, Phantom Stock, and certain other awards that may be granted pursuant to the 2022 LTIP, could be subject to additional taxes unless they are designed to comply with certain restrictions set forth in Section 409A and guidance promulgated thereunder. This summary reflects generally contemplated consequences and does not purport to deal with all aspects of U.S. Federal income taxation that may be relevant to an individual award holder's situation, nor any tax consequences arising under the laws of any state, local or foreign jurisdiction.
Restricted Stock. The recipient of a Restricted Stock award will not realize taxable income at the time of grant, and we will not be entitled to a deduction at that time, assuming that the restrictions constitute a substantial risk of forfeiture for federal income tax purposes. When the risk of forfeiture with respect to the stock subject to the award lapses, the holder will realize ordinary income in an amount equal to the fair market value of the shares of Common Stock at such time, and, subject to Section 162(m), we will be entitled to a corresponding deduction. All dividends and distributions (or the cash equivalent thereof) with respect to a Restricted Stock award paid to the holder before the risk of forfeiture lapses will also be compensation income to the holder when paid and, subject to Section 162(m) as discussed below, deductible as such by us. Notwithstanding the foregoing, the holder of a Restricted Stock award may elect under Section 83(b) of the Code to be taxed at the time of grant of the Restricted Stock award based on the fair market value of the shares of Common Stock on the date of the award, in which case (a) subject to Section 162(m), we will be entitled to a deduction at the same time and in the same amount, (b) dividends paid to the recipient during the period the forfeiture restrictions apply will be taxable as dividends and will not be deductible by us and (c) there will be no further federal income tax consequences when the risk of forfeiture lapses. Such election must be made not later than 30 days after the grant of the Restricted Stock award and is irrevocable.
Restricted Stock Unit Awards. The grant of an RSU Award under the 2022 LTIP generally will not result in the recognition of any U.S. federal taxable income by the recipient or a deduction for us at the time of grant. At the time an RSU Award vests, the recipient will generally recognize ordinary income, and, subject to Section 162(m), we will be entitled to a corresponding deduction. Generally, the measure of the income and the deduction will be the number of units subject to the RSU Award multiplied by the value of our Common Stock at the time the RSU Award is settled.
Stock Awards. The recipient of a Stock Award will realize taxable ordinary income at the time of grant in an amount equal to the fair market value of the shares of Common Stock on the date of the award, and, subject to Section 162(m), we will be entitled to a corresponding deduction.
Incentive Stock Options. Incentive Stock Options are subject to special federal income tax treatment. No federal income tax is imposed on the optionee upon the grant or the exercise of an Incentive Stock Option if the optionee does not dispose of the shares acquired pursuant to the exercise within the two-year period beginning on the date the option was granted or within the one-year period beginning on the date the option was exercised (collectively, the "holding period"). In such event, we would not be entitled to any deduction for federal income tax

CROWN CASTLE INTERNATIONAL CORP.	2022 PROXY STATEMENT

purposes in connection with the grant or exercise of the option or the disposition of the shares so acquired. With respect to an Incentive Stock Option, the difference between the fair market value of the stock on the date of exercise and the exercise price must generally be included in the optionee's alternative minimum taxable income for the year in which such exercise occurs. However, if the optionee exercises an Incentive Stock Option and disposes of the shares received in the same year and the amount realized is less than the fair market value of the shares on the date of exercise, then the amount included in alternative minimum taxable income will not exceed the amount realized over the adjusted basis of the shares.
Upon disposition of the shares received upon exercise of an Incentive Stock Option after the holding period, any appreciation of the shares above the exercise price should constitute long-term capital gain. If an optionee disposes of shares acquired pursuant to his or her exercise of an Incentive Stock Option prior to the end of the holding period, the optionee will be treated as having received, at the time of disposition, compensation taxable as ordinary income. In such event, and subject to Section 162(m), we may claim a deduction for compensation paid at the same time and in the same amount as compensation is treated as received by the optionee. The amount treated as compensation is the excess of the fair market value of the shares at the time of exercise (or in the case of a sale in which a loss would be recognized, the amount realized on the sale if less) over the exercise price; any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as short-term or long-term capital gain, depending on the holding period of the shares.
Non-statutory Stock Options and Stock Appreciation Rights. As a general rule, no federal income tax is imposed on the optionee upon the grant of a Non-statutory Stock Option (whether or not including a Stock Appreciation Right), and we are not entitled to a tax deduction by reason of such grant. Generally, upon the exercise of a Non-statutory Stock Option, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the excess of the fair market value of the shares of stock at the time of exercise over the option price paid for such shares. In the case of the exercise of a Stock Appreciation Right, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the cash received plus the fair market value of the shares distributed to the optionee. Upon the exercise of a Non-statutory Stock Option or a Stock Appreciation Right, and subject to Section 162(m), we may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized by the optionee assuming any federal income tax reporting requirements are satisfied.
Upon a subsequent disposition of the shares received upon exercise of a Non-statutory Stock Option or a Stock Appreciation Right, any difference between the fair market value of the shares at the time of exercise and the amount realized on the disposition would be treated as capital gain or loss. If the shares received upon the exercise of an option or a Stock Appreciation Right are transferred to the optionee subject to certain restrictions, then the taxable income realized by the optionee, unless the optionee elects otherwise, and our tax deduction (assuming any federal income tax reporting requirements are satisfied) should be deferred and should be measured at the fair market value of the shares at the time the restrictions lapse. The restrictions imposed on officers, directors and 10% stockholders by Section 16(b) of the Exchange Act is such a restriction during the period prescribed thereby if other shares have been purchased by such an individual within six months of the exercise of a Non-statutory Stock Option or Stock Appreciation Rights.
Performance Awards and Phantom Stock Awards. An individual who has been granted a Performance Award or a Phantom Stock Award generally will not realize taxable income at the time of grant, and we will not be entitled to a deduction at that time. Whether a Performance Award or Phantom Stock Award is paid in cash or shares of Common Stock, the individual will have taxable compensation, and, subject to Section 162(m), we will have a corresponding deduction. The measure of such income and deduction will be the amount of any cash paid and the fair market value of any shares of Common Stock either at the time the Performance Award or the Phantom Stock Award is paid or at the time any restrictions on the shares (including restrictions under Section 16(b) of the Exchange Act) subsequently lapse, depending on the nature, if any, of the restrictions imposed and whether the individual elects to be taxed without regard to any such restrictions.
Section 162(m). Generally, Section 162(m) precludes a public corporation from taking a deduction for annual compensation in excess of $1,000,000 paid to its covered employees (as defined in Section 162(m)). Our Section 162(m) covered employees are the principal executive officer, the principal financial officer, the three next highest-paid officers, and any employee who has been classified previously as a covered employee for purposes of Section 162(m).

CROWN CASTLE INTERNATIONAL CORP.	2022 PROXY STATEMENT

The 2022 LTIP is not qualified under Section 401(a) of the Code.
Inapplicability of ERISA. Based upon current law and published interpretations, we do not believe that the 2022 LTIP is subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended. The comments set forth in the above paragraphs are only a summary of certain of the Federal income tax consequences relating to the 2022 LTIP. No consideration has been given to the effects of state, local, or other tax laws on the 2022 LTIP or award recipients.
Parachute Payment Sanctions. Certain provisions of the 2022 LTIP or provisions included in an award agreement may afford a recipient special protections or payments which are contingent on a change in the ownership or effective control of us or in the ownership of a substantial portion of our assets. To the extent triggered by the occurrence of any such event, these special protections or payments may constitute "parachute payments" that, when aggregated with other parachute payments received by the recipient, if any, could result in the recipient receiving "excess parachute payments" (a portion of which would be allocated to those protections or payments derived from the award). We would not be allowed a deduction for any such excess parachute payments, and the recipient of the payments would be subject to a nondeductible 20% excise tax upon such payments in addition to income tax otherwise owed.
The Board recommends a vote FOR the proposal to approve our 2022 LTIP.
Equity Compensation Plan Information
The following table summarizes information with respect to our equity compensation plans under which our equity securities are authorized for issuance as of December 31, 2021:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (in Shares)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($ per Share)	Number of Securities Remaining Available for Future Issuance (in Shares)(a)
Equity Compensation Plans Approved by Security Holders	—	—	6,592,561(b)
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	—	—	6,592,561

(a)    In the first quarter of 2022, we granted 13,968 shares of Common Stock to the non-executive members of the Board. In addition, in the first quarter of 2022, as a component of long-term incentive compensation, the Board authorized the grant of RSU Awards for an aggregate of approximately 850,000 shares to approximately 2,350 of our employees, including the grant of RSU Awards for 157,093 shares to the named executive officers included in the table below at “VIII. Executive Compensation—Summary Compensation Table.” These awards were authorized pursuant to the 2013 LTIP which has been approved by our stockholders.
(b)    This amount is comprised of 4,401,331 shares available for grant under the 2013 LTIP, plus 2,191,230 shares underlying awards granted and outstanding under the 2013 LTIP, each as of December 31, 2021. Pursuant to an amendment to our 2013 LTIP approved by the Board on February 17, 2022, we will not grant any new awards under our 2013 LTIP on or after the date of the stockholder approval of the 2022 LTIP.

CROWN CASTLE INTERNATIONAL CORP.	2022 PROXY STATEMENT

4. Amendment to Our Restated Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock
Our Board has unanimously adopted and declared advisable and is submitting for stockholder approval an amendment to the Company's Charter to increase the number of authorized shares of Common Stock from 600,000,000 to 1,200,000,000 ("Share Amendment"). The Share Amendment would be the first increase to the number of authorized shares of Common Stock since the Company's initial public offering in 1998.
As of March 24, 2022, the Company had 433,029,658 shares of Common Stock outstanding, 5,894,436 shares of Common Stock reserved for future issuance under the 2013 LTIP, and 161,075,906 shares of Common Stock unreserved and available for issuance. Accordingly, only approximately 27% of our authorized Common Stock is unreserved and available for issuance. The Company is not requesting any increase to the Company's authorized number of shares of preferred stock, which will remain unchanged at 20,000,000 shares. No shares of the Company's preferred stock are currently issued and outstanding.
Our Board recommends that stockholders approve the proposed Share Amendment, adopted by the Board on February 17, 2022, which would amend the first paragraph of Article IV of our Charter to read as follows:
The total number of shares of stock which the Corporation shall have authority to issue is one billion two hundred twenty million (1,220,000,000), consisting of twenty million (20,000,000) shares of Preferred Stock, par value $0.01 per share (hereinafter referred to as “Preferred Stock”), and one billion two hundred million (1,200,000,000) shares of Common Stock, par value $0.01 per share (hereinafter referred to as “Common Stock”).
Our Board believes it is advisable and in the best interests of the Company and our stockholders to increase the total number of authorized shares of Common Stock in order to provide the Company with greater flexibility to successfully pursue its business strategy. Except for shares of Common Stock that have already been reserved for issuance, there are currently no agreements, arrangements, commitments, or understandings regarding any specific issuances of additional shares of Common Stock at this time, but the proposed increase will allow the Company to remain flexible to issue shares of Common Stock for strategic purposes and other business needs. For example, we may issue shares of Common Stock to fund and complete acquisitions or other strategic transactions, to grant equity awards under our incentive plan (including the 2022 LTIP, if approved by our stockholders at the Annual Meeting), to raise capital through equity offerings, to effect stock splits or stock dividends or for general corporate purposes.
In addition, the Company's ability to use equity to attract, retain and motivate key employees is an important component of our compensation strategy, aligning the interests of our employees, executive officers and directors with those of our stockholders. Further, the ability to timely take advantage of market conditions and respond quickly to business opportunities is important to our growth and success. Our Board believes that increasing the number of authorized shares of Common Stock will enable the Company to take strategic action without the expense and delay of arranging for a special meeting of stockholders in the future. No further action or authorization by our stockholders would be necessary prior to the issuance of the approved additional shares of Common Stock unless required by the Company's organizational documents, applicable law, or by the rules of the NYSE or any other stock exchange on which our securities may be listed or traded.
The additional authorized shares of Common Stock, if and when issued, would be part of our existing class of Common Stock and would be identical in all respects, having the same rights and privileges as the shares of Common Stock currently authorized and outstanding. The adoption of the Share Amendment will not have any immediate dilutive effect or change the rights of current holders of our Common Stock. However, to the extent that the additional authorized shares of Common Stock are issued in the future, such issuances may have a dilutive effect on earnings per share, book value per share, percentage ownership interest or voting rights of present holders of our Common Stock. Current stockholders do not have preemptive rights to acquire any shares of Common Stock authorized by the Share Amendment, meaning that current stockholders do not have a prior right to purchase any newly issued shares to maintain their proportionate ownership of our Common Stock.

CROWN CASTLE INTERNATIONAL CORP.	2022 PROXY STATEMENT

The proposed Share Amendment could, under certain circumstances, discourage an attempt by another person or entity to take control of the Company by providing the Company with the capability to engage in actions that would be dilutive to a potential acquirer, pursue alternative transactions or otherwise increase the potential cost to acquire control of the Company. However, the Board is not aware of any attempt to take control of the Company and has not presented this proposal with the intention that the increase in our authorized shares of Common Stock be used as a type of anti-takeover device.
If the Share Amendment is approved, it will become effective upon the filing of a Certificate of Amendment to the Charter setting forth the Share Amendment with the Secretary of State of the State of Delaware, which we would expect to file following the Annual Meeting.
The Board recommends a vote FOR the approval of the Share Amendment.

CROWN CASTLE INTERNATIONAL CORP.	2022 PROXY STATEMENT

5. Non-binding, Advisory Vote to Approve the Compensation of Our Named Executive Officers
In accordance with the requirements of Section 14A of the Exchange Act and the related rules, our stockholders have the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC's compensation disclosure rules.
Accordingly, we are asking our stockholders to approve the following resolution at the Annual Meeting:
RESOLVED, that the stockholders of Crown Castle International Corp. ("Company") approve, on an advisory basis, the compensation of the named executive officers of the Company, as disclosed in the Company's Proxy Statement for the 2022 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative disclosure.
As described in "VIII. Executive Compensation—Compensation Discussion and Analysis" of this Proxy Statement, we seek to align the interests of our named executive officers with the interests of our stockholders. Our compensation programs are generally designed to reward our named executive officers for performance against pre-established financial goals and the TSR experienced by our stockholders, with a focus on variable, "at risk" incentive-based compensation that supports our "pay-for-performance" compensation philosophy. We believe that our executive compensation program is designed to attract, retain and motivate high-performing executives to lead our Company.
The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. The vote on this proposal is advisory, which means that the vote is not binding on the Company, our Board or the Compensation Committee of the Board ("Compensation Committee"). Nevertheless, the Board and the Compensation Committee value the opinions of our stockholders, and intend to consider any stockholder concerns evidenced by this vote and evaluate whether any actions are necessary to address those concerns.
The Board recommends a vote FOR the approval of the compensation of our named executive officers as disclosed in this Proxy Statement.

CROWN CASTLE INTERNATIONAL CORP.	2022 PROXY STATEMENT

IV.    BOARD OF DIRECTORS
Nominees for Director—For a Term Expiring in 2023

P. Robert Bartolo	Age: 50	Director Since: 2014

Principal Occupation: Individual Investor
Mr. Bartolo was appointed to the Board as a director in February 2014. The Board has appointed Mr. Bartolo to serve as our new independent Board Chair, effective immediately prior to the Annual Meeting. Mr. Bartolo served as a portfolio manager in the U.S. Equity Division of T. Rowe Price from March 2005 to January 2014. During such time, Mr. Bartolo also served as Vice President of T. Rowe Price Group, Inc. From October 2007 to January 2014, Mr. Bartolo served as Executive Vice President ("EVP") of the U.S. Growth Stock Fund and chairman of that fund's Investment Advisory Committee. Mr. Bartolo also analyzed and recommended companies in the telecommunications and related industries for T. Rowe Price from August 2002 to March 2007 and co-managed the Media and Telecom Fund from March 2005 to March 2007. Mr. Bartolo has earned the Chartered Financial Analyst designation.

Skills and Qualifications: Mr. Bartolo brings to our Board financial and investment expertise and experience, business analysis acumen, advanced financial literacy, and an understanding of our business and the communications infrastructure industry, including extensive experience investing in and analyzing companies in the telecommunications and related industries.

Jay A. Brown	Age: 49	Director Since: 2016

Principal Occupation: President and CEO, Crown Castle International Corp.
Mr. Brown was elected to the Board as a director in May 2016 and has served as our President and CEO since June 2016.  Previously, Mr. Brown served as our Senior Vice President ("SVP"), Chief Financial Officer ("CFO") and Treasurer from July 2008 to May 2016.  Mr. Brown served as Vice President of Finance from August 2001 until his appointment as our CFO and, during such time, was also appointed Treasurer in May 2004.  From the time he joined the Company in August 1999 until July 2001, Mr. Brown served in a number of positions in corporate development and corporate finance.  Mr. Brown serves on the advisory board of governors of NAREIT—the National Association of Real Estate Investment Trusts, the board of directors and executive committee of the Wireless Industry Association and the advisory board of Hankamer School of Business at Baylor University. Mr. Brown also serves on the board of trustees of Baylor College of Medicine and board of regents of Baylor University.

Skills and Qualifications: Mr. Brown brings to our Board executive experience (including as our CEO and CFO), extensive knowledge and understanding of our business and the communications infrastructure industry, financial and transactional acumen, and strategic insight.

CROWN CASTLE INTERNATIONAL CORP.	2022 PROXY STATEMENT

Cindy Christy	Age: 56	Director Since: 2007

Principal Occupation: President, Asurion Corporation
Ms. Christy was appointed to the Board as a director in August 2007. Ms. Christy has served as President of Asurion Corporation ("Asurion") since September 2014. Ms. Christy's prior positions at Asurion include service as Chief Operating Officer ("COO") from September 2014 to December 2017, as President-Americas from December 2012 to September 2014, and as President-Sales, Marketing and Product Management from November 2008 to December 2012. Prior to joining Asurion, Ms. Christy served as President, Americas Region for Alcatel-Lucent from January 2008 to September 2008 and as President of the North America Region for Alcatel-Lucent from December 2006 to December 2007. Prior to that time, Ms. Christy served in various positions with Lucent Technologies Inc., including President of the Network Solutions Group, President of the Mobility Solutions Group and COO of the Mobility Solutions Group. From August 2015 to February 2019, Ms. Christy served on the board of directors of The Dun & Bradstreet Corporation, formerly a public company.

Skills and Qualifications: Ms. Christy brings to our Board extensive and advanced know-how and understanding of telecommunications technologies and related emerging technological trends, relevant executive experience (including with a leading telecommunications infrastructure provider), industry strategic insights, and extensive knowledge of our customers, including such customers' anticipated priorities, goals and objectives.

Ari Q. Fitzgerald	Age: 59	Director Since: 2002

Principal Occupation: Partner and Leader, Communications, Internet and Media Practice, Hogan Lovells US LLP
Mr. Fitzgerald was appointed to the Board as a director in August 2002. Mr. Fitzgerald is currently a partner in the Washington, D.C. office of Hogan Lovells US LLP ("Hogan Lovells") and the leader of its Communications, Internet and Media Practice. At Hogan Lovells, Mr. Fitzgerald concentrates on wireless, international and Internet-related issues. Prior to joining Hogan Lovells, Mr. Fitzgerald was an attorney with the Federal Communications Commission ("FCC") from 1997 to 2001. While at the FCC, he served for nearly three years as legal advisor to FCC Chairman William Kennard and later as Deputy Chief of the FCC's International Bureau. Prior to joining the FCC, Mr. Fitzgerald was an attorney in the Office of Legal Counsel of the U.S. Department of Justice. He also served as legal counsel to former U.S. Senator Bill Bradley. Prior to working for the U.S. Department of Justice, Mr. Fitzgerald worked as an attorney for the law firm of Sullivan & Cromwell LLP.

Skills and Qualifications: Mr. Fitzgerald brings to our Board extensive regulatory knowledge and experience (particularly with respect to the FCC, National Telecommunications and Information Administration, the U.S. Congress, U.S. Department of Justice and other federal agencies that address communications policy issues), legal expertise, an understanding of and insight into government affairs and activities, and an understanding of our business and the communications infrastructure industry.

CROWN CASTLE INTERNATIONAL CORP.	2022 PROXY STATEMENT

Andrea J. Goldsmith	Age: 57	Director Since: 2018

Principal Occupation: Dean of Engineering and Applied Science and Professor of Electrical and Computer Engineering, Princeton University
Ms. Goldsmith was appointed to the Board effective February 2018. Ms. Goldsmith has served as the Dean of Engineering and Applied Science and Arthur LeGrand Doty Professor of Electrical and Computer Engineering at Princeton University since September 2020. From 2012 to September 2020, Ms. Goldsmith served as the Stephen Harris professor in the School of Engineering at Stanford University and served as a professor, associate professor or assistant professor at Stanford University from January 1999 to 2012. Ms. Goldsmith also founded and served as Chief Technology Officer ("CTO") of Plume WiFi (formerly, Accelera, Inc.) from August 2010 to August 2014 and Quantenna Communications, Inc. (formerly, mySource Communications, Inc.) from 2005 to 2009. In addition, Ms. Goldsmith currently serves as Chair of the Committee on Diversity, Inclusion and Ethics at the Institute of Electrical and Electronics Engineers and is a member of the President's Council of Advisors on Science and Technology (PCAST). Ms. Goldsmith is a frequent lecturer and writer regarding wireless technologies. Ms. Goldsmith also serves on the board of directors of Intel Corporation and Medtronic plc, each a public company.
Skills and Qualifications: Ms. Goldsmith brings to our Board extensive and advanced know-how and understanding of telecommunications technologies and emerging related technological trends, Diversity, Equity and Inclusion expertise, public company corporate governance knowledge, executive experience and an academic perspective.

Tammy K. Jones	Age: 56	Director Since: 2020

Principal Occupation: Co-Founder and CEO, Basis Investment Group, LLC
Ms. Jones was appointed to the Board as a director effective November 2020. Ms. Jones is the Co-Founder and Chief Executive Officer of Basis Investment Group, LLC (founded in 2009), a multi-strategy commercial real estate investment platform. Ms. Jones has over 25 years of commercial real estate investment and lending experience. From 2004 to 2009, Ms. Jones served as head of the fixed and floating rate Capital Markets Lending Division at CWCapital LLC, a U.S. debt investment platform). From 1997 to 2004, Ms. Jones served as Senior Vice President at Commercial Capital Initiatives, Inc., a commercial real estate company. Ms. Jones serves as Board Chair of Veris Residential, Inc. (formerly Mack-Cali Realty Corporation), a public company, as well as member of its ESG, Audit and Strategic Review Committees, and has previously served as Lead Independent Director from June 2020 to March 2021. From April 2016 to September 2017, Ms. Jones served on the board of directors of Monogram Residential Trust, Inc., formerly a public company. Ms. Jones serves as Chair of the Real Estate Executive Council and is also a member of The Executive Leadership Council. Ms. Jones formerly served as a Trustee of the Georgia State University Foundation.

Skills and Qualifications: Ms. Jones brings to our Board executive experience (including as CEO of a commercial real estate investment company), extensive commercial real estate and capital markets experience, ESG and Diversity, Equity and Inclusion expertise, financial and transactional acumen, investment and capital allocation expertise, strategic insight and public company corporate governance knowledge.

CROWN CASTLE INTERNATIONAL CORP.	2022 PROXY STATEMENT

Anthony J. Melone	Age: 61	Director Since: 2015

Principal Occupation: Former EVP and CTO, Verizon Communications
Mr. Melone was appointed to the Board as a director in May 2015. Mr. Melone has over three decades of experience in the telecommunications industry, including having served as EVP and CTO for Verizon Communications from December 2010 to April 2015. In addition, Mr. Melone served in a variety of positions with Verizon Wireless from 2000 to December 2010, including as SVP and CTO from 2007 to December 2010. From February 2016 to May 2020, Mr. Melone served on the board of directors of ADTRAN, Inc., a public company.
Skills and Qualifications: Mr. Melone brings to our Board extensive and advanced know-how and understanding of telecommunications technologies and emerging related technological trends, relevant executive experience (including with a leading telecommunications company), industry strategic insight, an understanding of our business and the communications infrastructure industry, and extensive knowledge of our customers, including such customers' anticipated priorities, goals and objectives.

W. Benjamin Moreland	Age: 58	Director Since: 2006

Principal Occupation: Former President, CEO and Executive Vice Chairman ("EVC"), Crown Castle International Corp.
Mr. Moreland was appointed to the Board as a director in August 2006 and served as our EVC from June 2016 to December 2017. Prior to his appointment as EVC, he served as our President and CEO from July 2008 and as our EVP and CFO from February 2004 to June 2008, having been appointed CFO and Treasurer in April 2000. Prior to being appointed CFO, he had served as our SVP and Treasurer, including with respect to our domestic subsidiaries, since October 1999. Mr. Moreland serves as the Chair of the board of directors of Clear Channel Outdoor Holdings, Inc., a public company, and as a director on the board of directors of Houston Methodist Hospital. From May 2016 to September 2017, Mr. Moreland served on the board of directors of Monogram Residential Trust, Inc., which was a public company until its acquisition by an affiliate of Greystar Growth and Income Fund, LP in September 2017. From January 2008 to March 2018, Mr. Moreland served on the board of directors of Calpine Corp., which was a public company until its acquisition by an affiliate of Energy Capital Partners.
Skills and Qualifications: Mr. Moreland brings to our Board varied executive experience (including as our CEO, CFO, and EVC), extensive knowledge and understanding of our business and the communications infrastructure industry, financial and transactional acumen, and strategic insight.

CROWN CASTLE INTERNATIONAL CORP.	2022 PROXY STATEMENT

Kevin A. Stephens	Age: 60	Director Since: 2020

Principal Occupation: Former EVP and President, Business Services Division, Altice USA, Inc.
Mr. Stephens was appointed to the Board in December 2020. Mr. Stephens served as the Executive Vice President and President, Business Services Division of Altice USA, Inc. ("Altice"), a provider of broadband communications and video services, from December 2015 to January 2019. Mr. Stephens served as President, Commercial and Advertising Operations of Suddenlink Communications, Inc. ("Suddenlink"), an internet and cable provider and a subsidiary of Altice, from 2006 to 2015. Prior to joining Suddenlink, Mr. Stephens served in various senior leadership positions at Cox Communications, Inc., Choice One Communications and Xerox Corporation. Mr. Stephens is currently a member of the investment committee at Cultivation Capital, a private equity firm, and is also a member of The Executive Leadership Council. Mr. Stephens currently serves on the board of directors of Consumer Cellular Inc., a private company, and Keysight Technologies, Inc., a public company.

Skills and Qualifications: Mr. Stephens brings to our Board extensive experience in the fiber and telecommunications industry, sales and marketing expertise, executive experience, industry strategic insights and investment experience.

Matthew Thornton, III	Age: 63	Director Since: 2020

Principal Occupation: Former EVP and COO, FedEx Freight Corporation, FedEx Corporation
Mr. Thornton was appointed to the Board effective November 2020. Mr. Thornton served as Executive Vice President and COO of FedEx Freight Corporation, a subsidiary of FedEx Corporation ("FedEx") from May 2018 until his retirement in November 2019. Mr. Thornton joined FedEx Corporation in November 1978 and held various management positions with the company, including Senior Vice President, U.S. Operations of Federal Express Corporation ("FedEx Express"), a subsidiary of FedEx, from September 2006 to May 2018, Senior Vice President – Air, Ground and Freight Services of FedEx Express from July 2004 to September 2006, and Vice President – Regional Operations (Central Region), FedEx Express from April 1998 to July 2004. Mr. Thornton serves on the board of directors of Sherwin Williams Company, a public company, and on the board of trustees of Nuveen funds, overseeing approximately 150 portfolios within the fund complex. Mr. Thornton is also a member of The Executive Leadership Council.

Skills and Qualifications: Mr. Thornton brings to our Board extensive executive experience from a large multinational company, significant strategic operations expertise, logistics management experience and public company corporate governance knowledge.

CROWN CASTLE INTERNATIONAL CORP.	2022 PROXY STATEMENT

V.    INFORMATION ABOUT THE BOARD OF DIRECTORS

Board Matrix
The following matrix provides information regarding the members of our Board (other than the directors that have not been nominated for re-election at the Annual Meeting), including certain types of knowledge, skills, experiences and attributes possessed by one or more of our directors which our Board believes are relevant to our business, industry or real estate investment trust ("REIT") structure. The matrix does not encompass all of the knowledge, skills, experiences or attributes of our directors, and the fact that a particular knowledge, skill, experience or attribute is not listed does not mean that a director does not possess it.  In addition, the absence of a particular knowledge, skill, experience or attribute with respect to any of our directors does not mean the director in question is unable to contribute to the decision-making process in that area. The type and degree of knowledge, skill and experience listed below may vary among the members of the Board.

Bartolo	Brown	Christy	Fitzgerald	Goldsmith	Jones	Melone	Moreland	Stephens	Thornton
Knowledge, Skills and Experience										
Public Company Board Experience	●	●	●	●	●	●	●	●	●	●
Financial	●	●	●			●	●	●	●	●
Risk Management	●	●	●			●	●	●		●
Accounting	●	●				●		●		
Corporate Governance/Ethics			●	●	●	●	●			●
Legal/Regulatory				●						
HR/Compensation		●	●			●	●	●		
Executive Experience	●	●	●		●	●	●	●	●	●
Operations		●	●			●	●	●	●	●
Strategic Planning/ Oversight	●	●	●	●	●	●	●	●	●	●
Technology		●	●	●	●		●	●		
Mergers and Acquisitions	●	●	●	●		●		●	●	
Wireless/Telecom/ REIT Industry	●	●	●	●	●	●	●	●	●	
Academia/Education		●			●	●				
Demographics										
Race/Ethnicity										
African American				●		●			●	●
Asian/ Pacific Islander										
White/Caucasian	●	●	●		●		●	●		
Hispanic/Latino										
Native American										
Gender										
Male	●	●		●			●	●	●	●
Female			●		●	●				
Board Tenure										
Years	8	6	15	20	4	1	7	16	1	1

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Board Leadership Structure
Since May 2002, J. Landis Martin has served as our independent Board Chair. In accordance with the previously disclosed transition plan relating to the Board's mandatory retirement policy, Mr. Martin has not been nominated for re-election at the Annual Meeting. In anticipation of Mr. Martin's retirement from the Board, on February 17, 2022, the Board appointed P. Robert Bartolo as the new independent Board Chair, effective immediately prior to the Annual Meeting.
Since our initial public offering in 1998, the roles of Board Chair and CEO have been filled by two different persons at all times. Notwithstanding the foregoing, our Corporate Governance Guidelines provide that the Board does not maintain a firm policy with respect to the separation of the offices of Chair and CEO. The Board believes that it is in the best interests of our stockholders for the Board to make a determination regarding the separation or combination of these roles each time it elects a new Chair or CEO based on the relevant facts and circumstances applicable at such time.
Meetings
During 2021, the Board held four meetings (four regularly scheduled and no special). Each incumbent director attended at least 75% of the aggregate of (1) the total number of meetings of the Board during the period in which he or she was a director and (2) the total number of meetings of all Board committees ("Committees") on which he or she served during the period in which he or she was a director.
Our Corporate Governance Guidelines provide that, while the Board understands that scheduling conflicts may arise resulting in absences, the Board strongly encourages each director to attend our annual meeting of stockholders. Each of the directors serving on the Board at the time of our 2021 annual meeting of stockholders ("2021 Annual Meeting") attended the 2021 Annual Meeting, which was held virtually.
The non-management directors generally meet in executive session at each regularly scheduled meeting of the Board (typically four times per year). In addition, the Board meets at least once a year in executive session with only independent directors present. Our Corporate Governance Guidelines provide that if the Board Chair is a non-management director, the Board Chair shall preside at such executive sessions, and if the Board Chair is a member of management, the non-management directors may elect a chair to preside at such executive sessions.
Risk Oversight
Management is primarily responsible for assessing and managing our various exposures to risk on a day-to-day basis. Our Internal Audit department serves as the primary monitoring and testing function for company-wide policies and procedures, including policies and procedures regarding our risk management strategy. Such strategy includes identifying, evaluating and addressing potential risks that may exist at the enterprise, strategic, financial, operational, compliance and reporting levels. The Board is responsible for overseeing and assessing our risk management strategy. In addition, at least annually, the Board, through its Committees, and management engage in an interactive review and evaluation of the key risks that are essential and mission critical to our business and operations ("Mission Critical Risks"). The Board exercises these responsibilities periodically as part of its meetings and also through its Committees, each of which examines various components of risk in connection with its responsibilities.
Our Vice President—Audit and Security reports to the Audit Committee and provides periodic updates (generally quarterly) to the Audit Committee with respect to the Internal Audit department's activities, including with respect to risk management matters and the audit agenda. In addition, an overall review of risk is inherent in the Board's consideration of our long-term strategies and in the transactions and other matters presented to the Board, including capital expenditures, acquisitions and divestitures, and financial matters. The Board's role in risk oversight is consistent with the Board's current leadership structure, with the CEO and other members of senior management having responsibility for assessing, managing and mitigating, when appropriate, risk exposure, and the Board and its Committees providing oversight and review in connection with those efforts.

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Oversight of Cybersecurity Risk
Our VP—Audit and Security reports on a periodic basis (generally quarterly, or more frequently, as needed) to the Audit Committee regarding cybersecurity risk exposure and cybersecurity risk management strategy. The Board also may review and assess cybersecurity risks in connection with its review of the Company’s Mission Critical Risks. Our dedicated team of cybersecurity specialists has implemented a robust program designed to detect, prevent and respond to threats and malicious activity. We also maintain a Security Operations Center (SOC) that provides a mechanism for addressing cyberthreats before they comprise data security. Through a combination of a threat management platform and our dedicated team of cybersecurity specialists, our SOC continuously monitors and proactively isolates and analyzes cybersecurity alerts to position us to mitigate cybersecurity risks. Through company-wide policies, mandatory training and end-user testing, we position our employees to recognize threats and report (and when appropriate, escalate) them. We have developed an incident response plan to handle suspected loss of, or unauthorized access to, information. We work with third-party industry experts to conduct annual vulnerability assessments and penetration testing. In the past three years, we have not experienced a material information security breach. As such, we have not incurred any material expenses from cybersecurity breaches or any expenses from penalties or settlements related to a cybersecurity breach during that time. We are insured under a cyber liability insurance policy against losses stemming from cybersecurity incidents.

CROWN CASTLE INTERNATIONAL CORP.	2022 PROXY STATEMENT

Board Committees
The Board has four standing Committees: Audit Committee, Compensation Committee, NESG Committee (formerly, the Nominating & Corporate Governance Committee) and Strategy Committee. The table below shows the current chairs and members of each standing Committee and the independence status of each Board member. On February 17, 2022, the Board approved certain changes to the composition of its Committees, effective immediately prior to the Annual Meeting, as further described in "I. Proxy Statement Summary—Snapshot of Director Nominees."

Director	Independent	Audit	Compensation	Nominating, Environmental, Social & Governance	Strategy
P. Robert Bartolo[(a)]	✓	●	Chair		
Jay A. Brown					
Cindy Christy	✓		●	●	●
Ari Q. Fitzgerald	✓		●	●	●
Andrea J. Goldsmith[(a)]	✓			●	Chair
Lee W. Hogan[(b)]	✓	●	●		●
Tammy K. Jones[(a)]	✓	●		Chair	
J. Landis Martin[(b)]	✓			●	
Anthony J. Melone[(a)]	✓	Chair		●	●
W. Benjamin Moreland					●
Kevin A. Stephens	✓	●			●
Matthew Thornton III	✓		●		●

(a) Appointed to Chair of the respective committee on May 21, 2021.

Copies of the Committee charters of each of the Audit Committee, Compensation Committee and the NESG Committee can be found under the Investors section of our website at crowncastle.com/investors/corporate-governance, and such information is also available in print to any stockholder who requests it through our Corporate Secretary. A summary of each standing Committee's functions is set forth below.
•    Audit Committee
Number of Meetings in 2021: 9
Functions and Authority:  The functions and authority of the Audit Committee include:
•    provide oversight of:
•    our financial statements and accounting practices;
•    the quality and integrity of the financial statements and other financial information we provide to any governmental body or the public;
•    our compliance with legal and regulatory requirements;
•    the qualifications and independence of our independent registered public accountants ("Auditors");
•    the performance of our internal audit function and the Auditors; and
•    our systems of internal controls regarding finance, accounting, cybersecurity, legal compliance and ethics;
•    assist the Board in overseeing and assessing our risk management strategy by examining risks within the Audit Committee's purview;

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•    select and appoint the Auditors; and
•    review and approve audit and non-audit services to be performed by the Auditors.
Audit Committee Financial Expert:  The Board has determined that (1) Messrs. Bartolo and Hogan and Ms. Jones meet the requirements of an audit committee financial expert pursuant to applicable SEC rules and (2) each of the current members of the Audit Committee is financially literate. For information regarding each Audit Committee member's business experience, see "IV. Board of Directors."
For additional information regarding the Audit Committee, see "IX. Audit Committee Matters."
•    Compensation Committee
Number of Meetings in 2021: 5
Functions and Authority:  The functions and authority of the Compensation Committee include:
•    assist the Board with its responsibilities relating to compensation of our executives;
•    develop an overall executive compensation philosophy, strategy and framework consistent with corporate objectives and stockholder interests;
•    design, recommend, administer and evaluate our executive compensation plans, policies and programs;
•    administer our incentive compensation and equity-based compensation plans;
•    review, determine and recommend to the Board (or the independent directors, as applicable) the compensation of the CEO and certain other executive officers;
•    review whether our compensation plans, policies and programs are competitive and consistent with our long-term strategy, corporate values and accepted legal practices;
•    retain, terminate and approve the fees of any compensation consultants to assist the Compensation Committee with its duties; and
•    assist the Board in overseeing and assessing our risk management strategy by examining risks within the Compensation Committee's purview.
Executive Compensation Process and Procedures:  Over the course of several meetings throughout the year, the Compensation Committee annually reviews executive compensation, including base salary, short-term incentive compensation, long-term incentive compensation and other benefits. In performing its duties, the Compensation Committee obtains input, as it deems necessary, from an independent compensation consultant ("Compensation Consultant") engaged directly by the Compensation Committee (while the Compensation Consultant is engaged by the Compensation Committee, it works with management, including members of our human resources department and our CEO, in developing compensation studies as directed by the Compensation Committee). For 2021, Meridian Compensation Partners served as the Compensation Consultant. In addition, in the case of compensation decisions relating to executives other than the CEO, the Compensation Committee seeks and obtains input from the CEO. The Compensation Committee regularly holds executive sessions at its meetings during which management, including the CEO, is not in attendance. Additional information regarding the Compensation Committee's processes and procedures for consideration and determination of executive compensation is provided below at "VIII. Executive Compensation—Compensation Discussion and Analysis."
•    Nominating, Environmental, Social and Governance Committee
Number of Meetings in 2021: 4
Functions and Authority:  In 2021, our Board expanded the responsibility of the NESG Committee (formerly, the Nominating & Corporate Governance Committee) to include assisting the Board with ESG oversight. The functions and authority of the NESG Committee include:
•    assist the Board by identifying individuals qualified to become Board members and recommend director nominees for election by the stockholders or for appointment to fill vacancies;
•    recommend to the Board director nominees for each Committee of the Board;

CROWN CASTLE INTERNATIONAL CORP.	2022 PROXY STATEMENT

•    review and determine the compensation of the non-employee directors of the Board;
•    assist the Board in overseeing the Company's ESG strategy, goals and initiatives;
•    advise the Board about appropriate composition of the Board and its Committees;
•    advise the Board about and recommend to the Board appropriate corporate governance practices and assist the Board in implementing those practices;
•    lead the annual evaluation of the Board and its Committees; and
•    assist the Board in overseeing and assessing our risk management strategy by examining risks within the NESG Committee's purview.
Common Stock Ownership and Retention Guidelines. The Board has adopted stock ownership and retention guidelines generally providing that each of our non-employee directors should seek to establish and maintain by the fifth anniversary of the date such director is appointed to the Board beneficial ownership of a number of shares of Common Stock having a value sufficient to satisfy a stock ownership level of three times the Annual Equity Grant (defined below) (exclusive of the additional equity award amount for a non-employee Board Chair) for non-employee directors (currently $230,000). A non-employee director generally has until the fifth anniversary after the date of an increase in the Annual Equity Grant to meet the incremental increase to the stock ownership level as a result of such Annual Equity Grant increase.
Common Stock retention guidelines for non-employee directors are substantially similar to those applicable to our executives as described in "VIII. Executive Compensation—Compensation Discussion and Analysis—Other Matters—Stock Ownership and Retention Guidelines" below.
Consideration of Director Nominees:  The NESG Committee has the authority to recommend nominees for election as directors to the Board. In considering candidates for the Board, the NESG Committee takes into account the entirety of each candidate's credentials and, subject to the discussion below, currently does not maintain any specific minimum qualifications that must be met by an NESG Committee recommended nominee.
While the NESG Committee does not maintain a formal list of minimum qualifications in making its evaluation and recommendation of candidates, the NESG Committee will generally consider, among other factors, whether prospective nominees are able to read and understand basic financial statements, have relevant business experience, have industry or other specialized expertise and have high moral character. In addition, the NESG Committee considers issues of diversity, including with respect to experience, expertise, viewpoints, skills, race, ethnicity and gender, in connection with the director selection process. The NESG Committee may attribute greater or lesser significance to different factors at particular times depending upon the needs of the Board, its composition or the NESG Committee's perception about future issues and needs.
The NESG Committee may consider candidates for the Board from any reasonable source, including from a third party search firm engaged by the NESG Committee or through stockholder recommendations (provided the procedures set forth below in "X. Other Matters—Stockholder Recommendation of Director Candidates" are followed). The NESG Committee does not intend to alter the manner in which it evaluates candidates based on whether the candidate is recommended by a stockholder. However, in evaluating a candidate's relevant experience, the NESG Committee may consider previous experience as a member of the Board.
In July 2020, as part of a thorough review of board refreshment best practices and policies, the Board instituted a mandatory Board retirement policy, pursuant to which the Board will not nominate any non-employee director who has reached 72 years of age. Under a transition plan approved by the Board in connection with the retirement policy, Lee W. Hogan and J. Landis Martin have not been nominated for re-election at the Annual Meeting. As noted above, in anticipation of Mr. Martin's retirement from the Board, the Board has appointed Mr. Bartolo as the new independent Board Chair, effective immediately prior to the Annual Meeting.
The NESG Committee has structured the Board such that there are directors of varying tenures, with new directors and perspectives joining the Board every few years as circumstances warrant, while retaining the institutional memory of longer-tenured directors. The NESG Committee believes that longer-tenured directors, balanced with less-tenured directors, enhance the Board's oversight capabilities and its collective business acumen.

CROWN CASTLE INTERNATIONAL CORP.	2022 PROXY STATEMENT

•    Strategy Committee
Number of Meetings in 2021: 4
Functions and Authority:  The functions and authority of the Strategy Committee include:
•    assist the Board in overseeing the development and execution of the Company’s strategy, including its strategic plans and initiatives;
•    review and assess with management the Company’s strategy development and execution;
•    advise the Board and management on strategy-related issues and direction; and
•    assist the Board in overseeing and assessing our risk management strategy by examining risks within the Strategy Committee's purview.
Board Independence
The Board has affirmatively determined that each member of the Board standing for election at the Annual Meeting and each other director nominee, except Mr. Brown (our current President and CEO) and Mr. Moreland (our former President and CEO and EVC), has no material relationship with us and is an independent director, as defined under NYSE listing standards.
To assist in its determination of director independence, the Board has adopted certain categorical standards, as set forth on Appendix B hereto. The Board determined the independence of the aforementioned directors and director nominees taking into account such standards.
Compensation Committee Interlocks and Insider Participation
None of the members of the Compensation Committee during 2021, or as of the date of this Proxy Statement, is or has been one of our officers or employees. In addition, during 2021, none of our executive officers served on the compensation committee (or board, in the absence of a compensation committee) of any company that employed any member of our Compensation Committee or Board.
Board Compensation
The Board maintains a compensation arrangement for the Board's non-employee directors, subject to the NESG Committee's periodic review (a director who is also an employee of ours receives no additional compensation for services as a director). In the fourth quarter of 2020, the NESG Committee, with the assistance of the Compensation Consultant engaged for that year, reviewed the Board's non-employee director compensation arrangement. The NESG Committee reviewed a competitive market analysis prepared by such Compensation Consultant, comparing the Board's compensation arrangement to those of the companies comprising our Peer Group (as defined in "VIII. Executive Compensation—Compensation Discussion and Analysis" below). Based on the results of the competitive market analysis reviews, the NESG Committee determined, and the Board ratified, that no changes be made to the compensation program for non-employee directors at such time.
For 2021, the Board compensation arrangement was comprised of the following types and levels of compensation:
•    Initial Equity Grant.  Each newly appointed non-employee director typically receives a grant, pursuant to our long-term incentive plan, of a number of unrestricted shares of Common Stock having a valuation equal to approximately $90,000, priced at the per share closing price of the Common Stock as of the effective date of the director's appointment or election ("Initial Equity Grant"); provided, that if a director is appointed or elected on or about the date of an Annual Equity Grant (defined below), the director generally receives the Annual Equity Grant in lieu of an Initial Equity Grant.
•    Annual Equity Grant.  Each year, at the Board's first regularly scheduled meeting, each non-employee director typically receives a grant of shares of Common Stock ("Annual Equity Grant"), which is pro-rated for any director not expected to serve past that year's annual meeting of stockholders. For 2021, the valuation of the Common Stock grant was equal to approximately $180,000 ($280,000 in the case of the Board Chair), based upon the per share closing price of the Common Stock as of the date of such Board meeting.

CROWN CASTLE INTERNATIONAL CORP.	2022 PROXY STATEMENT

•    Retainers.  Each non-employee director typically receives an annual cash retainer, paid quarterly, for serving on our Board ("Board Retainer"), which for 2021 was $85,000. In addition, non-employee directors are eligible to receive annual cash retainers for service on the Committees ("Committee Retainers") as detailed below.

Board Committee	Committee Chair	Committee Member(a)
Audit Committee	$25,000	$15,000
Compensation Committee	$20,000	$10,000
NESG Committee	$10,000	—
Strategy Committee	$10,000	—

(a)    Represents cash retainer paid to members (other than chair) of the respective committees.
For non-employee directors who serve on the Board or its Committees for less than the full fiscal year, the Board Retainer and any applicable Committee Retainer are typically paid only with respect to the quarters in which they served.
•    Other Compensation.  Each non-employee director is eligible to participate, at such director's election, in our medical (including vision) and dental plans.
•    Expense Reimbursement and Continuing Education.  In addition to the foregoing, non-employee directors are reimbursed for reasonable expenses (1) incidental to service on the Board and (2) related to continuing education activities regarding corporate governance, director roles and responsibilities and other matters relating to director duties.

Director Compensation Table for 2021
The following table sets forth the compensation earned by our non-employee directors in 2021:

	Fees Earned or Paid in Cash
	Board Retainer ($)(a)	Committee Chair Retainer ($)(b)	Audit Committee Member Retainer ($)(c)	Compensation Committee Member Retainer ($)(d)	Total Cash ($)(e)	Stock Awards ($)(f)	All Other Compensation ($)(g)	Total Director Compensation ($)(h)
P. Robert Bartolo	85,000	22,500	7,500	5,000	120,000	179,906	22,884	322,790
Cindy Christy	85,000	10,000	—	5,000	100,000	179,906	—	279,906
Ari Q. Fitzgerald	85,000	5,000	—	10,000	100,000	179,906	—	279,906
Robert E. Garrison II(i)	42,500	—	7,500	5,000	55,000	69,423	5,416	129,839
Andrea J. Goldsmith	85,000	5,000	—	—	90,000	179,906	—	269,906
Lee W. Hogan	85,000	—	15,000	10,000	110,000	179,906	—	289,906
Edward C. Hutcheson, Jr.(i)	42,500	—	—	—	42,500	69,423	4,632	116,555
Tammy K. Jones	85,000	5,000	15,000	—	105,000	179,906	—	284,906
Robert F. McKenzie(i)	42,500	—	7,500	—	50,000	69,423	4,670	124,093
J. Landis Martin	85,000	—	—	—	85,000	279,835	—	364,835
Anthony J. Melone	85,000	17,500	7,500	—	110,000	179,906	13,895	303,801
W. Benjamin Moreland	85,000	—	—	—	85,000	179,906	13,895	278,801
Kevin A. Stephens	85,000	—	15,000	—	100,000	179,906	13,895	293,801
Matthew Thornton, III	85,000	—	—	10,000	95,000	179,906	—	274,906

(a)    Represents the 2021 Board Retainer earned by the non-employee directors.
(b)    Represents the committee chair retainer earned by each Committee chair in 2021. Mr. Bartolo, Ms. Christy, Mr. Fitzgerald and Mr. Melone served as the Committee chair of the Audit Committee, Compensation Committee, NESG Committee and Strategy Committee, respectively, until May 21, 2021. Mr. Melone, Mr. Bartolo, Ms. Jones and Ms. Goldsmith were elected as the Committee chair of the Audit Committee, Compensation Committee, NESG Committee and Strategy Committee, respectively, on May 21, 2021.
(c)    Represents the 2021 Audit Committee member retainer earned by members of the Audit Committee (other than the chair of the Audit Committee), with Messrs. Bartolo, Garrison, McKenzie and Melone each receiving a quarterly Audit Committee member retainer for two quarters served in 2021.

CROWN CASTLE INTERNATIONAL CORP.	2022 PROXY STATEMENT

(d)    Represents the 2021 Compensation Committee member retainer earned by members of the Compensation Committee (other than the chair of the Compensation Committee), with Messrs. Bartolo and Garrison and Ms. Christy each receiving a quarterly Compensation Committee member retainer for two quarters served in 2021.
(e)    Equal to the sum of the Board Retainer and Committee Retainers earned by the non-employee directors in 2021.
(f)    Represents shares of unrestricted Common Stock granted to the non-employee directors in 2021. The amounts shown are approximately equal to the number of shares granted as the 2021 Annual Equity Grant (1,697 shares for Mr. Martin, 421 shares for each of Messrs. Garrison, Hutcheson and McKenzie and 1,091 shares for each other non-employee director) multiplied by $164.90, which was the closing price per share of Common Stock on February 18, 2021, the date such grants were approved by the Board.
(g)    Represents the portion of the medical, dental, and vision premiums paid by us for the non-employee directors in 2021. The director also pays a portion of the medical, dental, and vision premiums.
(h)    Equal to the sum of Total Cash, Stock Awards and All Other Compensation for the non-employee directors in 2021.
(i)    Represents compensation earned by each of Messrs. Garrison, Hutcheson and McKenzie for services rendered in 2021 prior to their retirement from the Board, effective upon the expiration of their terms as a directors at the 2021 Annual Meeting.
Certain Relationships and Related Transactions
Review of Transactions with Related Persons.  From time to time we may engage in transactions with companies whose officers, directors or principals are executive officers or directors of ours or are family members of directors or executive officers of ours. The NESG Committee is primarily responsible for reviewing such transactions. In the course of its review and approval or ratification of such a transaction, the NESG Committee considers various aspects of the transaction it deems appropriate, which may include:
•the nature of the related person's interest in the transaction;
•the material terms of the transaction;
•whether such transaction might affect the independent status of a director under NYSE independence standards;
•the importance of the transaction to the related person and to us; and
•whether the transaction could impair the judgment of a director or executive officer to act in the best interest of our Company.
Any member of the Board who is a related person with respect to a transaction under review does not participate in the vote relating to approval or ratification of the transaction.
We have various processes for identifying and reporting conflicts of interests, including related person transactions. Our Business Practices and Ethics Policy ("Ethics Policy") provides that each employee is expected to avoid engaging in business or conduct, or entering into agreements or arrangements, which would give rise to actual, potential or the appearance of conflicts of interest. The Ethics Policy also provides procedures for reporting any actual or potential conflicts of interest. Further, under our Related Party Transactions Policy, each executive officer, director or director nominee is expected to notify the General Counsel or Corporate Secretary prior to the entry into a related person transaction. If a related person transaction is identified, such transaction is brought to the attention of the NESG Committee for its approval, ratification or disapproval in consideration of all of the material facts and circumstances that it deems appropriate. In addition, we annually distribute and review a questionnaire to each of our executive officers and directors requesting certain information regarding, among other things, certain transactions with us in which he, she or any family member has an interest.

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VI.    EXECUTIVE OFFICERS
Set forth below is certain information relating to our current executive officers. Biographical information with respect to Mr. Brown is set forth above under "IV. Board of Directors."

Name	Biographical Information
Daniel K. Schlanger, 48 **Executive Vice President and Chief Financial Officer** since June 2016	**Daniel K. Schlanger** was appointed our SVP and CFO, effective June 1, 2016. Mr. Schlanger's title changed to EVP and CFO, effective April 1, 2020. Mr. Schlanger joined the Company as SVP—Finance effective April 1, 2016. In addition, Mr. Schlanger served as our Treasurer from October 23, 2017 to December 11, 2018. Mr. Schlanger previously served as SVP and CFO of Exterran GP LLC, the general partner of Exterran Partners, L.P., from June 2006 through March 2009 and as a director of Exterran GP LLC's board of directors from October 2006 through November 2015. From October 2015 to March 2016, Mr. Schlanger served as SVP of Global Products at Exterran Corporation, an oil and gas products and services company, where he was responsible for global product strategy development and implementation. From 2009 to 2015, Mr. Schlanger also served as SVP in various capacities, including marketing and operations, with Exterran Holdings, Inc. and Exterran GP LLC. Prior to working with Exterran Partners, L.P. and Exterran Corporation, Mr. Schlanger was employed as an investment banker with Merrill Lynch & Co., where he focused on mergers and acquisitions and capital markets transactions in the energy sector.
Catherine Piche, 51 **Executive Vice President and Chief Operating Officer—Towers** since September 2021	**Catherine Piche** was appointed our EVP and COO—Towers, effective September 1, 2021. Prior to her appointment as EVP and COO—Towers, Ms. Piche served as our Senior Vice President—Project Delivery, Design and Construction since August 2021. From June 2021 to August 2021, Ms. Piche served as Vice President—Delivery, Design and Construction and served as Vice President—Project Delivery from April 2020 to June 2021. Prior to that time and since joining us in April 2011, Ms. Piche served as Area President—East Area. Ms. Piche formerly held various leadership positions at American Tower Corporation, last serving as Vice President of National Accounts, and served in numerous site development and operational roles at AT&T Inc. and Sprint Corporation, prior to its merger with T-Mobile US, Inc.
Christopher D. Levendos, 54 **Executive Vice President and Chief Operating Officer—Fiber** since December 2020	**Christopher D. Levendos** was appointed our EVP and COO—Fiber effective December 2020. Prior to that time and since joining the Company in June 2018, Mr. Levendos served as our Vice President of Fiber Operations. Prior to joining the Company, Mr. Levendos served as an Executive Vice President of Field Operations at Frontier Communications Corporation ("Frontier") where he was responsible for the efficiency and effectiveness of operational field service delivery, upgrades, maintenance and repair from June 2017 to June 2018. Prior to joining Frontier, Mr. Levendos served as an executive at Google Fiber Inc. from April 2015 to May 2017, heading Google Fiber's Network Deployment and Operations organization. Prior to that, Mr. Levendos spent 26 years at Verizon Communications Inc. serving in a number of operating and management roles, last serving as Region Vice President for its New York City wireline operations.
Kenneth J. Simon, 61 **Executive Vice President and General Counsel** since January 2016	**Kenneth J. Simon** was appointed our SVP and General Counsel on January 1, 2016, after joining the Company as SVP—Legal on September 14, 2015. Mr. Simon's title changed to EVP and General Counsel, effective April 1, 2020. Prior to joining us, Mr. Simon was the Managing Partner of the Houston office of Locke Lord LLP ("Locke Lord"), where he practiced corporate and tax law for 30 years. At Locke Lord, Mr. Simon represented clients in connection with a variety of matters, including mergers and acquisitions, joint ventures, financings and tax planning. Mr. Simon held several leadership positions while practicing with Locke Lord, including serving as the Administrative Partner, the Co-Financial Partner and a member of the Management Committee.
Michael J. Kavanagh, 53 **Executive Vice President and Chief Commercial Officer** since January 2017	**Michael J. Kavanagh** was appointed our SVP and Chief Commercial Officer ("CCO") effective January 1, 2017. Mr. Kavanagh's title changed to EVP and CCO, effective April 1, 2020. From September 2010 to January 2017, Mr. Kavanagh served as our President—Small Cell Sales. Mr. Kavanagh was a co-founder of NewPath Networks ("NewPath") and served as CEO of NewPath from 2004 until its acquisition by the Company in 2010. Prior to founding NewPath, Mr. Kavanagh was on the Executive Team at OpenCell Corporation, where he oversaw the deployment of its digital neutral host hardware platform. In 1995, he co-founded Metawave Communications ("Metawave"), a cellular infrastructure company focused on improving capacity and performance through the use of smart antennas. At Metawave, Mr. Kavanagh served in various executive roles in both sales and product management.
Philip M. Kelley, 49 **Executive Vice President—Corporate Development and Strategy** since September 2008	**Philip M. Kelley** was appointed our SVP—Corporate Development and Strategy effective September 2008. Mr. Kelley's title changed to EVP—Corporate Development and Strategy, effective April 1, 2020. Prior to that time and since April 2004, Mr. Kelley served as Managing Director of Crown Castle Australia Pty Ltd ("CCAL"), our previously 77.6% owned subsidiary that operated our Australia tower portfolio (we sold our interest in CCAL in May 2015). Prior to that time and since joining us in April 1997, Mr. Kelley served in a number of positions in corporate development and corporate finance, including Vice President—International from 2001 until his appointment as Managing Director of CCAL.
Laura B. Nichol, 61 **Executive Vice President—Business Support** since May 2014	**Laura B. Nichol** was appointed our SVP—Business Support effective May 2014. Ms. Nichol's title changed to EVP—Business Support, effective April 1, 2020. In 2001, Ms. Nichol founded RIO Advisors, a business advisory firm that works with boards, CEOs and executive teams to implement growth strategies. Prior to founding RIO Advisors, Ms. Nichol served in a number of corporate roles, including in a senior leadership role at American General Financial Group, a financial institution, from 1998 to 2001, and at Chase Bank of Texas from 1985 to 1998, where she led successful implementation of strategic growth through organizational processes and culture.

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VII.    BENEFICIAL OWNERSHIP OF COMMON STOCK
The table below shows the beneficial ownership as of March 24, 2022 of our Common Stock held by (1) each of the directors, nominees for director, the named executive officers listed in the Summary Compensation Table below (see "VIII. Executive Compensation—Summary Compensation Table") and all directors and executive officers as a group and (2) each stockholder who beneficially owns more than 5% of our outstanding shares of Common Stock. This table also gives effect to any shares of Common Stock that may be acquired pursuant to any options, warrants, rights or other derivative securities, including restricted stock units ("RSUs"), within 60 days after March 24, 2022, and includes shares held through 401(k) Plan accounts.

	Shares Beneficially Owned
Directors and Named Executive Officers(a)	Number(b)		Percent (%)(c)
Robert C. Ackerman	63,855	(d)	*
P. Robert Bartolo	32,312		*
Jay A. Brown	388,230	(e)	*
Cindy Christy	30,507		*
Ari Q. Fitzgerald	32,037	(f)	*
Andrea J. Goldsmith	6,558		*
Lee W. Hogan	53,761		*
Tammy K. Jones	3,046		*
Michael J. Kavanagh	79,868		*
Christopher D. Levendos	22,772		*
J. Landis Martin	184,729	(g)	*
Anthony J. Melone	13,238		*
W. Benjamin Moreland	721,874	(h)	*
Daniel K. Schlanger	95,812		*
Kenneth J. Simon	98,206	(i)	*
Kevin A. Stephens	10,004		*
Matthew Thornton, III	4,546		*
Directors and executive officers as a group (20 persons total)	2,032,155		*
Greater than 5% Stockholders
The Vanguard Group	55,894,000	(j)	12.91%
BlackRock, Inc.	37,010,877	(k)	8.55%

* Less than 1%
(a)Unless otherwise indicated, each of the persons listed in this table may be deemed to have (1) sole voting and investment power with respect to the shares beneficially owned by such persons or (2) shared voting and investment power with respect to shares owned by a spouse.
(b)In addition to the shares shown in the table, each of the executive officers holds RSUs which have been granted pursuant to our 2013 LTIP as a component of executive compensation, as further described in "VIII. Executive Compensation—Compensation Discussion and Analysis—Long-Term Incentives." None of such RSUs are scheduled to vest pursuant to their terms within 60 days after March 24, 2022.
(c)Pursuant to SEC rules, Common Stock percentages are based on the number of outstanding shares of Common Stock as of March 24, 2022.
(d)Includes an aggregate of 796 shares of Common Stock held by Mr. Ackerman as custodian for his children under the Uniform Transfers to Minors Act ("UTMA"), with respect to which Mr. Ackerman has sole voting and investment power. Mr. Ackerman disclaims beneficial ownership of such shares.
(e)Includes (1) 43,889 shares of Common Stock held in a brokerage account (together with other securities) pledged as collateral for a line of credit, and (2) 2,000 shares of Common Stock owned by Mr. Brown's spouse. Mr. Brown disclaims beneficial ownership of the shares held by his spouse.
(f)All of such shares of Common Stock are held on behalf of Hogan Lovells. Mr. Fitzgerald has sole voting and shared investment power with respect to all such shares but has no other interest in such shares except to the extent of his pecuniary interest in Hogan Lovells.
(g)Includes (1) 4,500 shares of Common Stock owned by Mr. Martin's spouse, (2) 32,965 shares ("Trust Shares") held in trusts (of which Mr. Martin is the sole trustee) for the benefit of Mr. Martin's children or grandchildren ("Children’s Trusts"), (3) 900 shares ("UTMA Shares") held by Mr. Martin as custodian for his grandchildren under the UTMA and (4) 9,000 shares ("Enterprise Shares") held by Martin Enterprises LLC, of which (a) Mr. Martin is the sole manager and (b) Mr. Martin and certain Children’s Trusts are the sole members.  Mr. Martin has sole voting and investment power over the Trust Shares, the UTMA Shares and the Enterprise Shares, and disclaims beneficial ownership of the Trust Shares and the UTMA Shares.
(h)All of Mr. Moreland's shares of Common Stock are pledged as collateral for a line of credit.

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(i)Includes 113 shares of Common Stock owned by Mr. Simon's spouse. Mr. Simon disclaims beneficial ownership of such shares.
(j)Based on a Schedule 13G/A filed with the SEC on February 9, 2022, The Vanguard Group has shared voting power over 917,326 of such shares, sole dispositive power over 53,917,763 of such shares, and shared dispositive power over 1,976,237 of such shares of Common Stock. In such filing, The Vanguard Group lists its address as 100 Vanguard Blvd., Malvern, PA 19355.
(k)Based on a Schedule 13G/A filed with the SEC on February 1, 2022, BlackRock, Inc. has sole voting power over 28,701,480 of such shares of Common Stock and sole dispositive power over 37,010,877 of such shares of Common Stock. In such filing, BlackRock, Inc. lists its address as 55 East 52nd Street, New York, NY 10055.

CROWN CASTLE INTERNATIONAL CORP.	2022 PROXY STATEMENT

VIII.    EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
The following Compensation Discussion and Analysis ("CD&A") is a summary of our compensation arrangements for our named executive officers ("NEOs") and contains certain statements regarding Company performance targets and goals, which are disclosed in the limited context of this section and should not be construed to be statements of management's expectations or estimates of results or other guidance. We caution investors not to apply these statements to other contexts.
Executive Summary
Rewarding improvement in our financial and operating results and the creation of long-term stockholder value are key characteristics of our compensation philosophy, which serves as the foundation of our executive compensation program. To align the interests of our executives with those of our stockholders, the focus of our executive compensation program is on incentive compensation that emphasizes "pay-for-performance," rewarding our executives for performance against pre-established financial goals and TSR. To emphasize the importance of "pay-for-performance" in our executive compensation program, our incentive compensation elements are linked directly to specific performance measures.
The short-term incentive element of our executive compensation program rewards our executives, generally in the form of cash-based annual incentive awards ("Annual Incentives"), for the achievement of one or more financial performance measures. For 2021, as a result of our financial results, the Annual Incentives awarded pursuant to our 2021 Executive Management Team Annual Incentive Plan ("AIP") were paid at above-target levels. See "—Elements of Executive Compensation and Benefits—Short-Term Incentives" in this CD&A.
For 2021, the long-term incentive element of our executive compensation program was delivered in the form of RSUs, 35% of the value of which may vest based on the passage of time over a three-year period ("Time RSUs") and the remaining 65% of the value of which may vest based on our TSR relative to pre-established benchmarks ("Performance RSUs"). For 2021, the Compensation Committee (for purposes of this CD&A, "Committee") approved the grant of Performance RSUs in two forms: (a) Relative TSR Performance RSUs and (b) Absolute TSR Performance RSUs (each as defined below). See "—Elements of Executive Compensation and Benefits—Long-Term Incentives" in this CD&A.
Other notable highlights of our executive compensation program include:

CROWN CASTLE INTERNATIONAL CORP.	2022 PROXY STATEMENT

At the 2021 Annual Meeting, we submitted our executive compensation program to an advisory stockholder vote. The stockholders overwhelmingly approved our executive compensation program, with approximately 97% of votes cast in favor of the proposal (based upon the voting power represented by shares of Common Stock present or represented by proxy at the 2021 Annual Meeting). The Committee has interpreted this vote to mean that our stockholders are supportive of our overall executive compensation philosophy and program.
Executive Compensation Program Overview
Our executive compensation program is established as a component of our total rewards program. Our total rewards program includes:

Compensation	Health and Welfare Benefits	Learning and Development
Base salary	401(k) Plan	Training
Short-term incentives	Medical, dental and vision benefits	Performance management
Long-term incentives	Life insurance benefits	Career development
Paid time off
Our executive total rewards strategy is to provide a competitive mix of total rewards that enables us to effectively recruit, motivate and retain high-performing executives. With respect to the portion of total rewards for our executives that takes the form of compensation, it is our belief that a majority of such compensation should be variable, "at risk" and paid based on our financial results and TSR, to align our executives' interests with those of our stockholders.
The Committee is primarily responsible for evaluating and determining the compensation levels of our executive officers (namely, our CEO and the executive officers who report directly to our CEO) and administers our equity-based incentive plan and other compensation plans. The Board further reviews the actions of the Committee relating to the compensation of the CEO and certain executive officers (matters involving CEO compensation are subject to approval of the independent directors of the Board). Where this CD&A contains language indicating that the Committee has approved or taken action with respect to a matter, such language is also intended to indicate that the Board (or the independent directors, as applicable) has approved or taken any action required with respect to such matter.
In performing its duties, the Committee obtains input from the Compensation Consultant, Meridian Compensation Partners, which is engaged directly by the Committee (while the Compensation Consultant is engaged by the Committee, it works with management, including members of our human resources department and our CEO, in conducting compensation studies as directed by the Committee). In addition, in the case of compensation decisions relating to executives other than the CEO, the Committee seeks and obtains input from the CEO. The Committee regularly holds executive sessions at its meetings during which management, including the CEO, is not in attendance. Management, including members of our human resources department and our CEO, assists with the coordination, preparation and review of Committee meeting materials.
Executive Compensation Program Objectives
General
The principal objectives of our executive compensation program are to:
•provide a fair and competitive mix of compensation opportunities to attract, motivate and retain qualified, skilled and high-performing executives necessary for our long-term success;
•reward our executives by utilizing a "pay-for-performance" approach to compensation, the goal of which is to create meaningful links between financial performance and the level of the executive's compensation;
•motivate executives to make sound business decisions that improve stockholder value and reward such decisions;
•balance the components of compensation so that the accomplishment of short-term and long-term operating and strategic objectives is encouraged and recognized;
•encourage achievement of objectives by our executives within a team environment; and

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•foster an equity ownership culture that aligns our executives' long-term interests with those of our stockholders.
The Committee has established a number of processes to assist it in ensuring that our executive compensation program is achieving these objectives as detailed below.
Competitive Market Analysis
The Committee determines the levels for base salary, short-term incentives and long-term incentives by engaging, on an annual basis, in a competitive market analysis with respect to each of these compensation elements for each executive position ("Competitive Market Analysis"). The Committee usually begins this Competitive Market Analysis in the third quarter of the year prior to the year in which compensation decisions are made with respect to most matters, which decisions are typically made at the first regularly scheduled Committee meeting of each year (usually held in February) ("First Regular Committee Meeting"). Market data used in the Committee's Competitive Market Analysis includes peer group data and published and custom survey data.
•Peer Group Data.  Each year the Committee considers public companies in the communications infrastructure, telecommunications and REIT industries of comparable size in terms of revenue, market capitalization and assets to comprise a peer group ("Peer Group") for which compensation data is obtained and reviewed by the Committee. The Peer Group companies used in the Competitive Market Analysis for gauging the elements of executives' 2021 compensation were:
•Published and Custom Survey Data.   For certain executive positions, the Committee analyzes market data reported in proprietary compensation surveys published by third parties. This analysis provides information regarding levels of executive compensation for positions for which publicly disclosed data are not widely available. Survey participants include companies in the S&P 500 Index, as well as companies in industries that are similar to ours. The Committee reviews and may utilize this data since we do not recruit executives exclusively from the communications infrastructure, telecommunications and REIT industries.
In addition to the foregoing data, the Compensation Consultant may analyze and provide additional market data regarding best practices and compensation plan design from the Peer Group and other sources as requested by the Committee. The market data described above is used by the Committee in the Competitive Market Analysis to make decisions regarding executive compensation. No single group, survey or set of market data is used by the Committee as the sole gauge for determining executive compensation; rather, the information is used collectively, and no formulaic quantitative methodology is used by the Committee when using such data to determine executive compensation.
Assessment of Individual and Company Performance
In addition to market data, the Committee considers other factors in connection with its evaluation and determination of the components of compensation. These other factors may include our financial and operating performance, the applicable executive's individual performance, the executive's level of experience, the size of year-over-year changes in compensation and the duties and level of a particular executive position. These measures are discussed in more detail below.

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Total Compensation Review
Through the Competitive Market Analysis and in its deliberations regarding executive compensation decisions, the Committee reviews and compares the individual components of compensation and the total compensation for each NEO against the market data. In addition, the Committee reviews year-over-year changes in compensation for each NEO against the market data. These analyses are an important aspect of the Committee's regular executive compensation decision-making process.
Elements of Executive Compensation and Benefits
General
The principal elements of compensation and benefits provided to our executives, each of which is discussed in more detail below, include the following:
•base salary;
•short-term incentive compensation;
•long-term incentive compensation; and
•other benefits, including retirement benefits, health and welfare benefits and severance benefits.
The distribution of compensation among its various components is driven by our belief that the majority of executive compensation should be paid in the form of performance-based, variable compensation, with a greater emphasis on "at risk" pay for executives who have greater responsibility for the business. The practice of emphasizing variable compensation suits our objectives of linking pay to performance and aligning executives' interests with those of our stockholders.
The following chart shows the approximate allocation of actual base salary, Annual Incentives and RSUs for 2021 (as shown in "—Summary Compensation Table" in this "VIII. Executive Compensation") among fixed, short-term variable and long-term variable compensation for our NEOs:
2021 NEO Actual Total Direct Compensation Allocation
The distribution of compensation among the fixed element of base salary (paid in cash) and the variable elements of Annual Incentives (paid in cash) and RSUs (settled in shares of Common Stock) is primarily influenced by (1) our objective to utilize a "pay-for-performance" approach to compensation, which places a majority of each executive's variable compensation "at risk" based on the achievement of multiple performance objectives, (2) the Competitive Market Analysis and (3) the Committee's desire to balance short-term and long-term goals.

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As noted above, in lieu of targeting each element of compensation to a specific level compared to market, the Committee seeks to target total direct compensation (i.e., the sum of base salary, target level of Annual Incentive and target level of Annual RSUs (defined below)) for our executives at approximately the 50th percentile of market, while continuing to provide our executives with the opportunity to earn actual total direct compensation above the 50th percentile should our performance exceed predetermined criteria and below the 50th percentile should our performance fall short of such criteria. The Committee believes that targeting these levels of compensation aligns with our overall total rewards strategy, which in turn helps us achieve our executive compensation objectives and supports our long-term success.
Base Salary
Base salary is one of the main components of cash compensation for our executives because it fits into our overall compensation objectives by providing a foundation for attracting and retaining executives and establishing a minimum level of compensation upon which our executives may rely. As described above, each year we conduct a Competitive Market Analysis for each executive position, based on the unique responsibilities of each position.
The Committee bases its decisions regarding base salary on multiple factors, including the level of responsibility and performance of the executive, considering such executive's contribution, accountability and experience, as well as the executive's base salary as compared to the Competitive Market Analysis. The Committee reviews recommendations made by the CEO with regard to base salary for executives other than himself and then either approves or revises such recommendations. The Committee independently reviews the performance of the CEO when determining and approving the base salary for the CEO.
At the First Regular Committee Meeting of 2021, the Committee approved the following adjustments (where applicable) to base salaries of the NEOs:

		Base Salary
Name	Title	2021	2020
Jay A. Brown	President & CEO	$1,030,000	$1,030,000
Daniel K. Schlanger	EVP & CFO	$610,000	$610,000
Michael J. Kavanagh	EVP & CCO	$555,000	$485,000
Kenneth J. Simon	EVP & General Counsel	$591,000	$591,000
Christopher D. Levendos	EVP & COO—Fiber	$495,000	$450,883
Robert C. Ackerman	Former EVP & COO—Towers	$510,000	$510,000
The base salary adjustments for Mr. Kavanagh and Mr. Levendos (following his promotion to EVP & COO—Fiber) were made to better align their base salary compensation with those of similarly situated executives at the Peer Group companies, as reviewed by the Committee in the Competitive Market Analysis.
Short-Term Incentives
The short-term incentive component of compensation represents a significant portion of the overall cash compensation opportunity for our executives. Short-term incentives are a variable element of compensation that are generally linked to the achievement of specific short-term financial objectives each year.
Our short-term incentives are generally "at risk," meaning they are earned based upon meeting certain performance goals and may be earned at above-target or below-target levels based on the degree of achievement of those goals. In order to accomplish its overall executive compensation objectives, the Committee has identified the following objectives for developing the overall framework of the short-term incentive program. The program should:
•be performance-based;
•promote a short-term perspective among executives to complement the long-term perspective promoted by the long-term incentive program, while avoiding excessive risk;
•be competitive with the market;
•motivate executives by providing the appropriate rewards for corporate performance based on our goals and objectives;

CROWN CASTLE INTERNATIONAL CORP.	2022 PROXY STATEMENT

•reinforce the importance of company-wide teamwork; and
•link the financial measures with stockholder expectations.
Annual Incentives
To achieve the program objectives, our short-term incentives for executives are generally comprised of performance-based Annual Incentives paid in accordance with an annually approved AIP. The AIP is a cash-based, short-term incentive program that provides executives with the opportunity to earn an annual cash incentive based on the achievement of annual performance goals. Such performance goals are pre-established based on the annual expectations for our business and are meant to be challenging, yet achievable. The Compensation Consultant has reviewed the performance goals and has noted that the performance goals represent meaningful targets that are challenging and indicative of value creation. The performance period covered by the AIP is from January 1 to December 31 of the applicable calendar year.
Annual Incentive Opportunity.  Under the AIP, each executive has threshold, target and maximum Annual Incentive opportunities that are aligned with threshold, target and maximum performance outcomes. In the event of incremental outperformance over threshold or target, Annual Incentives that may be earned by the executive officers also increase incrementally. In the event actual performance is below the pre-established threshold level for any performance goal, no Annual Incentive is earned with respect to that specific performance goal.
For 2021, each NEO was eligible to earn between 0% and 175% of such executive's target opportunity under the AIP. To mitigate excessive risk, Annual Incentives are capped at the maximum payout opportunity even if actual performance exceeds the maximum performance goal. These payout ranges were determined by the Committee at the time the AIP was designed after consultation with, and a review of information provided by, the Compensation Consultant; this determination was based on relevant market data discussed above and was considered in the review of total compensation previously discussed.
The following table illustrates the 2021 Annual Incentive opportunities and actual awards as a percentage of base salary for each NEO:

		Percentage of Base Salary
Name	Title	Minimum	Threshold	Target	Maximum	Actual
Jay A. Brown	President & CEO	0.0%	85.0%	170.0%	297.5%	288.0%
Daniel K. Schlanger	EVP & CFO	0.0%	50.0%	100.0%	175.0%	169.4%
Michael J. Kavanagh	EVP & CCO	0.0%	50.0%	100.0%	175.0%	169.4%
Kenneth J. Simon	EVP & General Counsel	0.0%	50.0%	100.0%	175.0%	169.4%
Christopher D. Levendos	EVP & COO—Fiber	0.0%	50.0%	100.0%	175.0%	169.4%
Robert C. Ackerman	Former EVP & COO—Towers	0.0%	50.0%	100.0%	175.0%	169.4%
Annual Incentive Performance Goals. Short-term incentives that could be earned under the AIP were formulaically linked to the following financial performance metrics:
•    Adjusted EBITDA
•    Adjusted Funds from Operations ("AFFO") per Share
All of the performance goals were approved by the Committee at the First Regular Committee Meeting of 2021. For 2021, the level at which corporate financial performance goals were established was based on the Board-approved financial budget and the guidance provided to investors for the applicable calendar year, with "target" goals representing the Board-approved budget amounts.

CROWN CASTLE INTERNATIONAL CORP.	2022 PROXY STATEMENT

The following table presents the 2021 corporate financial performance goals and actual results considered by the Committee in connection with determining the NEOs' 2021 Annual Incentives. For each NEO, the Annual Incentive is financially-driven, based on an objective formula that equally weighs the two performance metrics of Adjusted EBITDA and AFFO per Share, subject to the Committee's discretion to adjust the Annual Incentive levels as provided in the AIP.

	Annual Incentive Financial Performance Zone				Actual Multiple of Target
Performance Metrics	Threshold	Target	Maximum	Actual
Adjusted EBITDA ($ in millions)(a)	$3,506.5	$3,606.5	$3,806.5	$3,815.6	1.75
AFFO per Share(a)	$6.54	$6.69	$6.99	$6.95	1.64

(a)    See Appendix C for definition of this non-GAAP financial measure.
There are also two additional performance requirements for an Annual Incentive:
•A minimum financial performance level of 95% of budgeted Adjusted EBITDA must be achieved for any executive to be eligible for an Annual Incentive; and
•The business units or departments for which the executives are responsible must receive an acceptable assessment of applicable internal control over financial reporting for the previously completed fiscal year, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 ("404 Assessment"). Receipt of a 404 Assessment with a material weakness may result in a reduction or elimination of the potential Annual Incentives for the responsible executives and potentially all of the executives.
Additional details regarding Annual Incentives for the NEOs are provided below in the tables and related footnotes at "—Summary Compensation Table" and "—Grants of Plan-Based Awards in 2021" in this "VIII. Executive Compensation."
Long-Term Incentives
The objectives of our long-term incentive program are to:
•align a significant portion of our executives' compensation with the total return experienced by our stockholders;
•provide a means for our executives to accumulate shares of Common Stock in order to foster an "ownership culture"; and
•serve as a retention vehicle for our executives.
The long-term incentive component represents the largest portion of the overall value of the total compensation program for our executives. In its assessment of long-term incentives, the Committee, with the assistance of our Compensation Consultant, generally considers the economic climate, executive compensation market data and our business needs. In doing so, the Committee has determined that a mix of performance-contingent equity and time vesting equity appropriately achieves our executive long-term incentive program objectives. In order to accomplish its overall objectives, the Committee has identified the following principles for administering the long-term incentive program. The program should:
•align executives with stockholders to maximize TSR;
•balance "at risk" performance-based vesting with the stability of time-based vesting;
•promote a long-term perspective among executives to complement the short-term perspective promoted by the Annual Incentives;
•promote an ownership culture by facilitating the accumulation and retention of shares of Common Stock;
•be efficient from a stockholder dilution perspective;
•serve as a retention vehicle; and
•provide stability to our overall compensation program.

Although our 2013 LTIP (approved by our stockholders on May 23, 2013) permits the use of various types of equity compensation vehicles, the Committee believes the use primarily of a mix of performance-contingent RSUs and time vesting RSUs best meets the objectives outlined above. The Committee utilizes RSUs in various forms to meet these objectives.

CROWN CASTLE INTERNATIONAL CORP.	2022 PROXY STATEMENT

RSUs
General. There are three general categories of RSUs which the Committee has granted to executives in recent years, which generally have the vesting attributes noted below:
•Annual RSUs ("Annual RSUs") are generally awarded once per calendar year as part of delivering a competitive total compensation package to executives. The Annual RSUs granted to executives have generally been comprised of a combination of (1) Performance RSUs that vest upon the satisfaction of certain Common Stock performance criteria over a certain period of time along with a time vesting component and (2) Time RSUs vesting solely pursuant to a time-based vesting criteria. Annual RSUs granted to non-executive employees are typically Time RSUs. Annual RSUs are generally approved by the Committee at the First Regular Committee Meeting of the year. For Annual RSUs awarded in 2021, see "—Long-Term Incentives—RSUs—2021 Annual RSUs" in this "VIII. Executive Compensation."
•New Hire RSUs ("New Hire RSUs") are Time RSUs awarded to certain newly hired executives based on the position and role into which they are hired and typically vest over a three-year period. No New Hire RSUs were awarded to any NEO in 2021.
•Promotion RSUs ("Promotion RSUs") are typically Time RSUs awarded to certain executives in recognition of a promotion to a new position or role and typically vest over a three-year period. No Promotion RSUs were awarded to any NEO in 2021.
In addition, other RSUs ("Other RSUs") may be awarded to certain executives in a given year to meet specific business initiatives or compensation objectives (e.g., retention, merger integration, etc.) or to recognize certain executives for exceptional performance. No Other RSUs were granted to any NEO in 2021.
Dividend equivalents accrue with respect to RSUs while they remain outstanding and unvested (equal to the cash dividends paid with respect to each share of underlying Common Stock). The dividend equivalents are subject to the same forfeiture restrictions as the RSUs. Dividend equivalents are earned only with respect to those RSUs that actually vest, and they are paid in cash at approximately the time of such vesting.
Annual RSUs Overview.
The table below illustrates the framework of the Annual RSUs.
Our framework for the Annual RSUs places an appropriate level of focus on performance-contingent vesting, which is targeted to 65% of the total grant value for the NEOs. We believe that by tying a portion of the award value to absolute TSR, the compensation realized by our NEOs will be better aligned with the actual returns experienced by our stockholders, regardless of the general economic climate.
In the second half of 2020, the Committee, with assistance from the Compensation Consultant, conducted a comprehensive review of the design of the Company's Annual RSU framework described above. Based on such review, the Committee determined that the Annual RSU framework in place was achieving the desired objectives of our long-term incentive compensation program.

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2021 Annual RSUs.
To support the "pay-for-performance" approach and maintain a significant portion of the executives' compensation "at risk," in the first quarter of 2021, the Committee authorized, as 2021 Annual RSUs, the grant to the NEOs and certain other key employees of a combination of:
•Time RSUs which time vest at 33.33%, 33.33% and 33.34%, respectively, on February 19 of each of 2022, 2023 and 2024;
•Relative TSR Performance RSUs which may vest based on our TSR Rank (defined below) relative to the companies contained in the Standard and Poor's 500 index ("S&P 500 Index") over a three-year performance period as further described below ("Relative TSR Performance RSUs"); and
•Absolute TSR Performance RSUs which may vest based on the absolute annualized total return of our stock ("Annualized TSR") compared to pre-established hurdles over a three-year performance period ("Absolute TSR Performance RSUs").
With respect to the 2021 Annual RSUs granted to the NEOs, the grant value mix was allocated approximately 35% to Time RSUs, 35% to Relative TSR Performance RSUs, and 30% to Absolute TSR Performance RSUs.1 In connection with the 2021 Annual RSUs, the Committee authorized the grant of RSUs to approximately 2,200 employees, which represented approximately 46% of our workforce, including 50,723 Time RSUs, 51,377 Relative TSR Performance RSUs and 78,795 Absolute TSR Performance RSUs to the NEOs.
The Performance RSUs have been issued pursuant to the 2013 LTIP and represent a contingent right to receive Common Stock equal to 0% to 150% of the target number of Performance RSUs.2 Vesting of the Performance RSUs is subject to (1) the level of achievement against the relevant performance criteria over a three-year performance period (beginning January 1, 2021 and ending December 31, 2023), and (2) the executive remaining an employee or director of ours (including our affiliates) until February 19, 2024.
•With respect to the Relative TSR Performance RSUs granted in 2021, the number of units that may vest is based upon the Company's TSR performance ranking ("TSR Rank") relative to the companies included in the S&P 500 Index, with the target number of units being earned if the TSR Rank equals the 55th percentile of the S&P 500 Index.
•With respect to the Absolute TSR Performance RSUs granted in 2021, the number of units that may vest is based upon the Company's Annualized TSR compared to pre-established hurdles, with the target number of units being earned if Annualized TSR equals 11.5%.
The table below illustrates the payout range for the Performance RSUs granted in 2021.

Relative TSR Performance RSUs(a)			Absolute TSR Performance RSUs(b)
Performance Level	TSR Rank	Vesting	Performance Level	Annualized TSR	Vesting

Maximum	90th percentile	150%	Maximum	16.5%	150%
Target	55th percentile	100%	Target	11.5%	100%
Threshold	30th percentile	50%	Threshold	6.5%	50%
Below Threshold	<30th percentile	0%	Below Threshold	<6.5%	0%

(a)    For TSR Rank outcomes (a) between the 30th and 55th percentiles of the S&P 500 companies or (b) between the 55th and 90th percentiles of the S&P 500 companies, the percentage of target units earned will be calculated via linear interpolation.
(b)    For Annualized TSR outcomes (a) between 6.5% and 11.5% or (b) between 11.5% and 16.5%, the percentage of target units earned will be calculated via linear interpolation.
1 Because the Committee utilizes a structural Monte Carlo valuation prepared by the Compensation Consultant for purposes of determining the number of Performance RSUs to grant to the NEOs, as further described at "—CD&A—Elements of Executive Compensation and Benefits—Long-Term Incentives—RSUs—RSU Valuations and Grant Levels," the grant date fair value of such awards for accounting purposes pursuant to Financial Accounting Standards Board's Accounting Standards Codification Topic 718 ("ASC 718") may vary from the targeted grant mix.
2 The Committee has the authority to interpret and determine the application and calculation of matters relating to the determination of TSR, TSR Rank and Annualized TSR and to make adjustments it deems appropriate to reflect changes in the Common Stock, including as a result of any stock split or consolidation, stock dividend, recapitalization, merger, reorganization, or other relevant distribution or change in capitalization.

CROWN CASTLE INTERNATIONAL CORP.	2022 PROXY STATEMENT

The levels at which the TSR Rank and Annualized TSR vesting targets are established are generally reviewed and approved at the First Regular Committee Meeting of the grant year. The review generally includes an analysis of (1) historical Common Stock price performance, (2) our financial forecasts and budgets and (3) performance contingent equity compensation market practices as disclosed in third-party market sources, which includes consideration of market and industry trends.
Additional information regarding the Performance RSUs described above is provided below in the tables and related footnotes at "—Summary Compensation Table" and "—Grants of Plan-Based Awards in 2021" in this "VIII. Executive Compensation."
RSU Valuations and Grant Levels.  In determining RSU valuations and grant levels with respect to Annual RSUs, as with the other components of executive compensation, the Committee targets total direct compensation for our executives at approximately the 50th percentile of market. The Committee, with the assistance of the Compensation Consultant, examines the long-term incentive practices at the Peer Group and other companies reviewed in the Competitive Market Analysis to establish market-based ranges of long-term incentive grant levels for each executive. Long-term incentive grant levels, generally based on each executive's individual performance and anticipated future role, are then (1) determined and approved by the Committee for the CEO and (2) proposed by the CEO and reviewed and considered for approval by the Committee for each of the other executives. The fair value of the RSUs, as determined by the Compensation Consultant, is then converted into a number of units to be granted to each executive. The valuation methodology used to value the Time RSUs awarded in 2021 is summarized in notes 2 and 11 to our consolidated financial statements in our 2021 Form 10-K. The Committee utilized a structural Monte Carlo valuation, as determined by the Compensation Consultant, based on the average closing price of our Common Stock for the 20 trading days ending on the day prior to the start of the performance period, to value the Performance RSUs for purposes of determining the number of units to be granted in 2021.
In addition to considering the valuation of each RSU grant, management and the Committee also consider the overall potential stockholder dilution impact and "burn rate" (i.e., the rate at which awards are granted as a percentage of Common Stock outstanding). Each year, the Committee reviews and recommends to the Board for approval a budgeted grant date value of shares that may be used in connection with the grant of Annual RSUs to the executives and our other eligible employees. This review and recommendation process includes an analysis of potential dilution levels and burn rates resulting from the potential grant of such RSUs as compared to independent third-party surveys and the Peer Group. The Committee and management use this competitive market data regarding dilution levels and burn rates as an additional gauge in making decisions regarding annual grants of long-term equity compensation.
Our potential stockholder dilution, or "overhang," related to long-term incentive awards outstanding as well as shares reserved for future issuance under the 2013 LTIP was approximately 1.5% as of December 31, 2021, and our 2021 burn rate was approximately 0.22%. We believe our stockholder dilution and burn rates are competitively low relative to comparable companies (based upon similar analyses of third-party surveys), as well as our Peer Group.
Other Benefits and Perquisites
In addition to base salary, short-term incentives and long-term incentives, we provide the other benefits outlined below. We believe these other benefits support our overall attraction and retention objectives.
Severance Agreements
The Committee believes establishing competitive severance arrangements with our executives is a key part of a total rewards package to effectively recruit and retain high-performing executives. We have entered into severance agreements containing severance benefits and non-compete and non-solicitation provisions with each of our NEOs and certain other executive officers (as amended, "Severance Agreements"). We do not currently have employment-related agreements with any of our NEOs other than the Severance Agreements.

Pursuant to each Severance Agreement, we are generally required to provide severance benefits to the officer if such officer is terminated without cause (as defined in the Severance Agreement) or such officer terminates employment with Good Reason (as defined in the Severance Agreement) (collectively a "qualifying termination").

CROWN CASTLE INTERNATIONAL CORP.	2022 PROXY STATEMENT

The Severance Agreements provide for enhanced severance benefits if the officer incurs a qualifying termination within two years following a Change in Control (as defined in the Severance Agreements).
The Committee has adopted a policy not to enter into any agreement providing for an excise tax "gross up" payment relating to an "excess parachute payment" (pursuant to Section 280G of the Internal Revenue Code of 1986, as amended ("Code")) ("Excise Tax Payment"), and no existing Severance Agreements contain Excise Tax Payment provisions.
We periodically review the level of officer severance benefits by analyzing our severance benefits as compared to competitive market severance and change-in-control practices as provided in surveys and information from third parties. Subsequent Severance Agreements may be different as a result of such reviews. Details regarding the severance benefits provided under the Severance Agreements and the potential value thereof are provided below at "—Potential Payments Upon Termination of Employment" in this "VIII. Executive Compensation."
Extended Service Separation Program
The Board has approved a program designed to make available certain retirement-type benefits to all employees, including the NEOs, that meet certain age and service requirements. Generally, to be eligible, (1) the sum of an employee's age and years of service as an employee must be at least 70, (2) the employee must be credited with at least 10 years' service, (3) the employee must be at least 50 years old (55 years old for separations occurring prior to February 17, 2022) and (4) the employee must provide us with at least six months' prior notice (or, for certain non-executive positions, three months' prior notice) of his or her intention to terminate employment. Assuming these conditions are satisfied, RSUs held by such employees that were granted at least six months prior to termination will continue to have the opportunity to vest pursuant to their terms (other than the employment requirement), subject to certain additional conditions, including the execution of a full release, an agreement to not compete with us for a period of 12 months and an agreement to be available for consultation with us during such 12-month period. As to an employee not holding RSUs, the program generally provides that, in connection with employment termination, an employee who meets the above eligibility requirements will receive a fully-vested, discretionary, profit-sharing contribution pursuant to the Company's 401(k) Plan equal to 25% of the employee's base salary. The program is subject to interpretation, modification or termination by the Committee or Board in the sole discretion of each at any time.
In connection with his retirement from the Company on February 21, 2022, Mr. Ackerman qualified for the benefits under the Extended Service Separation Program. Accordingly, all of Mr. Ackerman's unvested RSUs will continue to have the opportunity to vest pursuant to their terms (other than the employment requirement), subject to the additional conditions noted above.
Retirement Benefits
Our executives are eligible to participate in our 401(k) Plan under the same parameters applicable to all other employees, including eligibility for (1) a base matching contribution equal to 100% of the first 3% of the executive's compensation contributed ("Base Match"), (2) a discretionary annual matching contribution equal to 100% of the next 3% of the executive's compensation contributed ("Discretionary Match") and (3) an additional discretionary profit sharing contribution equal to 4% of the employee's base salary ("Discretionary Contribution"). In each case, the Base Match, the Discretionary Match and the Discretionary Contribution are (1) subject to the Committee's discretion and (2) treated as subject to Internal Revenue Service ("IRS") limitations. The value of our Base Match, Discretionary Match and Discretionary Contribution for each NEO for the applicable 401(k) Plan years are provided below in the table at "—Summary Compensation Table" and "—All Other Compensation Table" in this "VIII. Executive Compensation."
Health and Welfare Benefits
Our executives are eligible to participate in the same health and welfare benefits that are available to our other eligible employees, such as medical, dental, vision, life and disability insurance. The value of the health and welfare benefits paid by us for each NEO in applicable years is provided below in the tables at "—Summary Compensation Table" and "—All Other Compensation Table" in this "VIII. Executive Compensation."

CROWN CASTLE INTERNATIONAL CORP.	2022 PROXY STATEMENT

Relocation Benefits
In general, we do not offer our executives significant perquisites, other than relocation assistance. We generally offer relocation assistance to all of our employees (including our executives) who we ask to relocate in connection with their employment with us, with the level of benefits generally corresponding to the level of the employee's position. We have found that relocation assistance can play an important role in attracting qualified candidates or transferring existing employees to our various office locations. The primary benefits provided under our relocation assistance program to our NEOs and other senior management are generally: reasonable moving and related expenses, closing costs related to selling and buying a house and temporary living expenses, if needed, for up to 60 days. No relocation benefits were provided to our NEOs in 2021.
Other Matters
Stock Ownership and Retention Guidelines
In order to further align the interests of our executive management with those of our stockholders, we have adopted certain stock ownership and retention guidelines designed to support a culture of ownership among the NEOs and certain other executive officers. The Committee believes the maintenance of stock ownership and retention guidelines motivates executives to perform in accordance with the interests of our stockholders. The guideline ownership levels are designed to ensure that executives have a meaningful economic stake in our Common Stock, while satisfying the executives' need for portfolio diversification.
Our stock ownership guidelines generally provide that each of the NEOs should seek to establish and maintain beneficial ownership of a number of shares of Common Stock having a value sufficient to satisfy the applicable stock ownership level specified below:

Name	Title	Multiple of Base Salary(a)
Jay A. Brown	President & CEO	6X
Daniel K. Schlanger	EVP & CFO	3X
Michael J. Kavanagh	EVP & CCO	3X
Kenneth J. Simon	EVP & General Counsel	3X
Christopher D. Levendos	EVP & COO—Fiber	3X
Robert C. Ackerman	Former EVP & COO—Towers	3X

(a)Represents the dollar value of Common Stock to be held, as determined pursuant to NYSE quotations.
The NEOs generally have until the fifth anniversary of the date such NEO was appointed EVP or higher to meet the applicable stock ownership level. In addition, an NEO generally has until the fifth anniversary after the date of an increase in base salary to meet the incremental increase to the applicable stock ownership level as a result of such base salary increase. As of the Record Date, each of the NEOs serving at that time held shares of Common Stock (as calculated pursuant to the stock ownership guidelines) having a value in excess of such NEO's applicable stock ownership level specified by the stock ownership guidelines.
Our retention guidelines provide that if an NEO's Common Stock ownership is below (or subsequently falls below) the applicable stock ownership level, such NEO should generally hold and retain all shares of Common Stock received by the NEO resulting from equity awards granted to the NEO by the Company as a component of compensation until the NEO's applicable stock ownership level is met. The retention guidelines apply with respect to "after-tax shares" (e.g., the sale of shares to cover taxes relating to Company granted equity awards is not subject to the stock ownership guidelines).
Anti-Hedging Policy
Our insider trading policy prohibits our directors and employees, including our executive officers, from, among other things, short sales and trading in options, puts, calls or other derivative instruments relating to our securities, including for hedging purposes.

CROWN CASTLE INTERNATIONAL CORP.	2022 PROXY STATEMENT

Recoupment Policy
Pursuant to our Recoupment Policy, in the event of a restatement of a Company financial statement or a determination by the Board that misconduct by an NEO or certain other employees caused financial or reputational harm to the Company, the Committee will review the circumstances and make recommendations to the Board as to whether recoupment should be pursued. Under the policy, "misconduct" includes any intentional or reckless violation of our guidelines and policies or any grossly negligent act or failure to act causing the above described result. In such circumstances, the Committee will review all compensation that has been awarded to a responsible party and determine how such compensation may have been affected by the financial restatements or misconduct.
Should the Board determine that recoupment is appropriate, we may recoup from an NEO or other responsible employee any cash incentives and equity awarded in reliance on the financial statements that were restated, or for the year in which the financial or reputational harm occurred, to the extent the Committee determines that the cash incentives and equity awarded were based on such restated financial statements or resulted from such misconduct. The NEO and other responsible employees may also be subject to other disciplinary actions, up to and including termination of employment.
Accounting and Tax Impacts upon Executive Compensation
For a discussion of the accounting impacts on various elements of long-term incentive compensation, see notes 2 and 11 to our consolidated financial statements in our 2021 Form 10-K.
In determining executive compensation, the Committee considers, among other factors, the possible tax consequences. Tax consequences, including tax deductibility, are subject to factors that are beyond our control. In addition, the Committee believes that it is important to retain flexibility in designing compensation programs that meet its stated objectives. For these reasons, the Committee, while considering tax deductibility as one of the factors in determining compensation, has historically not limited compensation to those levels or types of compensation that will be deductible by us.
Generally, Section 162(m) of the Code precludes a public corporation from taking a deduction for annual compensation in excess of $1,000,000 paid to its covered employees (as defined in Section 162(m)). Our Section 162(m) covered employees include our principal executive officer, our principal financial officer, our three next highest-paid officers, and any employee who has been classified previously as a covered employee for purposes of Section 162(m). Because we intend to continue to qualify as a REIT under the Code, we generally distribute a sufficient level of net taxable income to our stockholders on an annual basis and as a result, do not incur U.S. federal income tax. Based on our REIT status, we do not expect the tax deduction limitations under Section 162(m) of the Code to have a material impact on us.
Compensation Committee 2021 Report
The Compensation Committee has reviewed and discussed the disclosure set forth above under the heading "Compensation Discussion and Analysis" with management and, based on the review and discussions, it has recommended to the Board that the "Compensation Discussion and Analysis" be included in this Proxy Statement.

Respectfully submitted by the Compensation Committee of the Board.
COMPENSATION COMMITTEE
P. Robert Bartolo (Chair)
Cindy Christy
Ari Q. Fitzgerald
Lee W. Hogan
Matthew Thornton, III

CROWN CASTLE INTERNATIONAL CORP.	2022 PROXY STATEMENT

Summary Compensation Table
The following Summary Compensation Table sets forth the compensation of the NEOs for 2021, 2020 and 2019 (where applicable). Additional details regarding the applicable elements of compensation in the Summary Compensation Table are provided in the footnotes following the table.

Name and Principal Position	Year	Salary ($)(a)	Stock Awards ($)(b)	Non-Equity Incentive Plan Compensation ($)(c)	All Other Compensation ($)(d)	Total ($)

Jay A. Brown	2021	1,030,000	10,504,164	2,966,544	52,802	14,553,510
President & CEO	2020	1,063,846	14,397,619	2,486,420	51,250	17,999,135
	2019	985,577	9,465,217	2,119,541	50,508	12,620,843

Daniel K. Schlanger	2021	610,000	3,256,134	1,033,462	52,115	4,951,711
EVP & CFO	2020	625,769	4,395,006	866,200	51,411	5,938,386
	2019	562,404	2,957,727	710,669	50,508	4,281,308

Michael J. Kavanagh(e)	2021	541,538	2,940,958	940,281	52,115	4,474,892
EVP & CCO

Kenneth J. Simon	2021	591,000	2,520,744	1,001,272	43,813	4,156,829
EVP & General Counsel	2020	610,423	3,485,513	839,220	42,385	4,977,541
	2019	570,569	2,473,795	715,407	49,045	3,808,816

Christopher D. Levendos(f)	2021	486,516	2,625,947	838,629	52,115	4,003,207
EVP & COO—Fiber	2020	465,699	3,732,996	640,253	52,307	4,891,255

Robert C. Ackerman(g)	2021	510,000	3,256,134	864,042	52,115	4,682,291
Former EVP & COO—	2020	523,846	4,395,006	724,200	51,411	5,694,463
Towers	2019	474,231	2,957,727	598,458	51,672	4,082,088

(a)Represents the dollar value of base salary earned by the NEO during the applicable fiscal year, inclusive of annual increases approved in the first quarter of 2021. Due to the timing of the Company's bi-weekly payrolls, there were 27 pay periods during calendar year 2020 compared to 26 pay periods in each of calendar years 2019 and 2021.
(b)Represents the aggregate grant date fair value of stock awards granted to each NEO in the applicable fiscal year, calculated in accordance with ASC 718. A description of the vesting parameters that are generally applicable to the RSUs granted in 2021 is provided above at "–CD&A–Elements of Executive Compensation and Benefits–Long-Term Incentives–RSUs" and below in the table and related footnotes at "–Grants of Plan-Based Awards in 2021" in this "VIII. Executive Compensation."
(c)Represents the value of the Annual Incentives earned by the NEOs for the applicable fiscal year under the applicable AIP. These Annual Incentives are paid in cash. Additional details regarding the range of the NEOs' 2021 Annual Incentive award opportunities are disclosed above at "–CD&A–Elements of Executive Compensation and Benefits–Short-Term Incentives" and below in the table and related footnotes at "–Grants of Plan-Based Awards in 2021" in this "VIII. Executive Compensation."
(d)Represents the aggregate value of all other compensation for the applicable fiscal year not otherwise reported in any other column of the Summary Compensation Table. This amount includes matching contributions and profit sharing contributions made by us to the executives under the 401(k) Plan and the dollar value of the portion of the health and welfare benefits and insurance premiums paid by us for the NEO in the applicable fiscal year. Additional details regarding the amounts reported in this column are provided in the table below at "–All Other Compensation Table" and the footnotes thereto in this "VIII. Executive Compensation."
(e)Mr. Kavanagh first qualified as an NEO for 2021, and, therefore, compensation information is provided for him with respect to 2021 only.
(f)Mr. Levendos was appointed EVP & COO—Fiber effective December 1, 2020.
(g)Mr. Ackerman retired from the position of EVP & COO—Towers on August 17, 2021. To assist the Company with various matters, including the transition of his successor, Mr. Ackerman remained with the Company through February 21, 2022.

CROWN CASTLE INTERNATIONAL CORP.	2022 PROXY STATEMENT

All Other Compensation Table
The following table and the footnotes thereto describe the components of the "All Other Compensation" column in the Summary Compensation Table above.

Name	Year	Registrant Contributions to Defined Contribution Plans($)(a)	Insurance Premiums($)(b)	All Other Compensation($)(c)

Jay A. Brown	2021	29,000	23,802	52,802
	2020	28,500	22,750	51,250
	2019	28,000	22,508	50,508

Daniel K. Schlanger	2021	29,000	23,115	52,115
	2020	28,500	22,911	51,411
	2019	28,000	22,508	50,508

Michael J. Kavanagh	2021	29,000	23,115	52,115

Kenneth J. Simon	2021	29,000	14,813	43,813
	2020	28,500	13,885	42,385
	2019	28,000	21,045	49,045

Christopher D. Levendos	2021	29,000	23,115	52,115
	2020	28,500	23,807	52,307

Robert C. Ackerman	2021	29,000	23,115	52,115
	2020	28,500	22,911	51,411
	2019	28,000	23,672	51,672

(a)    Represents our Base Match, Discretionary Match and Discretionary Contribution made to the NEOs under the 401(k) Plan relating to the applicable fiscal year.
(b)    Represents the portion of the NEO's health and welfare insurance premiums paid by us for the applicable fiscal year. The health and welfare benefits for which a portion of these premiums were paid included the following:
•    Medical, dental, and vision insurance
•    Basic life insurance
•    Short-term disability insurance
•    Long-term disability insurance
(c)    Represents the aggregate value of all other compensation elements for the applicable fiscal year, which is included above in the "All Other Compensation" column of the table under "–Summary Compensation Table" in this "VIII. Executive Compensation."

CROWN CASTLE INTERNATIONAL CORP.	2022 PROXY STATEMENT

Grants of Plan-Based Awards in 2021
The following table and the footnotes thereto provide information regarding grants of plan-based equity and non-equity awards made to the NEOs during 2021:

Name	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(a)			Estimated Future Payouts Under Equity Incentive Plan Awards(b)			All Other Stock Awards (#)(c)	Grant Date Fair Value of Stock Awards($)(d)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Jay A. Brown	—		875,500	1,751,000	3,064,250	—	—	—	—	—
	2/18/21		—	—	—	—	—	—	21,224	3,499,838
	2/18/21	(e)	—	—	—	10,748	21,497	32,245	—	3,601,822
	2/18/21	(f)	—	—	—	16,485	32,970	49,455	—	3,402,504

Daniel K. Schlanger	—		305,000	610,000	1,067,500	—	—	—	—	—
	2/18/21		—	—	—	—	—	—	6,579	1,084,877
	2/18/21	(e)	—	—	—	3,332	6,664	9,996	—	1,116,553
	2/18/21	(f)	—	—	—	5,110	10,220	15,330	—	1,054,704

Michael J. Kavanagh	—		277,500	555,000	971,250	—	—	—	—	—
	2/18/21		—	—	—	—	—	—	5,942	979,836
	2/18/21	(e)	—	—	—	3,009	6,019	9,028	—	1,008,483
	2/18/21	(f)	—	—	—	4,615	9,231	13,846	—	952,639

Kenneth J. Simon	—		295,500	591,000	1,034,250	—	—	—	—	—
	2/18/21		—	—	—	—	—	—	5,093	839,836
	2/18/21	(e)	—	—	—	2,579	5,159	7,738	—	864,390
	2/18/21	(f)	—	—	—	3,956	7,912	11,868	—	816,518

Christopher D. Levendos	—		247,500	495,000	866,250	—	—	—	—	—
	2/18/21		—	—	—	—	—	—	5,306	874,959
	2/18/21	(e)	—	—	—	2,687	5,374	8,061	—	900,414
	2/18/21	(f)	—	—	—	4,121	8,242	12,363	—	850,574

Robert C. Ackerman	—		255,000	510,000	892,500	—	—	—	—	—
	2/18/21		—	—	—	—	—	—	6,579	1,084,877
	2/18/21	(e)	—	—	—	3,332	6,664	9,996	—	1,116,553
	2/18/21	(f)	—	—	—	5,110	10,220	15,330	—	1,054,704

(a)Represents the estimated payouts that the NEOs could earn under the AIP as described in the CD&A above. The Annual Incentive opportunities for each NEO, calculated as a percentage of the NEO's base salary, are provided above in "–CD&A–Elements of Executive Compensation and Benefits–Short Term Incentives–Annual Incentive Opportunity." The actual Annual Incentives paid to each NEO under the AIP are disclosed above in the "Non-Equity Incentive Plan Compensation" column of the table at "–Summary Compensation Table" in this "VIII. Executive Compensation."
(b)The grant listed for each NEO represents the Performance RSU component of the 2021 Annual RSUs. All such grants were made pursuant to the 2013 LTIP. Details regarding vesting parameters generally applicable to these RSUs are provided above in "–CD&A–Elements of Executive Compensation and Benefits–Long-Term Incentives–RSUs" in this "VIII. Executive Compensation."
(c)The grant listed for each NEO represents the Time RSU component of the 2021 Annual RSUs. All such grants were made pursuant to the 2013 LTIP. Details regarding vesting parameters generally applicable to these RSUs are provided above in "–CD&A–Elements of Executive Compensation and Benefits–Long-Term Incentives–RSUs" in this "VIII. Executive Compensation."
(d)Represents the grant date fair value of the RSUs granted to the NEOs in 2021 calculated in accordance with ASC 718, the aggregate of which is included above in the Stock Awards column of the table at "Summary Compensation Table" in this "VIII. Executive Compensation." Generally, the grant date fair value is the amount we would expense in our financial statements over the award's vesting schedule. For information on the valuation assumptions utilized for accounting purposes, see notes 2 and 11 to the consolidated financial statements in our 2021 Form 10-K.
(e)The grant listed for each NEO represents the Relative TSR Performance RSUs.
(f)The grant listed for each NEO represents the Absolute TSR Performance RSUs.

CROWN CASTLE INTERNATIONAL CORP.	2022 PROXY STATEMENT

Outstanding Equity Awards at 2021 Fiscal Year-End
The following table and footnotes related thereto provide information regarding equity-based awards outstanding as of December 31, 2021 for each NEO. As of December 31, 2021 and the Record Date, none of the NEOs had any outstanding stock options.

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(a)		Market Value of Shares or Units of Stock That Have Not Vested ($)(b)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)(c)		Equity Incentive Awards: Market or Payout Plan Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(d)

Jay A. Brown	2/21/2019	8,602	(e)	1,795,581	—		—
	2/21/2019	—		—	27,618	(f)	5,764,981
	2/21/2019	—		—	49,043	(g)	10,237,236
	2/20/2020	13,274	(e)	2,770,815	—		—
	2/20/2020	—		—	24,680	(h)	5,151,703
	2/20/2020	—		—	47,875	(i)	9,993,428
	2/19/2021	21,224	(e)	4,430,298	—		—
	2/19/2021	—		—	21,497	(h)	4,487,284
	2/19/2021	—		—	32,970	(i)	6,882,158

Daniel K. Schlanger	2/21/2019	2,688	(e)	561,093	—		—
	2/21/2019	—		—	8,630	(f)	1,801,426
	2/21/2019	—		—	15,326	(g)	3,199,149
	2/20/2020	4,052	(e)	845,814	—		—
	2/20/2020	—		—	7,534	(h)	1,572,647
	2/20/2020	—		—	14,614	(i)	3,050,526
	2/19/2021	6,579	(e)	1,373,300	—		—
	2/19/2021	—		—	6,664	(h)	1,391,043
	2/19/2021	—		—	10,220	(i)	2,133,323

Michael J. Kavanagh	2/21/2019	1,808	(e)	377,402	—		—
	2/21/2019	—		—	5,806	(f)	1,211,944
	2/21/2019	—		—	10,310	(g)	2,152,109
	2/20/2020	2,725	(e)	568,817	—		—
	2/20/2020	—		—	5,066	(h)	1,057,477
	2/20/2020	—		—	9,826	(i)	2,051,079
	2/19/2021	5,942	(e)	1,240,333	—		—
	2/19/2021	—		—	6,019	(h)	1,256,406
	2/19/2021	—		—	9,231	(i)	1,926,879

Kenneth J. Simon	2/21/2019	2,248	(e)	469,248	—		—
	2/21/2019	—		—	7,218	(f)	1,506,685
	2/21/2019	—		—	12,818	(g)	2,675,629
	2/20/2020	3,214	(e)	670,890	—		—
	2/20/2020	—		—	5,975	(h)	1,247,222
	2/20/2020	—		—	11,590	(i)	2,419,297
	2/19/2021	5,093	(e)	1,063,113	—		—
	2/19/2021	—		—	5,159	(h)	1,076,890
	2/19/2021	—		—	7,912	(i)	1,651,551

CROWN CASTLE INTERNATIONAL CORP.	2022 PROXY STATEMENT

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(a)		Market Value of Shares or Units of Stock That Have Not Vested ($)(b)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)(c)		Equity Incentive Awards: Market or Payout Plan Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(d)

Christopher D. Levendos	2/21/2019	1,711	(e)	357,154	—		—
	2/21/2019	—		—	5,492	(f)	1,146,400
	2/21/2019	—		—	9,752	(g)	2,035,632
	2/20/2020	2,520	(e)	526,025	—		—
	2/20/2020	—		—	4,685	(h)	977,947
	2/20/2020	—		—	9,088	(i)	1,897,029
	12/1/2020	3,903	(j)	814,712	—		—
	2/19/2021	5,306	(e)	1,107,574	—		—
	2/19/2021	—		—	5,374	(h)	1,121,769
	2/19/2021	—		—	8,242	(i)	1,720,435

Robert C. Ackerman	2/21/2019	2,688	(e)	561,093	—		—
	2/21/2019	—		—	8,630	(f)	1,801,426
	2/21/2019	—		—	15,326	(g)	3,199,149
	2/20/2020	4,052	(e)	845,814	—		—
	2/20/2020	—		—	7,534	(h)	1,572,647
	2/20/2020	—		—	14,614	(i)	3,050,526
	2/19/2021	6,579	(e)	1,373,300	—		—
	2/19/2021	—		—	6,664	(h)	1,391,043
	2/19/2021	—		—	10,220	(i)	2,133,323

(a)Represents the outstanding and unvested portion of certain Time RSUs.
(b)Represents the market value of the outstanding and unvested Time RSUs referenced in footnote (a) above, based on the closing Common Stock price as of December 31, 2021 of $208.74 per share.
(c)Represents outstanding and unvested Performance RSUs, based on the target number of units granted. Details of the vesting parameters that are generally applicable to the Performance RSUs are discussed above at "–CD&A–Elements of Executive Compensation and Benefits–Long-Term Incentives–RSUs" in this "VIII. Executive Compensation."
(d)Represents the market value of the outstanding and unvested Performance RSUs referenced in footnote (c) above, based on the closing Common Stock price as of December 31, 2021 of $208.74 per share.
(e)Represents the outstanding and unvested Time RSU portion of the Annual RSUs granted to each of the NEOs.
(f)Represents the outstanding and unvested Relative TSR Performance RSUs granted to each of the NEOs in 2019. For such shares, the TSR rank of our Common Stock against the constituent companies of the S&P 500 Index was at the approximate 68th percentile for the three-year period ended December 31, 2021, which resulted in the vesting on February 19, 2022 of approximately 118.4% of the target number of units originally granted to each NEO.
(g)Represents the outstanding and unvested Absolute TSR Performance RSUs granted to each of the NEOs in 2019. For such shares, the annualized TSR of our Common Stock for the three-year performance period ended December 31, 2021 was approximately 25.0%, which resulted in the vesting on February 19, 2022 of 150% of the target number of units originally granted to each NEO.
(h)Represents the outstanding and unvested portion of the Relative TSR Performance RSUs granted to each of the NEOs in 2020 and 2021.
(i)Represents the outstanding and unvested portion of the Absolute TSR Performance RSUs granted to each of the NEOs in 2020 and 2021.
(j)Represents the outstanding and unvested portion of Promotion RSUs granted to Mr. Levendos in connection with his promotion to EVP & COO—Fiber in 2020.

CROWN CASTLE INTERNATIONAL CORP.	2022 PROXY STATEMENT

Option Exercises and Stock Vested in 2021
The following table provides the amount realized during 2021 by each NEO upon the vesting of RSUs. No options were exercised by any of the NEOs in 2021, and as of December 31, 2021 and the Record Date, none of the NEOs held any outstanding stock options.

	Stock Awards (a)
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Jay A. Brown	114,874	18,942,723
Daniel K. Schlanger	38,662	6,375,364
Michael J. Kavanagh	26,786	4,417,011
Kenneth J. Simon	37,802	6,233,550
Christopher D. Levendos	21,894	3,658,549
Robert C. Ackerman	38,662	6,375,364

(a)For each NEO, the amounts shown include (1) 129.3% of the target number of units covered by the 2018 Relative TSR Performance RSU grant, which portion vested on February 19, 2021 upon the Committee's certification that the Company's TSR Rank for the three-year period ended on December 31, 2020 was at the approximate 76th percentile of the S&P 500 Index constituent companies (27,896 units, 9,504 units, 6,612 units, 9,504 units, 4,751 units and 9,504 units, respectively), (2) 150% of the target number of units covered by the 2018 Absolute TSR Performance RSU grant, which portion vested on February 19, 2021 upon the Committee's certification that the Company's annualized total stock return for the three-year period ended on December 31, 2020 exceeded the maximum TSR hurdle of 16.5% (64,366 units, 21,931 units, 15,256 units, 21,931 units, 10,965 units, 21,931 units, respectively), (3) 33.34% of the 2018 Time RSU grant, which portion vested during 2021 (7,374 units, 2,513 units, 1,748 units, 2,513 units,1,257 units and 2,513 units, respectively), (4) 33.33% of the 2019 Time RSU grant, which vested during 2021 (8,601 units, 2,688 units, 1,808 units, 2,248 units, 1,710 units and 2,688 units, respectively) and (5) 33.33% of the 2020 Time RSU grant, which vested during 2021 (6,637 units, 2,026 units, 1,362 units, 1,606 units,1,260 units and 2,026 units, respectively). In addition, the amounts for Mr. Levendos include approximately 33.33% of the Promotion RSUs awarded to him on December 1, 2020, which vested during 2021 (1,951 units). The value realized on vesting is calculated using the closing market price of our Common Stock from the trading day immediately preceding the date of vesting, which was $164.90 per unit for all grants, except in the case of the Promotion RSUs for Mr. Levendos, in which case such closing market price of our Common Stock was $189.62.

CROWN CASTLE INTERNATIONAL CORP.	2022 PROXY STATEMENT

Potential Payments Upon Termination of Employment
Severance Agreements
We have entered into Severance Agreements with each of our NEOs, which provide certain benefits to and impose certain obligations on our NEOs upon termination of their employment with us. Details regarding the benefits provided under the NEOs' Severance Agreements and the potential value thereof are set forth below. Pursuant to each Severance Agreement, we are required to provide severance benefits to the NEO if such NEO's employment is terminated pursuant to a Qualifying Termination (as defined in footnote (a) to the table below). The Severance Agreements provide for enhanced severance benefits if the NEO's employment is terminated in connection with a Qualifying Termination Upon Change in Control (as defined in footnote (a) to the table below).
Upon a Qualifying Termination occurring on December 31, 2021 not during a Change in Control Period (as defined in the Severance Agreements), the NEOs would have been entitled to the following benefits:
•a lump sum severance payment equal to the sum of the officer's base salary and Annual Bonus. "Annual Bonus" is defined for purposes of each NEO's Severance Agreement as the target annual bonus for the calendar year in which the date of termination occurs;
•a prorated cash amount equal to the officer's Annual Bonus for the year in which termination occurs when and if annual incentives for the year of termination are paid to other executive officers;
•to the extent the annual incentive for the year prior to the year in which termination occurs has not been paid, a cash amount equal to the officer's prior year actual annual incentive when and if any annual incentives for the year prior to the date of termination are paid to our other executive officers;
•continued coverage under specified health and welfare benefit programs for one year;
•continued participation in the 401(k) Plan for the calendar year in which termination occurs, including our contributions based upon participation or matching (with payment of the after-tax economic equivalent if and to the extent such is not permitted under the 401(k) Plan or by applicable law); and
•immediate vesting of all stock options and continued vesting of all Restricted Stock Awards (as defined in the Severance Agreements) (including RSUs)3 for two years after termination.
In connection with a Qualifying Termination Upon Change in Control occurring on December 31, 2021, the NEOs would have been entitled to the following benefits:
•a lump sum severance payment equal to the sum of the officer's base salary and Annual Bonus multiplied by two;
•a prorated cash amount equal to the officer's Annual Bonus for the year in which termination occurs when and if annual incentives for the year of termination are paid to other executive officers;
•to the extent the annual incentive for the year prior to the year in which termination occurs has not been paid, a cash amount equal to the officer's prior year actual annual incentive when and if any annual incentives for the year prior to the date of termination are paid to our other executive officers;
•continued coverage under specified health and welfare benefit programs for two years;
•continued participation in the 401(k) Plan for the calendar year in which termination occurs, including our contributions based upon participation or matching (with payment of the after-tax economic equivalent if and to the extent such is not permitted under the 401(k) Plan or by applicable law); and
•immediate vesting of any outstanding Restricted Stock Awards, RSUs and stock options held by the officer, provided that such immediate vesting only applies to Performance Awards (as defined in the Severance Agreements) with respect to the target shares or Target Level of performance, and the officer continues to vest as to any Performance Awards in excess of such target shares or Target Level of performance following the date of termination.
Each of the Severance Agreements also has provisions that generally prohibit the officer, for a period of 12 months following the termination of such officer's employment with us, from (1) engaging in certain competitive activities in designated geographic areas and (2) soliciting our employees and our affiliates.
3 Pursuant to the Severance Agreements, "Restricted Stock Awards" include restricted stock awards, phantom stock awards and other similar equity-based incentive compensation awards granted to the NEOs, excluding stock options.

CROWN CASTLE INTERNATIONAL CORP.	2022 PROXY STATEMENT

The following table and footnotes thereto summarize the alternative termination benefits that would be payable under different termination scenarios in accordance with each NEO's Severance Agreement. The information provided assumes the NEO's termination occurred as of December 31, 2021.

Name	Termination Type(a)	Severance Amount($)(b)	Early or Continued Vesting of RSUs($)(c)	Other($)(d)	Alternative Total Employment Termination Benefits($)(e)

Jay A. Brown	Qualifying Upon Change in Control	5,562,000	54,094,480	1,818,904	61,475,384
	Qualifying	2,781,000	7,863,758	1,795,102	12,439,860
	Non-Qualifying	—	—	—	—

Daniel K. Schlanger	Qualifying Upon Change in Control	2,440,000	16,727,377	676,530	19,843,907
	Qualifying	1,220,000	2,428,715	653,415	4,302,130
	Non-Qualifying	—	—	—	—

Michael J. Kavanagh	Qualifying Upon Change in Control	2,220,000	12,409,428	621,530	15,250,958
	Qualifying	1,110,000	1,850,034	598,415	3,558,449
	Non-Qualifying	—	—	—	—

Kenneth J. Simon	Qualifying Upon Change in Control	2,364,000	13,429,073	640,926	16,433,999
	Qualifying	1,182,000	1,934,382	626,113	3,742,495
	Non-Qualifying	—	—	—	—

Christopher D. Levendos	Qualifying Upon Change in Control	1,980,000	12,257,509	561,530	14,799,039
	Qualifying	990,000	2,533,806	538,415	4,062,221
	Non-Qualifying	—	—	—	—

Robert C. Ackerman	Qualifying Upon Change in Control	2,040,000	16,727,377	576,530	19,343,907
	Qualifying	1,020,000	2,428,715	553,415	4,002,130
	Non-Qualifying	—	—	—	—

(a)    Represents the various employment termination scenarios as defined in the NEO's Severance Agreements. Generally, each of the scenarios can be described as follows:
•    A "Qualifying Termination" occurs upon (1) our termination of the executive's employment with us for any reason other than for Cause (as defined in the Severance Agreements) or disability or death, or (2) the executive's termination of employment with us within 60 days of the occurrence of an event that constitutes Good Reason (as defined in the Severance Agreements).
•    A "Non-Qualifying Termination" occurs upon any termination of the executive's employment with us other than a Qualifying Termination.
•    A "Qualifying Termination Upon Change in Control" occurs upon a Qualifying Termination of the executive within two years following a Change in Control (as defined in the Severance Agreements).
(b)    Represents the lump sum severance payment equal to the sum of the NEO's base salary and Annual Bonus multiplied by two and one for a Qualifying Termination Upon Change in Control and Qualifying Termination, respectively.
(c)    Represents the value of outstanding and unvested RSUs as of December 31, 2021 (calculated as the number of RSUs multiplied by $208.74, the closing price per share of our Common Stock on December 31, 2021) for which the vesting would be accelerated or continued without future service or performance conditions (also includes accrued dividend equivalents that would be paid upon vesting of such RSUs). Upon a Qualifying Termination Upon Change in Control, any outstanding Restricted Stock Awards (as defined in the Severance Agreements), RSUs and stock options held by the NEO immediately vest, provided that such immediate vesting only applies to Performance Awards with respect to the target shares or Target Level of performance, and the officer may, subject to and contingent upon actual performance, continue to vest as to any Performance Awards in excess of such target shares or Target Level of performance following the date of termination. Upon a Qualifying Termination that does not occur during a Change in Control Period, any outstanding Restricted Stock Awards and RSUs will continue to vest, provided that (1) such continued vesting of Performance Awards will continue to be contingent on the satisfaction of the applicable performance criteria and (2) such continued vesting of Restricted Stock Awards and RSUs terminates upon the second anniversary of such Qualifying Termination.
(d)    Other termination benefits represent the following items:
•    A prorated cash amount equal to the officer's Annual Bonus for the year of termination. The payment of a cash amount equal to the NEO's prior year annual incentive when and if any annual incentives for the year prior to the date of termination are paid to our other executive officers is permitted under the Severance Agreements but would not apply under this scenario because termination is assumed to occur as of December 31, 2021, and any prior year actual annual incentives relating to 2020 would have already been paid.
•    An estimate of the premiums paid by us for continued coverage under specified health and welfare benefit programs.
•    An estimate of our 401(k) Plan matching and profit sharing contributions for continued participation in the 401(k) Plan for 2021, the year in which termination of employment is assumed to occur under this scenario. Assuming termination of employment occurs on December 31, 2021, this amount includes our Discretionary Match and Discretionary Contribution for 2021. The Discretionary Match and the Discretionary Contribution are subject to compensation limitations of the Code; for each NEO, the amounts included above are $8,700 for the Discretionary Match and $11,600 for the Discretionary Contribution.
(e)    Represents an estimate of the total potential payments upon termination of employment that would be paid to or accrued for each NEO assuming the respective NEO's employment terminated as of December 31, 2021 under the scenarios set forth in the table.

CROWN CASTLE INTERNATIONAL CORP.	2022 PROXY STATEMENT

CEO Pay Ratio
In accordance with the Dodd-Frank Act and Item 402(u) of Regulation S-K promulgated thereunder and the related SEC guidance ("Pay Ratio Rules"), we are providing the following information about the relationship of the annual total compensation of our median employee to the annual total compensation of our CEO. We believe that the pay ratio disclosed below is a reasonable estimate calculated in a manner consistent with the Pay Ratio Rules. Due to estimates and assumptions permitted under the Pay Ratio Rules, our pay ratio disclosure may not be comparable to the pay ratio disclosure presented by other companies.

Year	CEO Annual Total Compensation	Median Employee Annual Total Compensation	Pay Ratio
2021	$14,553,510	$128,795	113:1

CEO Pay Ratio Methodology

The Pay Ratio Rules permit us to use the same median employee for three years in a row, unless we experience material changes to our employee population or compensation arrangements that would significantly affect our pay ratio disclosure. As such, we have used the same median employee for the past three years (i.e., for 2018, 2019 and 2020). For 2021, we have identified a new median employee for purposes of calculating the pay ratio disclosure. In connection with identifying our median employee for 2021, we took the following steps:

•We determined that as of December 31, 2021 ("Determination Date"), our employee population, excluding our CEO, consisted of approximately 5,000 employees, including full-time and part-time employees. No employees were excluded on the basis of geography.

•For each employee, we calculated on a consistent basis (a) the base salary in effect as of the Determination Date, (b) the annual incentive paid with respect to fiscal year 2021, (c) commissions paid during fiscal year 2021 and (d) the grant date fair value of RSUs granted during fiscal year 2021 (calculated in accordance with ASC 718). For each employee, the sum of these components of compensation was then analyzed and sorted to identify the median employee.

Once the median employee was identified, the median employee's annualized total compensation shown in the chart above was calculated using the same methodology that we used to calculate the CEO's annual total compensation as reported in the Summary Compensation Table (see "VIII. Executive Compensation—Summary Compensation Table") included in this Proxy Statement.

CROWN CASTLE INTERNATIONAL CORP.	2022 PROXY STATEMENT

IX.    AUDIT COMMITTEE MATTERS
The Board has established an Audit Committee comprised entirely of independent directors, as defined in the rules and regulations of the NYSE and SEC. Upon the recommendation of the Audit Committee and in compliance with the regulations of the NYSE, the Board has adopted an Audit Committee Charter setting forth the requirements for the composition of the Audit Committee, the qualifications of its members and the responsibilities of the Audit Committee. The Audit Committee Charter can be found under the Investors section of our website at crowncastle.com/investors/corporate-governance.
The Audit Committee has adopted procedures regarding the pre-approval of certain services which may be rendered by our Auditors. Such procedures provide that the Audit Committee should pre-approve audit and permitted non-audit services to be rendered by our Auditors. Such approval of services may be made with respect to audit, audit-related, tax and other services permitted under SEC rules that the Audit Committee believes would not otherwise impair the independence of the Auditors. Whenever practicable, estimated or budgeted fees should be pre-approved at the time the services are pre-approved. Such procedures also provide that between the regularly scheduled meetings of the Audit Committee, each member of the Audit Committee (with preference given to the Chair of the Audit Committee, if available) is authorized to pre-approve fees or engagements presented by an officer relating to audit and permitted non-audit related services of our independent registered public accountants; provided, however, the Audit Committee members in the aggregate may not approve fees and engagements exceeding $200,000 of fees, excluding any fees or engagements (1) approved by the Audit Committee or (2) regarding services relating to securities offerings of the Company and its subsidiaries ("Delegation Procedures"). At the regularly scheduled meetings of the Audit Committee, the Audit Committee is generally provided a schedule detailing any services which have been approved or utilized during the fiscal year and since the last regularly scheduled Audit Committee meeting, including any fees and engagements approved pursuant to the Delegation Procedures.
No services were provided by the independent registered public accountants in 2021 that were approved by the Audit Committee under SEC Regulation S-X Section 2-01(c)(7)(i)(C) (which addresses certain services considered de minimus approved by the Audit Committee after such services have been performed).
In addition, in accordance with regulations promulgated by the SEC, the Audit Committee has issued the following report.
Audit Committee 2021 Report

To our Stockholders:
Management of Company has the primary responsibility for preparing the Company's financial statements and implementing the Company's reporting process, including the Company's system of internal controls. The Company's independent registered public accountants are responsible for expressing an opinion on (1) the conformity of the Company's audited financial statements with accounting principles generally accepted in the United States and (2) the effectiveness of internal control over financial reporting. On behalf of the Board, the Audit Committee, among other functions, performs an oversight role relating to the Company's financial statements and accounting practices, systems of internal control, the independence and the performance of the independent registered public accountants, and the performance of the internal audit function.
In this context, the Audit Committee hereby reports as follows:
•The Audit Committee has reviewed and discussed with the Company's management the audited financial statements as of and for the year ended December 31, 2021.
•PwC represented that its presentations included the matters required to be discussed with the Audit Committee by the applicable requirements of the Public Company Accounting Oversight Board ("PCAOB") and the SEC.
•The Audit Committee has received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding PwC's communications with the Audit Committee concerning independence, and has discussed with PwC its independence.

CROWN CASTLE INTERNATIONAL CORP.	2022 PROXY STATEMENT

•Based on its review of the Company's audited financial statements and the discussions with management and PwC referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the 2021 Form 10-K.
Respectfully submitted by the Audit Committee of the Board.
AUDIT COMMITTEE

Anthony J. Melone (Chair)
Kevin A. Stephens
Lee W. Hogan
P. Robert Bartolo
Tammy K. Jones

CROWN CASTLE INTERNATIONAL CORP.	2022 PROXY STATEMENT

X.   OTHER MATTERS
Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC and the NYSE reports of ownership and changes in ownership of Common Stock and our other equity securities.

Based solely on the review of such reports filed with the SEC and written representations that no other reports were required, we believe that, during the 2021 fiscal year, our executive officers, directors and greater than 10% beneficial owners timely complied with all Section 16(a) filing requirements applicable to them, except that Mr. Levendos did not timely file one report with respect to one transaction.
Stockholder Recommendation of Director Candidates
Stockholders may recommend potential candidates for consideration by the NESG Committee by sending a written request to our Corporate Secretary. The written request must include the candidate's name, contact information, biographical information and qualifications. The request must also include the potential candidate's written consent to being named in the proxy statement as a nominee and to serving as a director if nominated and elected. The stockholder or group of stockholders making the recommendation must also disclose, with the written request, the number of securities that the stockholder or group of stockholders beneficially owns and the period of time the stockholder or group of stockholders has beneficially owned the securities. Additional information may be requested from the nominee or the stockholder by the NESG Committee from time to time. As and if determined by the NESG Committee, potential candidates must also make themselves available to be interviewed by the NESG Committee, the Board and members of our executive management.
The NESG Committee reserves the right not to have any communications with the recommending stockholder or the candidate regarding the evaluation process of the candidate or the NESG Committee's conclusions regarding such evaluation.
Stockholder Nominations and Proposals for 2023 Annual Meeting
    Proposals for Inclusion in our Proxy Statement
Stockholders wishing to have a proposal considered for inclusion in our 2023 proxy statement pursuant to Exchange Act Rule 14a-8 must submit the proposal so that our Corporate Secretary receives it at our principal executive offices located at Crown Castle International Corp., 8020 Katy Freeway, Houston, Texas 77024, Attn: Corporate Secretary no later than December [5], 2022. If the date of the 2023 Annual Meeting of Stockholders is changed by more than 30 days from the date of the 2022 Annual Meeting, the deadline for submitting proposals to be included in our 2023 proxy statement will be a reasonable time before we begin to print and mail our proxy materials for our 2023 Annual Meeting.
Stockholders wishing to have one or more director nominations considered for inclusion in our 2023 proxy statement pursuant to the proxy access right included in Section 2.10 of our By-Laws must submit written notice of the nomination or nominations, together with other information required by Section 2.10 and otherwise comply with the requirements of our By-Laws, so that our Corporate Secretary receives it at our principal executive offices no later than December [5], 2022 and not earlier than November [5], 2022. If the 2023 Annual Meeting is not held, or is advanced by more than 30 days, or is delayed by more than 90 days, from May 19, 2023 (the first anniversary date of the 2022 Annual Meeting), the nomination must be received by the Corporate Secretary not earlier than the 120th day prior to the 2023 Annual Meeting and not later than the close of business on the later of the 90th day prior to the 2023 Annual Meeting or the 10th day following the announcement of the 2023 Annual Meeting date. A copy of the applicable By-Laws provision may be obtained, without charge, upon written request to our Corporate Secretary.
    Other Proposals to be Presented at the 2023 Annual Meeting (not for Inclusion in our Proxy Statement)
Stockholders may make nominations for directors and introduce proposals or other business to be considered at the 2023 Annual Meeting (but not included in our 2023 proxy statement) provided such nominations and proposals are in accordance with Section 2.07 of our By-Laws and involve proper matters for stockholder action.

CROWN CASTLE INTERNATIONAL CORP.	2022 PROXY STATEMENT

Such stockholder nominations and proposals and other business for the 2023 Annual Meeting must be delivered not less than 90 days (February 18, 2023) nor more than 120 days (January 19, 2023) before May 19, 2023 (the first anniversary date of the 2022 Annual Meeting) to our Corporate Secretary at our principal executive offices located at Crown Castle International Corp., 8020 Katy Freeway, Houston, Texas 77024, Attn: Corporate Secretary. If the 2023 Annual Meeting is advanced by more than 30 days, or delayed by more than 90 days, from the first anniversary date of the 2022 Annual Meeting, notice of the nomination or proposal must be delivered not earlier than the 120th day prior to the 2023 Annual Meeting and not later than the close of business on the later of the 90th day prior to the 2023 Annual Meeting or the 10th day following the announcement of the 2023 Annual Meeting date. The notice of nominations for the election of directors must set forth certain information concerning the stockholder giving the notice and each nominee. A copy of the applicable By-Laws provision may be obtained, without charge, upon written request to our Corporate Secretary.
In addition to satisfying the foregoing advance notice requirements under our By-Laws, to comply with the universal proxy rules (once effective), stockholders wishing to solicit proxies in support of director nominees other than the Company's nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than February 18, 2023 and no earlier than January 19, 2023.
If the date of the 2023 Annual Meeting is advanced or delayed by more than 30 calendar days from the first anniversary of the 2022 Annual Meeting, we shall, in a timely manner, inform stockholders of such change, by including a notice, under Item 5, in our earliest possible quarterly report on Form 10-Q or current report on Form 8-K. The notice will include the new deadline for submitting proposals to be included in our 2023 proxy statement and the new date for determining whether we have received timely notice of a nomination or proposal.
Expenses Relating to this Proxy Solicitation

We will pay all expenses relating to this proxy solicitation. In addition to this solicitation by mail, our officers, directors and employees may solicit proxies by telephone or personal call without extra compensation for that activity. We also expect to reimburse banks, brokers and other persons for reasonable out-of-pocket expenses in forwarding proxy material to, and obtaining voting instructions from, beneficial owners of our stock.
Available Information

We maintain a website at crowncastle.com. Copies of the Committee charters of each of the Audit Committee, Compensation Committee and the NESG Committee, together with certain other corporate governance materials, including our Financial Code of Ethics, Corporate Governance Guidelines and Ethics Policy, can be found under the Investors section of our website at crowncastle.com/investors/corporate-governance, and such information is also available in print to any stockholder who requests it through our Corporate Secretary at the address below.
We will furnish without charge to each person whose proxy is being solicited, upon request of any such person, a copy of the 2021 Form 10-K as filed with the SEC, including the financial statements and schedules thereto, but not the exhibits. In addition, the 2021 Form 10-K is available, free of charge, on our website at crowncastle.com/investors/current10k.pdf. A request for a copy of the 2021 Form 10-K should be directed to Crown Castle International Corp., 8020 Katy Freeway, Houston, Texas 77024, Attn: Corporate Secretary. A copy of any exhibit to the 2021 Form 10-K will be forwarded following receipt of a written request with respect thereto addressed to the Corporate Secretary.
Householding of Proxy Materials

In order to reduce expenses, we are taking advantage of certain SEC rules, commonly known as "householding," that permit us to deliver, in certain cases, only one Proxy Materials Notice, 2021 Form 10-K or Proxy Statement, as applicable, to multiple stockholders sharing the same address, unless we have received contrary instructions from one or more of the stockholders. If you received a householded mailing this year and would like to have additional copies of the Proxy Materials Notice, 2021 Form 10-K or other proxy materials sent to you, or if you would like to revoke your consent to the householding of documents in the future, please call 1-866-540-7095 or write to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

CROWN CASTLE INTERNATIONAL CORP.	2022 PROXY STATEMENT

Stockholder Communications

The Board welcomes communications from our stockholders and other interested parties. Stockholders and other interested parties may send communications to the Board, to any Committee, to the non-management Directors or to any Director in particular, to: Crown Castle International Corp., 8020 Katy Freeway, Houston, Texas 77024, Attn: Corporate Secretary.

CROWN CASTLE INTERNATIONAL CORP.	2022 PROXY STATEMENT

Appendix A
CROWN CASTLE INTERNATIONAL CORP.
2022 LONG-TERM INCENTIVE PLAN

I.    PURPOSE
The purpose of the CROWN CASTLE INTERNATIONAL CORP. 2022 LONG-TERM INCENTIVE PLAN (“Plan”) is to provide a means through which CROWN CASTLE INTERNATIONAL CORP., a Delaware corporation (“Company”), and its Affiliates may attract able persons to enter the employ or to serve as Directors or Consultants of the Company and its Affiliates and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company and its Affiliates rest, and whose present and potential contributions to the Company and its Affiliates are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company and its Affiliates. A further purpose of the Plan is to provide such individuals with additional incentive and reward opportunities designed to enhance the profitable growth of the Company and its Affiliates. Accordingly, the Plan provides for granting Incentive Stock Options, Options that do not constitute Incentive Stock Options, Restricted Stock Awards, Performance Awards, Stock Appreciation Rights, Phantom Stock Awards, Stock Awards, Restricted Stock Unit Awards, or any combination of the foregoing, as is best suited to the circumstances of the particular employee, Consultant, or Director as provided herein.
II.    DEFINITIONS
The following definitions shall be applicable throughout the Plan unless specifically modified by any provision of the Plan:
a.“Affiliate” means any entity which, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity, shall mean the possession, directly or indirectly, of the power (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of the controlled entity, or (ii) to direct or cause the direction of the management and policies of the controlled entity, whether through the ownership of voting securities or by contract or otherwise.
b.“Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Performance Award, Phantom Stock Award, Stock Award or Restricted Stock Unit Award granted under the Plan.
c.“Award Agreement” means an agreement between the Company and a Participant evidencing an Award and its terms. Each Award Agreement shall designate (i) the type of Award being issued; (ii) the vesting conditions or forfeiture provisions applicable to the Award, including any applicable Performance Goals or provisions constituting a Substantial Risk of Forfeiture; (iii) transferability restrictions; (iv) any applicable rules regarding delivery of Shares under the Award; (v) subject to Section V(g) below, and to the extent applicable, provisions regarding payments of dividends or Dividend Equivalents; and (vi) any additional matters as the Committee may determine to be appropriate. The terms and provisions of each Award Agreement need not be identical. Except as otherwise provided in the Plan, subject to the consent of the Participant, the Committee may, in its sole discretion, amend an outstanding Award Agreement from time to time in any manner that is not inconsistent with the provisions of the Plan.
d.“Board” means the Board of Directors of the Company.
e.“Change of Control Value” means the amount determined in clause (i), (ii) or (iii), whichever is applicable, as follows:
i.the per Share price offered to stockholders of the Company in a Corporate Change which is a merger, consolidation, sale of assets or dissolution transaction;
ii.the price per Share offered to stockholders of the Company in any tender offer or exchange offer whereby a Corporate Change takes place; or

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iii.if a Corporate Change occurs other than pursuant to a tender or exchange offer and an Award will be cancelled by or surrendered to the Committee as a result of such transaction, the Fair Market Value per share of the Shares underlying such Award, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Award.
In the event that the consideration offered to stockholders of the Company in any transaction which results in a Corporate Change consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.
f.“Code” means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations issued by the Department of Treasury under such section.
g.“Committee” means a committee of the Board that is selected by the Board as provided in Section IV(a).
h.“Common Stock” means the common stock, par value $.01 per share, of the Company, or any security into which such Common Stock may be changed by reason of any transaction or event of the type described in Section XIII.
i.“Company” means Crown Castle International Corp., a Delaware corporation.
j.“Consultant” means any person who is not an employee or a Director and who is providing advisory or consulting services to the Company or any Affiliate.
k.“Corporate Change” means a transaction or event in which:
i.the Company is not the surviving entity in any merger or consolidation or other reorganization (or survives only as a subsidiary of an entity other than an entity that was directly or indirectly wholly owned by the Company immediately prior to such merger, consolidation or other reorganization);
ii.the Company sells, leases or exchanges all or substantially all of its assets to any other person (other than an entity that is directly or indirectly wholly owned by the Company);
iii.the Company is to be dissolved;
iv.any person, including a “group” as contemplated by Section 13(d)(3) of the 1934 Act, acquires or gains ownership or control (including, power to vote) of more than 50 percent of the outstanding shares of the Company’s voting stock (based on voting power);
v.as a result of or in connection with a contested election of Directors, the persons who were Directors of the Company before such election shall cease to constitute a majority of the Board; or
vi.the Company is party to any other corporate transaction (as defined under section 424(a) of the Code and applicable Department of Treasury regulations) that is not described in clauses (i), (ii), (iii), (iv) or (v) above.
l.“Director” means an individual elected or appointed to the Board by the stockholders of the Company or by the Board under applicable corporate law.
m.“Disability” means as determined by the Committee in its discretion exercised in good faith,
i.in the case of an Award (other than an Incentive Stock Option) that is exempt from the application of the requirements of Section 409A, a physical or mental condition of the Holder that would entitle the Holder to payment of disability income payments under the Company’s long-term disability insurance policy or plan for employees as then in effect, or in the event that the Holder is a Director or is not covered (for whatever reason) under the Company’s long-term disability insurance policy or plan for employees or in the event the Company does not maintain

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such a long-term disability insurance policy, and in the case of an Incentive Stock Option, “Disability” means a permanent and total disability as defined in section 22(e)(3) of the Code; and
ii.in the case of an Award that is not exempt from the application of the requirements of Section 409A, (1) the Holder is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (2) the Holder is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company.
A determination of Disability may be made by a physician selected or approved by the Committee and, in this respect, the Holder shall submit to an examination by such physician upon request by the Committee.
n.“Dividend Equivalent” means a payment equivalent in amount to dividends paid to the Company’s stockholders.
o.“Employee” means any individual in an employment relationship with the Company or any Affiliate. Directors who are Employees shall be considered Employees under the Plan.
p.“Entity” means a corporation, limited liability company, partnership, limited partnership or any other type of legal entity or organization.
q.“Fair Market Value” on any date means the market price of Common Stock, determined by the Committee as follows:
i.if the Common Stock is listed on one or more established stock exchanges or national market systems, including without limitation the New York Stock Exchange, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Committee) on the date of determination (or, if no closing sales price or closing bid was reported on that date on the last trading date such closing sales price or closing bid was reported), as reported by The Wall Street Journal (including through www.wsj.com) or such other source as the Committee deems reliable;
ii.if the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such stock as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported by The Wall Street Journal (including through www.wsj.com) or such other source as the Committee deems reliable; or
iii.in the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Committee in good faith.
The Committee’s determination of Fair Market Value shall be conclusive and binding on all persons.
r.“Forfeiture Restrictions” shall have the meaning assigned to such term in Section VIII(a).
s.“Holder” means the holder of an Award.
t.“Immediate Family” means, with respect to a Participant, the Participant’s spouse, children or grandchildren (including adopted children, stepchildren and grandchildren).

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u.“Incentive Stock Option” means an incentive stock option within the meaning of section 422 of the Code.
v.“1934 Act” means the Securities Exchange Act of 1934, as amended.
w.“Mature Shares” means Shares which have been held by the Holder and with respect to which any applicable forfeiture restrictions have lapsed, in each case, for at least six months.
x.“Option” means an Award (other than a SAR) granted under Section VII and includes both Incentive Stock Options to purchase Common Stock and Options that do not constitute Incentive Stock Options to purchase Common Stock.
y.“Participant” means an employee, Consultant, or Director who has been granted an Award.
z.“Performance Award” means an Award granted under Section IX.
aa.“Performance Goals” means the criteria the Committee selects for purposes of calculating payment under a Performance Award. The Performance Goals shall be designated by the Committee in its sole discretion and may be based on (i) one or more business criteria that apply to the Holder, (ii) one or more business units of the Company, or (iii) the Company as a whole, and may reference to one or more of the following: stock price (including adjustments for dividends), funds from operations, adjusted funds from operations, earnings or adjusted earnings before or after interest, taxes, depletion, depreciation or amortization, earnings per share, earnings per share growth, total stockholder return, economic value added, cash return on capitalization, increased revenue, revenue ratios (per employee or per customer), net income (before or after taxes), market share, return on equity, return on assets, return on capital, return on capital compared to cost of capital, return on capital employed, return on invested capital, return on investment, return on sales, operating or profit margins, stockholder value, net cash flow, operating income, cash flow, cash flow from operations, cost reductions or cost savings, cost ratios (per employee or per customer), expense control, sales, proceeds from dispositions, project completion time, budget goals, net cash flow before financing activities, customer growth, total capitalization, debt to total capitalization ratio, credit quality or debt ratings, dividend payout, dividend growth, production volumes or safety results, or such other events or matters as the Committee determines appropriate in its sole discretion. Performance Goals may also be based on performance relative to a peer group or index of companies. Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). The Committee, in its discretion, may adjust or modify the calculation of Performance Goals for each performance period in order to prevent the dilution or enlargement of the rights of Participants (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development; (ii) in the event of, or in connection with, any acquisition or divestiture of a portion of the Company’s business or operations; or (iii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.
bb.    “Person” means an individual or entity.
cc.    “Phantom Stock Award” means an Award granted under Section X.
dd.    “Plan” means the Crown Castle International Corp. 2022 Long-Term Incentive Plan, as amended from time to time.
ee.    “Restricted Stock Award” means an Award granted under Section VIII.
ff.    “Restricted Stock Unit Award” or “RSU Award” means an Award granted under Section XII.
gg.    “Rule 16b-3” means SEC Rule 16b-3 promulgated under the 1934 Act, as such may be amended from time to time, and any successor rule, regulation or statute fulfilling the same or a similar function.

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hh.    “Section 409A” means section 409A of the Code and other guidance promulgated by the Internal Revenue Service under Section 409A.
ii.    “Share” means a share of Common Stock.
jj.    “Stock Appreciation Right” or “SAR” means a stock appreciation right granted pursuant to Section VII.
kk.    “Stock Award” means an award granted pursuant to Section XI.
ll.    “Substantial Risk of Forfeiture” shall have the meaning ascribed to that term in Section 409A.
III.     EFFECTIVE DATE AND DURATION OF THE PLAN
The Plan shall become effective upon the date approved by the stockholders of the Company (the “Effective Date”), and no Award shall be granted under the Plan prior to such date. No Awards may be granted under the Plan after ten years from the Effective Date. The Plan shall remain in effect until all Options granted under the Plan have been exercised or expired, all Restricted Stock Awards granted under the Plan have vested or been forfeited, and all Performance Awards, Phantom Stock Awards and RSU Awards have been satisfied or expired.
IV.     ADMINISTRATION
a.Composition of Committee. The Plan shall be administered by a committee of, and appointed by, the Board that shall be comprised solely of two or more outside Directors (within the meaning of the term “Non-Employee Director” as defined in Rule 16b-3). Unless otherwise provided by the Board, the Committee shall be the Compensation Committee of the Board.
b.Powers. Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Awards under the Plan to eligible persons in such amounts and upon such terms as the Committee shall determine. Subject to the express provisions of the Plan, the Committee shall have authority, in its discretion, to determine which employees, Consultants or Directors shall receive an Award, the time or times when such Award shall be made, the type of Award that shall be made, the number of Shares to be subject to each Option, SAR, Stock Award or Restricted Stock Award, and the number of Shares subject to or the value of each Performance Award, RSU Award or Phantom Stock Award. In making such determinations, the Committee shall take into account the nature of the services rendered by the respective employees, Consultants, or Directors, their present and potential contribution to the Company’s success and such other factors as the Committee in its sole discretion shall deem relevant.
c.Additional Powers. The Committee shall have such additional powers as are delegated to it by the other provisions of the Plan. Subject to the express provisions of the Plan, this shall include the power to construe the Plan and the respective agreements executed hereunder, to prescribe rules and regulations relating to the Plan, and to determine the terms, restrictions and provisions of each Award Agreement, including such terms, restrictions and provisions as shall be requisite in the judgment of the Committee to cause designated Options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering the Plan. The Committee may specify in any Award Agreement the effect under the applicable Award of the occurrence of the death, Disability or retirement of the Participant, or the change of control of the Company. The Committee may, in its discretion and as of a date determined by the Committee, fully vest any Award, in whole or in part. The Committee may rely on the descriptions, representations, reports and estimates provided to it by the management of the Company or an Affiliate for determinations to be made pursuant to the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it shall deem expedient to carry it into effect. The determinations of the Committee on the matters referred to in this Section IV shall be conclusive.
d.Delegation of Authority. The Committee in its sole discretion and on such terms and conditions as it may provide may delegate all or any part of its authority and powers under the Plan to one or more members of the Board and/or officers of the Company; provided, however, that the Committee may not

CROWN CASTLE INTERNATIONAL CORP.	2022 PROXY STATEMENT

delegate its authority or power with respect to (i) the selection for participation in this Plan of an officer or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an Award to such an officer or person; or (ii) any Awards to a Director.
V.     SHARES SUBJECT TO THE PLAN; AWARD LIMITS; GRANT OF AWARDS
a.Number of Shares Available for Awards. Subject to adjustment as provided in Section XIII, the aggregate number of Shares that may be issued under the Plan shall be equal to the sum of (i) 10,500,000 Shares, (ii) the number of shares remaining for issuance under the Crown Castle International Corp. 2013 Long-Term Incentive Plan on the Effective Date, and (iii) any shares issued under the Crown Castle International Corp. 2013 Long-Term Incentive Plan that are the subject of an award under that plan on the Effective Date and thereafter are forfeited or terminated, expire unexercised, are settled in cash in lieu of shares of Common Stock or in a manner such that all or some of the shares of Common Stock covered by such award are not issued to the award holder, or are exchanged for an awards that does not involve shares of Common Stock (provided, however, for purposes of this clause (iii) any shares that are withheld from payment of an award to satisfy tax obligations shall be treated as issued). The Shares that are available for issuance under the Plan may be issued in any form of Award authorized under the Plan. Any Shares that are the subject of Awards under the Plan which are forfeited or terminated, expire unexercised, are settled in cash in lieu of Shares or in a manner such that all or some of the Shares covered by an Award are not issued to a Participant (including, but not limited to, Shares withheld to satisfy tax obligations on any Award other than an Option or an SAR), or are exchanged for Awards that do not involve Shares, shall again immediately become available to be issued pursuant to Awards granted under the Plan. If Shares are withheld to satisfy tax obligations with respect to an Option or an SAR, such Shares shall not again be available for issuance under the Plan. If Shares are tendered in payment of an option price of an Option or the exercise price of a SAR, such Shares shall not be available for issuance under the Plan.
b.Incentive Stock Option Award Limit. The aggregate number of Shares with respect to which Incentive Stock Options may be granted under the Plan is 1,000,000 Shares. This amount shall be subject to adjustment in accordance with the provisions of Section XIII.
c.Grant of Awards. The Committee may from time to time grant Awards to one or more employees, Consultants, or Directors determined by it to be eligible for participation in the Plan in accordance with the terms of the Plan.
d.Director Equity Retainer Awards. The Company may, from time to time, award shares of Common Stock to one or more non-employee Directors (the “Director Equity Grant”). The Committee shall designate the terms and conditions of the Director Equity Grants granted under this Section V(d), provided, however, that unless otherwise designated by the Committee, the Awards shall be fully vested on the date of grant. The Director Equity Grants shall be paid as Stock Awards on the date of grant and shall not require an Award Agreement. The aggregate Fair Market Value on the date of grant (computed in accordance with applicable financial accounting rules) of the Award issued to a non-employee Director during a calendar year shall be determined by the Committee and shall not exceed $850,000 per calendar year. As of the close of business on the date of grant, the number of Stock Awards issued to each director shall be equal to (x) the designated dollar amount of the Director Equity Grant, divided by (y) the Fair Market Value of a share of Common Stock on such day, which amount shall be rounded to the nearest whole share.
e.Substitute Awards. The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by service providers of another corporation in connection with a merger or consolidation of the service recipient corporation with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the service recipient corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances. The substitution of any outstanding stock option must satisfy the requirements of Treasury Regulation § 1.424-1 and Section 409A. Any substitute Awards granted under the Plan shall not count against the share limitations set forth in Sections V(a) and (b), nor shall such Shares subject to substitute awards again be available for grant under the Plan to the extent of any forfeiture, expiration, or cash settlement.

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f.Stock Offered. Subject to the limitations set forth in Section V(a), the stock to be offered pursuant to the grant of an Award may be authorized but unissued Common Stock or Common Stock previously issued and outstanding and reacquired by the Company. Any of such Shares which remain unissued and which are not subject to outstanding Awards at the termination of the Plan shall cease to be subject to the Plan but, until the termination of the Plan, the Company shall at all times make available a sufficient number of Shares to meet the requirements of the Plan.
g.Limitation on Dividends and Dividend Equivalents. The Committee may provide that Awards under this Plan shall earn dividends or Dividend Equivalents; provided, however, that the payment of such dividends or Dividend Equivalents shall be subject to the same vesting conditions as apply to the underlying Awards, and no portion of such dividends or Dividend Equivalents shall be paid prior to vesting or during the Forfeiture Restriction period. Prior to payment, such dividends or Dividend Equivalents shall be credited to an account maintained on the books of the Company. Any crediting of dividends or Dividend Equivalents will be subject to such terms, conditions, limitations and restrictions as the Committee may establish, from time to time, including reinvestment in additional shares of Common Stock or common share equivalents. Dividend or Dividend Equivalent rights shall be as specified in the Award Agreement, or pursuant to a resolution adopted by the Committee with respect to outstanding Awards. No dividends or Dividend Equivalents shall be paid on Options or Stock Appreciation Rights.
VI.     ELIGIBILITY
Awards may be granted only to persons who, at the time of grant, are employees, Consultants, or Directors. An Award may be granted on more than one occasion to the same person, and, subject to the limitations set forth in the Plan, such Award may include an Incentive Stock Option, an Option that is not an Incentive Stock Option, a Stock Award, a Restricted Stock Award, a Performance Award, a Phantom Stock Award, a SAR or an RSU Award or any combination thereof.
VII.     STOCK OPTIONS AND STOCK APPRECIATION RIGHTS
a.Option Period or Stock Appreciation Right Period. The term of each Option or SAR shall be as specified by the Committee at the date of grant, but shall not be exercisable more than ten years after the date of grant.
b.Limitations on Exercise of Option or Stock Appreciation Right. An Option or SAR shall be exercisable in whole or in such installments and at such times as determined by the Committee.
c.Special Limitations on Incentive Stock Options. Unless otherwise specified in an Award Agreement, Options granted pursuant to the Plan shall be Options that do not constitute Incentive Stock Options. An Incentive Stock Option may be granted only to an individual who is employed by the Company or any parent or subsidiary corporation (as defined in section 424 of the Code) at the time the Option is granted. To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds $100,000, such Incentive Stock Options shall be treated as Options which do not constitute Incentive Stock Options. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of section 422(b)(6) of the Code, unless (i) at the time such Option is granted the option price is at least 110% of the Fair Market Value of the Common Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant. An Incentive Stock Option shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable during the Participant’s lifetime only by such Participant or the Participant’s guardian or legal representative.
d.Award Agreement.
i.Each Option shall be evidenced by an Award Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve, including provisions to qualify an Incentive Stock Option under section 422 of

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the Code. Each Award Agreement shall specify the effect of termination of (1) employment, (2) the consulting or advisory relationship, or (3) membership on the Board, as applicable, on the exercisability of the Option. An Award Agreement may provide for the payment of the option price as the Committee may specify, including by the delivery of Shares.
ii.Each SAR shall be evidenced by an Award Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve. Unless otherwise set forth in an Award Agreement, upon the exercise of a SAR, a Holder shall be entitled to receive payment from the Company in an amount determined by multiplying (1) the difference between the value of a Share on the date of exercise over the grant price, by (2) the number of Shares with respect to which the SAR is exercised. The per Share grant price for a SAR shall be established on the date of grant of the SAR. At the discretion of the Committee, the payment made to a Holder upon the exercise of a SAR may be in cash, in Shares or in any combination thereof. The Committee’s determination regarding the form of payment may be set out in the applicable SAR Agreement pertaining to the grant of the SAR.
e.Restrictions on Repricing of Options or Stock Appreciation Rights. Except as provided in Section XIII, the Committee may not, without approval of the stockholders of the Company, (i) amend any outstanding Award Agreement for an Option to lower the option price (or cancel and replace any outstanding Award Agreement for an Option with a new Award Agreement having a lower option price), (ii) amend any outstanding Award Agreement for a SAR or to lower the SAR grant price (or cancel and replace any outstanding SAR with a new SAR having a lower SAR grant price), or (iii) cancel any outstanding “underwater” Option or SAR in exchange for cash. Further, the Committee may not lower an option price of an Option (or cancel and replace any outstanding Award Agreement with a new Award Agreement having a lower option price) or lower the SAR grant price (or cancel and replace any outstanding SAR with a new Award Agreement having a lower SAR grant price) to the extent that doing so would subject the Holder to additional taxes under Section 409A.
f.Option Price and Payment. The price at which a Share may be purchased upon exercise of an Option shall be determined by the Committee but, subject to adjustment as provided in Section XIII, such purchase price shall not be less than the Fair Market Value of a Share on the date such Option is granted. The Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company, as specified by the Committee. The purchase price of the Option or portion thereof shall be paid in full in the manner prescribed by the Committee. Separate stock certificates shall be issued by the Company for those Shares acquired pursuant to the exercise of an Incentive Stock Option and for those Shares acquired pursuant to the exercise of any Option that does not constitute an Incentive Stock Option, or should the Shares be represented by book or electronic entry rather than certificates, such Shares shall be accounted for separately in such book or electronic entry.
g.Method of Exercise of Option.
i.General Method of Exercise. Subject to the terms and provisions of the Plan and the applicable Award Agreement, Options may be exercised in whole or in part from time to time by the delivery of written notice in the manner designated by the Committee stating (1) that the Holder wishes to exercise such Option on the date such notice is so delivered, (2) the number of Shares with respect to which the Option is to be exercised, and (3) the address to which any certificate representing such Shares should be mailed or delivered. Except in the case of exercise by a third party broker as provided below, in order for the notice to be effective the notice must be accompanied by payment of the option price by any combination of the following: (A) cash, certified check, bank draft or postal or express money order for an amount equal to the option price under the Option, (B) an election to make a cashless exercise through a registered broker-dealer (if approved in advance by the Committee or an executive officer of the Company), or (C) any other form of payment which is acceptable to the Committee.
ii.Exercise Through Third-Party Broker. The Committee may permit a Holder to elect to pay the option price and any applicable tax withholding resulting from such exercise by authorizing a third-party broker to sell all or a portion of the Shares acquired upon exercise of the

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Option and remit to the Company a sufficient portion of the sale proceeds to pay the option price and any applicable tax withholding resulting from such exercise.
iii.Options and Stock Appreciation Rights in Substitution for Options Granted by Other Employers. Options and SARs may be granted under the Plan from time to time in substitution for options held by persons who become employees, Consultants, or Directors as a result of a merger or consolidation or other business transaction with the Company or any Affiliate. The repricing prohibitions of Sections VII(e) and XIV shall apply to substitution awards granted pursuant to this Section VII(g).
VIII.     RESTRICTED STOCK AWARDS
a.Forfeiture Restrictions To Be Established by the Committee. Shares that are the subject of a Restricted Stock Award shall be subject to restrictions on disposition by the Participant and an obligation of the Participant to forfeit and surrender the Shares to the Company under certain circumstances (“Forfeiture Restrictions”). The Forfeiture Restrictions shall be determined by the Committee in its sole discretion, and the Committee may provide that the Forfeiture Restrictions shall lapse upon (i) the attainment of one or more performance measures established by the Committee, (ii) the continued employment or service with the Company or an Affiliate for a specified period of time, or (iii) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole discretion. Each Restricted Stock Award may have different Forfeiture Restrictions, in the discretion of the Committee.
b.Other Terms and Conditions. Common Stock awarded pursuant to a Restricted Stock Award shall be represented by (i) a stock certificate registered in the name of the Participant, (ii) book or electronic entry or (iii) any other reasonable alternative form for evidencing or representing the issuance of Common Stock. Unless provided otherwise in an Award Agreement, the Participant shall have the right to vote Common Stock subject thereto and to enjoy all other stockholder rights, except that (A) the Participant shall not be entitled to delivery of a stock certificate until the Forfeiture Restrictions have lapsed, (B) the Company shall retain custody of the Common Stock until the Forfeiture Restrictions have lapsed, (C) the Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Common Stock until the Forfeiture Restrictions have lapsed, and (D) a breach of the terms and conditions established by the Committee pursuant to the Award Agreement shall cause a forfeiture of the Restricted Stock Award. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to Restricted Stock Awards, including rules pertaining to the termination of employment or service as a Consultant or Director (by retirement, disability, death or otherwise) of a Participant prior to expiration of the Forfeitures Restrictions. Such additional terms, conditions or restrictions shall be set forth in the Award Agreement made in conjunction with the Award.
c.Payment for Restricted Stock. The Committee shall determine the amount and form of any payment for Common Stock received pursuant to a Restricted Stock Award, provided that in the absence of such a determination, a Participant shall not be required to make any payment for Common Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.
IX.     PERFORMANCE AWARDS
a.Performance Awards Based Upon Satisfaction of Performance Goals. Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Performance Awards under the Plan to eligible persons in such amounts and upon such terms as the Committee shall determine. The amount of, the vesting and the transferability restrictions applicable to any Performance Award shall be based upon the attainment of such Performance Goals as the Committee may determine when a Performance Award is made.
b.Form of Payment Under Performance Award. Payment under a Performance Award shall be made in cash or Shares as specified in the Holder’s Award Agreement.
c.Certification by Committee In Connection with Payment. In connection with the payment of any compensation based on the achievement of Performance Goals, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied.

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d.Time of Payment Under Performance Award. Unless a Performance Award is structured as a current transfer of Shares subject to a risk of forfeiture in the event Performance Goals are not achieved, a Holder’s payment under a Performance Award shall be made at such time as is specified in the applicable Award Agreement. The Award Agreement shall specify that such payment will be made (i) by a date that is no later than the date that is two and one-half (2 1/2) months after the end of the calendar year in which the Performance Award payment is no longer subject to a Substantial Risk of Forfeiture or (ii) at a time that is permissible under Section 409A.
X.     PHANTOM STOCK AWARDS
a.Phantom Stock Awards. Phantom Stock Awards are rights to receive the value of Shares which vest over a period of time as established by the Committee, without satisfaction of any performance criteria or objectives. The Committee may, in its discretion, require payment or other conditions of the Participant respecting any Phantom Stock Award.
b.Award Period. The Committee shall establish, with respect to and at the time of grant of each Phantom Stock Award, a period over which the Award shall vest with respect to the Participant.
c.Awards Criteria. In determining the value of Phantom Stock Awards, the Committee shall take into account a Participant’s responsibility level, performance, potential, other Awards, and such other considerations as it deems appropriate.
d.Payment. Following the end of the vesting period for a Phantom Stock Award (or at such other time as the applicable Phantom Stock Award Agreement may provide), the holder of a Phantom Stock Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Phantom Stock Award, based on the then vested value of the Award. Payment of a Phantom Stock Award may be made in cash, Common Stock, or a combination thereof as determined by the Committee.
e.Termination of Award. A Phantom Stock Award shall terminate if the Participant does not remain continuously in the employ of the Company and its Affiliates or does not continue to perform services as a Consultant or a Director for the Company and its Affiliates at all times during the applicable vesting period, except as may be otherwise determined by the Committee.
XI.     STOCK AWARDS
a.Stock Awards. Stock Awards are rights to receive Shares, which vest immediately, without satisfaction of any performance criteria or objectives. The Committee may, in its discretion, require payment, partial payment or other conditions of the Participant respecting any Stock Award.
b.Awards Criteria. In determining the number of Shares subject to a Stock Award to be granted, the Committee may take into account a Participant’s responsibility level, performance, potential, other Awards, and such other considerations as it deems appropriate.
c.Payment. A Participant who receives a Stock Award shall be entitled to receive immediate payment of such Award in Common Stock.
XII.     RESTRICTED STOCK UNIT AWARDS
a.RSU Awards. An RSU Award shall be similar in nature to a Restricted Stock Award except that no Shares or cash shall be transferred to the Holder until the applicable vesting restrictions lapse or performance conditions have been satisfied. The amount of, and the vesting and the transferability restrictions applicable to, any RSU Award shall be determined by the Committee in its sole discretion. The Committee shall maintain a bookkeeping ledger account which reflects the number of RSUs credited under the Plan for the benefit of a Holder.
b.Form of Payment Under RSU Award. Payment under an RSU Award shall be made in cash or Shares as specified in the applicable Award Agreement.
c.Time of Payment Under RSU Award. Payment to a Holder under an RSU Award shall be made at such time as is specified in the applicable Award Agreement. The Award Agreement shall specify that

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the payment will be made (i) by a date that is no later than the date that is two and one-half (2 1/2) months after the end of the fiscal year in which the RSU Award payment is no longer subject to a Substantial Risk of Forfeiture, or (ii) at a time that is permissible under Section 409A.
XIII.    RECAPITALIZATION; REORGANIZATION AND CORPORATE CHANGES
a.No Effect on Right or Power. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s or any Affiliate’s capital structure or its business, any merger or consolidation of the Company or any Affiliate, any issue of debt or equity securities ahead of or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any Affiliate or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding, whether of a similar character or otherwise.
b.Adjustment Clause. In the event of any change in the outstanding Shares of the Company by reason of any stock dividend, split, spinoff, recapitalization, merger, consolidation, combination, extraordinary dividend, exchange of shares or other change affecting the outstanding Shares as a class without the Company’s receipt of consideration, or other equity restructuring within the meaning of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, Stock Compensation (formerly, FASB Statement 123R), adjustments shall be made by the Committee to (i) the terms, the number of Shares and/or the exercise price per Share relating to any outstanding Awards, and (ii) the share limitations set forth in Section V hereof, with such adjustments being appropriate and equitable to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be a whole number. The Committee shall also make appropriate adjustments described in the previous sentence in the event of any distribution of assets to stockholders other than a normal cash dividend. Adjustments, if any, and any determination or interpretations, made by the Committee shall be final, binding and conclusive. Conversion of any convertible securities of the Company shall be deemed to have been effected for adequate consideration. Except as expressly provided herein, no issuance by the Company of shares of any class or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award.
c.Corporate Changes. If a Corporate Change occurs, the Committee, without limitation or the consent or approval of any Participant (subject to any restrictions or limitations in an individual Award Agreement or any other written agreement entered into between the Company and a Participant), shall effect one or more of the following alternatives, as selected by the Committee in its sole discretion, which alternatives may vary among individual Participants and which may vary among Awards held by any individual Participant:
i.for any award of Options or SARs, either (A) accelerate the time at which the Options and SARs then outstanding may be exercised so that such Options or SARs may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date all unexercised Options and SARs and all rights of the Participants thereunder shall terminate; or (B) require the mandatory surrender to the Company by all or selected Participants of some or all of the outstanding Options and SARs held by such Participants (irrespective of whether such Awards are then exercisable under the provisions of the Plan or the applicable Award Agreements) as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Awards and the Company shall pay (or cause to be paid) to each Participant an amount of cash per Share equal to the excess, if any, of the Change in Control Value of the Shares subject to such Option over the exercise price(s) under such Option for such Shares or the grant date values of the SARs with respect to such Shares (provided, however, that such Awards may, in the Committee’s discretion, be cancelled for no consideration if there is no excess amount);
ii.for any Award, with respect to all or selected Participants, have some or all of their then outstanding Awards (whether vested or unvested) assumed or have a new award of a similar

CROWN CASTLE INTERNATIONAL CORP.	2022 PROXY STATEMENT

nature substituted for some or all of their then outstanding Awards under the Plan (whether vested or unvested) by an entity which is a party to the transaction resulting in such Corporate Change and which is then (or will be upon completion of the Corporate Change transaction) employing such Participant or which is (or will be upon completion of the Corporate Change transaction) affiliated or associated with such Participant in the same or a substantially similar manner as the Company prior to the Corporate Change, or a parent or subsidiary of such entity, provided that (A) such assumption or substitution is on a basis where the aggregate Fair Market Value of the Common Stock subject to the Award immediately after the assumption or substitution is equal to the aggregate Fair Market Value of all Common Stock subject to the Award immediately before such assumption or substitution, and (B) the assumed rights under such existing Award or the substituted rights under such new award, as the case may be, will have substantially the same terms and conditions as the rights under the existing Award assumed or substituted for, as the case may be;
iii.make such adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Corporate Change (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Awards then outstanding), including adjusting an Award to provide that the number and class of Shares covered by such Award shall be adjusted so that such Award shall thereafter cover securities of the surviving or acquiring corporation or other property (including cash) as determined by the Committee in its sole discretion; or
iv.except as otherwise provided in Section XV(h) or an Award Agreement, then, in addition to the foregoing provisions of this Section XIII(c), upon the occurrence of a Corporate Change, the Committee, acting in its sole discretion without the consent or approval of any Participant, may require the mandatory surrender to the Company by selected Participants of some or all of the outstanding Awards, as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Awards and the Company shall pay (or cause to be paid) to each Participant an amount of cash equal to the maximum value of such Award which, in the event the applicable performance or vesting period set forth in such Award has not been completed, shall be multiplied by a fraction, the numerator of which is the number of days during the period beginning on the first day of the applicable performance or vesting period and ending on the date of the surrender, and the denominator of which is the aggregate number of days in the applicable performance or vesting period.
d.Other Changes in the Common Stock. In the event of changes in the outstanding Common Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, split-ups, split-offs, spin-offs, exchanges or other relevant changes in capitalization or distributions to the holders of Common Stock occurring after the date of the grant of any Award and not otherwise provided for by this Section XIII, such Award and any agreement evidencing such Award shall be subject to adjustment by the Committee at its sole discretion as to the number and price of Shares or other consideration subject to such Award. In the event of any such change in the outstanding Common Stock or distribution to the holders of Common Stock, the aggregate number of Shares then available for issuance under the Plan under Section V(a) may be appropriately adjusted by the Committee, whose determination shall be conclusive.
e.Section 409A Limitations. The following provisions shall apply with respect to any action taken under this Section XIII:
i.any adjustments made to Awards that are considered “deferred compensation” within the meaning of Section 409A shall be made in compliance with the requirements of Section 409A unless the Participant consents otherwise;
ii.any adjustments made to Awards that are not considered “deferred compensation” subject to Section 409A shall be made in such a manner as to ensure that after such adjustment, the Awards either continue not to be subject to Section 409A or comply with the requirements of Section 409A unless the Participant consents otherwise; and

CROWN CASTLE INTERNATIONAL CORP.	2022 PROXY STATEMENT

iii.in any circumstance or transaction in which compensation resulting from or in respect of an Award would result in the imposition of an additional tax under Section 409A if the Plan’s definition of “Corporate Change” were to apply, but would not result in the imposition of any additional tax if the term “Corporate Change” were defined herein to mean a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5), then “Corporate Change” shall mean a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5), but only to the extent necessary to prevent such compensation from becoming subject to an additional tax under Section 409A.
f.No Adjustments Unless Otherwise Provided. Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to Awards theretofore granted or the purchase price per share, if applicable.
XIV.    AMENDMENT AND TERMINATION OF THE PLAN
The Board in its discretion may terminate the Plan at any time with respect to any Shares for which Awards have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided that no change in the Plan may be made that would impair the rights of a Participant with respect to an Award theretofore granted without the consent of the Participant, and provided, further, that the Board may not, without approval of the stockholders of the Company, (a) amend the Plan to increase the maximum aggregate number of Shares that may be issued under the Plan or change the class of individuals eligible to receive Awards under the Plan, or (b) amend or delete Section VII(e).
XV.    MISCELLANEOUS
a.No Right To An Award. Neither the adoption of the Plan nor any action of the Board or of the Committee shall be deemed to give any individual any right to be granted an Award or any other rights hereunder except as may be evidenced by an Award Agreement duly executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the performance of its obligations under any Award.
b.No Employment/Membership Rights Conferred. Nothing contained in the Plan shall (i) confer upon any employee or Consultant any right with respect to continuation of employment or of a consulting or advisory relationship with the Company or any Affiliate or (ii) interfere in any way with the right of the Company or any Affiliate to terminate his or her employment or consulting or advisory relationship at any time. Nothing contained in the Plan shall confer upon any Director any right with respect to continuation of membership on the Board.
c.Other Laws. The Company shall not be obligated to issue any Common Stock pursuant to any Award granted under the Plan at any time when the Shares covered by such Award have not been registered under the Securities Act of 1933, as amended, and such other state and federal laws, rules and regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules and regulations available for the issuance and sale of such Shares.
d.No Fractional Shares. No fractional Shares shall be delivered, nor shall any cash in lieu of fractional Shares be paid.
e.Withholding. The Company or any Affiliate shall be entitled to deduct from any other compensation payable to each Holder any sums required by federal, state, local or foreign tax law to be withheld with respect to an Award including the vesting or exercise of an Award. Alternatively, the Company or any Affiliate may require the Holder (or other person validly exercising the Award) to pay such sums for taxes directly to the Company or Affiliate in cash or by check upon the vesting or exercise.

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Alternatively, in the discretion of the Committee, the Company may reduce the number of Shares issued to the Holder upon the exercise or vesting of a Holder’s Award to satisfy the tax withholding obligations of the Company or an Affiliate. The Committee may, in its discretion, allow a Holder to use Mature Shares to satisfy the Company’s or Affiliate’s tax withholding obligations with respect to an Award. The Company shall have no obligation upon vesting or exercise of any Award until the Company or an Affiliate has received payment sufficient to satisfy the Company’s or Affiliate’s tax withholding obligations with respect to that vesting or exercise. Neither the Company nor any Affiliate shall be obligated to advise a Holder of the existence of the tax or the amount which it will be required to withhold.
f.No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any action which is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Participant, beneficiary or other person shall have any claim against the Company or any Affiliate as a result of any such action.
g.Restrictions on Transfer. An Award (other than an Incentive Stock Option, which shall be subject to the transfer restrictions set forth in Section VII(c)) shall not be transferable otherwise than (i) by will or the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order as defined by the Code, or the rules thereunder, (iii) with respect to Awards of Options which do not constitute Incentive Stock Options, if such transfer is permitted in the sole discretion of the Committee, by transfer by a Participant to a member of the Participant’s Immediate Family, to a trust solely for the benefit of the Participant and the Participant’s Immediate Family, or to a partnership or limited liability company whose only partners or stockholders are the Participant and members of the Participant’s Immediately Family, or (iv) with the consent of the Committee; provided, however, no Award shall be transferred for value without stockholder approval.
h.Compliance With Section 409A. Awards shall be designed, granted and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A. Each Award Agreement for an Award that is intended to comply with the requirements of Section 409A shall be construed and interpreted in accordance with such intention. If the Committee determines that an Award, an Award Agreement, payment, distribution, deferral election, transaction, or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken or implemented, cause a Holder to become subject to additional taxes under Section 409A, then unless the Committee specifically provides otherwise, such Award, Award Agreement, payment, distribution, deferral election, transaction or other action or arrangement shall not be given effect to the extent it causes such result and the related provisions of the Plan or Award Agreement will be deemed modified, or, if necessary, suspended in order to comply with the requirements of Section 409A to the extent determined appropriate by the Committee, in each case without the consent of or notice to the Holder. The exercisability of an Option shall not be extended to the extent that such extension would subject the Holder to additional taxes under Section 409A.
i.Restrictions. If the Committee imposes vesting or transferability restrictions on a Holder’s rights with respect to an Award, the Committee may issue such instructions to the Company’s stock transfer agent in connection therewith as it deems appropriate. The Committee may also cause the certificate for Shares issued pursuant to an Award to be imprinted with any legend which counsel for the Company considers advisable with respect to the restrictions or, should the Shares be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the Shares as counsel for the Company considers necessary or advisable to comply with applicable law.
j.Rights As a Stockholder. Subject to the terms and conditions of the Plan and the applicable Award Agreements, each Holder of an Award shall have all the rights of a stockholder with respect to Shares issued to the Holder pursuant to the Award during any period in which such issued Shares are subject to forfeiture and restrictions on transfer, including the right to vote such Shares. In no event shall a Holder have any rights of a stockholder with respect to an Award before Shares are issued to the Holder pursuant to the Award.
k.Recoupment. All Awards granted under the Plan will be subject to recoupment in accordance with any recoupment policy that the Company has adopted or adopts (i) pursuant to the requirements of

CROWN CASTLE INTERNATIONAL CORP.	2022 PROXY STATEMENT

the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law, or (ii) that otherwise imposes recoupment provisions in the event of (1) a restatement by the Company of its financial statements, or (2) misconduct that causes financial or reputational harm to the Company.
l.Persons Residing Outside of the United States. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company or any of its Affiliates operates or has employees, the Committee, in its sole discretion, shall have the power and authority to (i) determine which Affiliates shall be covered by the Plan; (ii) determine which persons employed or hired outside the United States are eligible to participate in the Plan; (iii) amend or vary the terms and provisions of the Plan and the terms and conditions of any Award granted to persons who reside outside the United States; (iv) establish subplans and modify exercise procedures and other terms and procedures to the extent such actions may be necessary or advisable (and any subplans and modifications to Plan terms and procedures established under this Section XV(l) by the Committee shall be attached to the Plan document as Appendices); and (v) take any action, before or after an Award is made, that it deems advisable to obtain or comply with any necessary local government regulatory exemptions or approvals. Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the 1934 Act, the Code, any securities law or governing statute or any other applicable law.
m.Right of Offset. The Company will have the right to offset against its obligation to deliver Shares (or other property, including cash) under the Plan or any Award Agreement any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans, repayment obligations under any Awards, or amounts repayable to the Company pursuant to tax equalization, housing, automobile or other employee programs) that the Participant then owes to the Company and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement; provided, however, that no such offset shall be permitted if it would constitute an “acceleration” of a payment hereunder within the meaning of Section 409A. This right of offset shall not be an exclusive remedy and the Company’s election not to exercise the right of offset with respect to any amount payable to a Participant shall not constitute a waiver of this right of offset with respect to any other amount payable to the Participant or any other remedy.
n.Electronic Delivery and Signatures. Any reference in an Award Agreement or the Plan to a written document includes without limitation any document delivered electronically or posted on the Company’s or an Affiliate’s intranet or other shared electronic medium controlled by the Company or an Affiliate. The Committee and any Participant may use facsimile, PDF or other electronic signatures in signing any Award or Award Agreement, in exercising any Option or Stock Appreciation Right, or in any other written document in the Plan’s administration. The Committee and each Participant are bound by facsimile, PDF and other electronic signatures, and acknowledge that the other party relies on facsimile and PDF signatures.
o.No Guarantee of Tax Treatment. Notwithstanding anything herein to the contrary, a Participant shall be solely responsible for the taxes relating to the grant or vesting of, or payment pursuant to, any Award, and none of the Company, the Board or the Committee (or any of their respective members, officers or employees) guarantees any particular tax treatment with respect to any Award.
p.Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of Texas, without regard to conflicts of laws principles thereof.
q.Interpretation. The term “including” means “including without limitation.” The term “or” means “and/or” unless clearly indicated otherwise. The term “vest” includes the lapse of restrictions on Awards, including Forfeiture Restrictions. Reference herein to a “Section” shall be to a section of the Plan unless indicated otherwise.

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Appendix B
Independence Categorical Standards
(February 21, 2018)

The board of directors (“Board”) of Crown Castle International Corp. (“Company”) has established the following guidelines to assist it in determining whether a director of the Company (“Director”) has a “material relationship” with the Company and is “independent”.

The following relationships are not “material relationships” that would impair a Director’s “independence” (“Safe Harbor Relationships”):

•Certain Prior Relationships. More than three years have elapsed since:
a)the Director was employed by the Company;
b)a Family Member (defined below) was employed by the Company as an executive officer;
c)the Director or a Family Member (in a professional capacity) was a partner with or employed by the Company’s internal or external auditor (“Auditor”) and personally worked on the Company’s audit; or
d)a present executive officer of the Company served on the compensation committee of a company which employed at the same time the Director or a Family Member as an executive officer.

•Current Employment. A Family Member is:
a)employed by the Company in a non-officer position; or
b)employed by, but is not a partner with, the Auditor and does not personally work on the Company’s audit.

•Compensation. The Director or a Family Member has received less than $120,000 during any 12-month period in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

•Business Relationships. The Director or a Family Member is or was a partner, greater than 10% shareholder, director, officer or employee of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, is less than the greater of:
a)$1 million, or
b)two percent (2%) of such other company’s consolidated gross revenues.

•Indebtedness. The Director or a Family Member is a partner, greater than 10% shareholder, director, officer or employee of a company that is indebted to the Company or to which the Company is indebted, and the total amount of each company’s indebtedness to the other is less than two percent (2%) of the total consolidated assets of such other company.

•Charitable Contributions. The Director or a Family Member is a trustee, fiduciary, director, officer or employee of a tax-exempt organization to which the Company contributes, and the Company’s contributions in any single fiscal year to that organization are less than the greater of:
a)$500,000, or
b)one percent (1%) of that organization’s total annual receipts.

•Stock Ownership. The Director owns, directly or indirectly, a significant amount of Company stock (including securities convertible into Company stock).

A “Family Member” is a Director’s spouse, parents, children, siblings, mother- and father-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone (other than domestic employees) who shares such Director’s home.

If a Director has a significant relationship with the Company that does not constitute a Safe Harbor Relationship, the determination of whether such relationship constitutes a “material relationship”, and therefore whether the director qualifies as independent, should be made by the Board based on the totality of circumstances. In addition, members of the Audit Committee are subject to additional standards relating to their independence.

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B - 1

Appendix C
Non-GAAP Financial Measures

This Proxy Statement includes presentations of Adjusted EBITDA, Adjusted Funds from Operations ("AFFO"), including per share amounts, and Funds from Operations ("FFO"), which are non-GAAP financial measures. These non-GAAP financial measures are not intended as alternative measures of operating results or cash flow from operations (as determined in accordance with Generally Accepted Accounting Principles ("GAAP")).

Our non-GAAP financial measures are presented as additional information because management believes these measures are useful indicators of the financial performance of our business. Among other things, management believes that:

•Adjusted EBITDA is useful to investors or other interested parties in evaluating our financial performance. Adjusted EBITDA is the primary measure used by management (1) to evaluate the economic productivity of our operations and (2) for purposes of making decisions about allocating resources to, and assessing the performance of, our operations. Management believes that Adjusted EBITDA helps investors or other interested parties meaningfully evaluate and compare the results of our operations (1) from period to period and (2) to our competitors, by removing the impact of our capital structure (primarily interest charges from our outstanding debt) and asset base (primarily depreciation, amortization and accretion) from our financial results. Management also believes Adjusted EBITDA is frequently used by investors or other interested parties in the evaluation of the communications infrastructure sector and other real estate investment trusts ("REITs") to measure financial performance without regard to items such as depreciation, amortization and accretion which can vary depending upon accounting methods and the book value of assets. In addition, Adjusted EBITDA is similar to the measure of current financial performance generally used in our debt covenant calculations. Adjusted EBITDA should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

•AFFO, including per share amounts, is useful to investors or other interested parties in evaluating our financial performance. Management believes that AFFO helps investors or other interested parties meaningfully evaluate our financial performance as it includes (1) the impact of our capital structure (primarily interest expense on our outstanding debt and dividends on our preferred stock (in periods where applicable)) and (2) sustaining capital expenditures, and excludes the impact of our (a) asset base (primarily depreciation, amortization and accretion) and (b) certain non-cash items, including straight-lined revenues and expenses related to fixed escalations and rent free periods. GAAP requires rental revenues and expenses related to leases that contain specified rental increases over the life of the lease to be recognized evenly over the life of the lease. In accordance with GAAP, if payment terms call for fixed escalations, or rent free periods, the revenue or expense is recognized on a straight-lined basis over the fixed, non-cancelable term of the contract. Management notes that Crown Castle uses AFFO only as a performance measure. AFFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance and should not be considered as an alternative to cash flows from operations or as residual cash flow available for discretionary investment.

•FFO is useful to investors or other interested parties in evaluating our financial performance. Management believes that FFO may be used by investors or other interested parties as a basis to compare our financial performance with that of other REITs. FFO helps investors or other interested parties meaningfully evaluate financial performance by excluding the impact of our asset base (primarily depreciation, amortization and accretion). FFO is not a key performance indicator used by Crown Castle. FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance and should not be considered as an alternative to cash flow from operations.

We define our non-GAAP financial measures as follows:

    Adjusted EBITDA. We define Adjusted EBITDA as Income (loss) from continuing operations plus restructuring charges (credits), asset write-down charges, acquisition and integration costs, depreciation, amortization and accretion, amortization of prepaid lease purchase price adjustments, interest expense and amortization of deferred financing costs, (gains) losses on retirement of long-term obligations, net (gain) loss on

CROWN CASTLE INTERNATIONAL CORP.	2022 PROXY STATEMENT

interest rate swaps, (gains) losses on foreign currency swaps, impairment of available-for-sale securities, interest income, other (income) expense, (benefit) provision for income taxes, cumulative effect of a change in accounting principle and stock-based compensation expense.

    AFFO. We define AFFO as FFO before straight-lined revenue, straight-lined expense, stock-based compensation expense, non-cash portion of tax provision, non-real estate related depreciation, amortization and accretion, amortization of non-cash interest expense, other (income) expense, (gains) losses on retirement of long-term obligations, net (gain) loss on interest rate swaps, (gains) losses on foreign currency swaps, impairment of available-for-sale securities, acquisition and integration costs, restructuring charges (credits), cumulative effect of a change in accounting principle and adjustments for noncontrolling interests, less sustaining capital expenditures.

    AFFO per share. We define AFFO per share as AFFO divided by diluted weighted-average common shares outstanding

    FFO. We define FFO as Income (loss) from continuing operations plus real estate related depreciation, amortization and accretion and asset write-down charges, less noncontrolling interest and cash paid for preferred stock dividends (in periods where applicable), and is a measure of funds from operations attributable to the Company's common stockholders.

Reconciliations of Non-GAAP Financial Measures:

Reconciliation of Historical Adjusted EBITDA:

	For the Twelve Months Ended
(in millions)	December 31, 2021	December 31, 2020
Income (loss) from continuing operations	$1,158	$1,056
Adjustments to increase (decrease) Income (loss) from continuing operations:
Asset write-down charges	21	74
Acquisition and integration costs	1	10
Depreciation, amortization and accretion	1,644	1,608
Amortization of prepaid lease purchase price adjustments	18	18
Interest expense and amortization of deferred financing costs	657	689
(Gains) losses on retirement of long-term obligations	145	95
Interest income	(1)	(2)
Other (income) expense	21	5
(Benefit) provision for income taxes	21	20
Stock-based compensation expense	131	133
Adjusted EBITDA	$3,816	$3,706

CROWN CASTLE INTERNATIONAL CORP.	2022 PROXY STATEMENT

Reconciliation of Historical FFO and AFFO:

	For the Twelve Months Ended
(in millions)	December 31, 2021	December 31, 2020
Income (loss) from continuing operations	$1,158	$1,056
Real estate related depreciation, amortization and accretion	1,593	1,555
Asset write-down charges	21	74
Dividends/distributions on preferred stock	—	(85)
FFO	$2,772	$2,600

FFO (from above)	$2,772	$2,600
Adjustments to increase (decrease) FFO:
Straight-lined revenue	(111)	(22)
Straight-lined expense	76	83
Stock-based compensation expense	131	133
Non-cash portion of tax provision	1	1
Non-real estate related depreciation, amortization and accretion	51	53
Amortization of non-cash interest expense	13	6
Other (income) expense	21	5
(Gains) losses on retirement of long-term obligations	145	95
Acquisition and integration costs	1	10
Sustaining capital expenditures	(87)	(86)
AFFO	$3,013	$2,878
Weighted-average common shares outstanding—diluted	434	425
AFFO per share	$6.95	$6.78

CROWN CASTLE INTERNATIONAL CORP.	2022 PROXY STATEMENT

Crown Castle International Corp. 8020 Katy Freeway Houston, TX 77024	Notice of Annual Meeting of Stockholders May 19, 2022 and Proxy Statement

CROWN CASTLE INTERNATIONAL CORP.	2022 PROXY STATEMENT

8020 KATY FREEWAY HOUSTON, TX 77024
VOTE BY INTERNET - www.proxyvote.com or scan the QR barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 18, 2022. If you participate in the Crown Castle International Corp. 401(k) Plan, you must vote these shares no later than 11:59 P.M. Eastern Time on May 16, 2022. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 18, 2022. If you participate in the Crown Castle International Corp. 401(k) Plan, you must vote these shares no later than 11:59 P.M. Eastern Time on May 16, 2022. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D76566-P66177-Z81776	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

CROWN CASTLE INTERNATIONAL CORP. The Board of Directors recommends you vote FOR each of the nominees in Proposal 1:
1. Election of Directors Nominees:	For	Against	Abstain
1a. P. Robert Bartolo	☐	☐	☐	The Board of Directors recommends you vote FOR Proposals 2, 3, 4 and 5:	For	Against	Abstain
1b. Jay A. Brown	☐	☐	☐	2.The ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accountants for fiscal year 2022.	☐	☐	☐
1c. Cindy Christy	☐	☐	☐
1d. Ari Q. Fitzgerald	☐	☐	☐	3.The proposal to approve the Company's 2022 Long-Term Incentive Plan.	☐	☐	☐
1e. Andrea J. Goldsmith	☐	☐	☐
1f. Tammy K. Jones	☐	☐	☐	4.The amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of common stock.	☐	☐	☐
1g. Anthony J. Melone	☐	☐	☐
1h. W. Benjamin Moreland	☐	☐	☐	5.The non-binding, advisory vote to approve the compensation of the Company's named executive officers.	☐	☐	☐
1i. Kevin A. Stephens	☐	☐	☐
1j. Matthew Thornton, III	☐	☐	☐	NOTE: The undersigned also authorizes the named proxies to vote in their discretion upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please indicate if you plan to attend this meeting.	☐	☐
	YES	NO

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions on the reverse side to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

D76567-P66177-Z81776

CROWN CASTLE INTERNATIONAL CORP. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS May 19, 2022

The undersigned hereby appoint(s) Jay A. Brown and Donald J. Reid, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Crown Castle International Corp. that the undersigned is/are entitled to vote at the Annual Meeting of Stockholders to be held on Thursday, May 19, 2022 at 9:00 a.m. Central Time at the Company’s Corporate Offices at 8020 Katy Freeway, Houston, TX 77024.

IF YOU ARE A STOCKHOLDER, THIS PROXY, WHEN PROPERLY EXECUTED AND DELIVERED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR THE BOARD OF DIRECTORS LISTED IN PROPOSAL 1 ON THE REVERSE SIDE, "FOR" EACH OF PROPOSALS 2, 3, 4 AND 5, AND IN THE DISCRETION OF THE PROXIES NAMED ABOVE ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. VOTING INSTRUCTIONS MUST BE RECEIVED BY 11:59 P.M. EASTERN TIME ON MAY 18, 2022.

IF YOU ARE A PARTICIPANT IN THE CROWN CASTLE INTERNATIONAL CORP. 401(K) PLAN (“PLAN”), THEN THE PROXY CARD, WHEN PROPERLY EXECUTED AND DELIVERED, WILL CONSTITUTE VOTING INSTRUCTIONS TO CHARLES SCHWAB BANK, AS TRUSTEE FOR THE PLAN (“TRUSTEE”), WITH RESPECT TO SHARES OF COMMON STOCK ALLOCABLE TO YOUR ACCOUNT ON MATTERS PROPERLY COMING BEFORE THE ANNUAL MEETING OF STOCKHOLDERS AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. IF YOU, AS THE PARTICIPANT IN THE PLAN, FAIL TO PROVIDE INSTRUCTIONS BY 11:59 P.M. EASTERN TIME ON MAY 16, 2022, THE INDEPENDENT FIDUCIARY FOR THE PLAN WILL INSTRUCT THE TRUSTEE TO VOTE SUCH SHARES OF COMMON STOCK IN THE SAME PROPORTION AS SHARES OF COMMON STOCK FOR WHICH VOTING INSTRUCTIONS HAVE BEEN TIMELY AND PROPERLY RECEIVED FROM OTHER PLAN PARTICIPANTS, UNLESS REQUIRED BY APPLICABLE LAW TO EXERCISE DISCRETION IN VOTING SUCH SHARES.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Continued and to be signed on reverse side